                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by Registrant      X
                       -----

Filed by a Party other than Registrant
                                       -----

Check the Appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Preliminary Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                        ELECTRONIC FAB TECHNOLOGY CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement. if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

         1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share


         2)      Aggregate number of securities to which transaction applies:
                 1,980,000

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $6.25 per share multiplied by 1,980,000 shares plus the cash portion of the consideration equal to $4,900,000

         4)      Proposed maximum aggregate value of transaction:  $17,275,000

         5)      Total fee paid:  $3,455.00

[X]      Fee paid previously with preliminary materials.*

* Fee paid by certified check together with the initial filing of preliminary materials in paper format, as permitted by Rule 14a-6(e)(2).

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
         2)  Form Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

                        ELECTRONIC FAB TECHNOLOGY CORP.
                              7251 WEST 4TH STREET
                            GREELEY, COLORADO  80634
                                 (970) 353-3100

                               FEBRUARY 11, 1997

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Electronic Fab Technology Corp. (the "Company") to be held on February 24, 1997, at 10:00 a.m. local time at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541.

         At the Special Meeting, shareholders will be asked to consider and vote upon the following matters: (i) approval of the issuance of 1,980,000 shares of the Company's Common Stock (the "Merger Proposal"), in connection with (a) the merger of Current Electronics, Inc., an Oregon corporation ("CEI"), with and into Current Merger Corp., an Oregon corporation and a wholly-owned subsidiary of the Company (the "Merger"), in exchange for such Common Stock of the Company and a cash payment of $3,370,000, subject to adjustment, and (b) the payment of $1,530,000, subject to adjustment, to the existing shareholders of Current Electronics (Washington), Inc., a Washington corporation and an affiliate of CEI ("CEWI"), in exchange for all of the outstanding capital stock of CEWI; (ii) approval of an amendment to the Company's Equity Incentive Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 325,000 to 995,000 shares (the "Employee Plan Amendment") and to make certain other changes; (iii) approval of an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Common Stock reserved for issuance thereunder from 80,000 to 160,000 shares, to provide that stock options may be granted thereunder to non-employee directors as determined by the Company's Board of Directors (the "Board") and to make certain other changes (the "Non-Employee Plan Amendment"); and (iv) transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board believes that the Merger, and the related acquisition of an affiliate of CEI, will (i) give the Company geographic proximity to a flourishing high-mix market, (ii) provide a strong complement to the Company's current management team through the integration of the strong management team of CEI into the Company, (iii) provide size, capacity, diversity of services and other strategic benefits that could lead to greater market recognition of the Company and (iv) thereby enhance the Company's revenues and growth opportunities.

         After careful consideration, the Board has approved, and recommends that the shareholders vote FOR, each of the proposals. The Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment require the approval of a majority of shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is represented. In addition, consummation of the Merger is subject to certain other conditions.

         Details of the proposals and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by shareholders.

         I HOPE THAT YOU WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN, WE REQUEST THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, OF COURSE, ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                           Sincerely,

                                           /s/ JACK CALDERON

                                           President and Chief Executive Officer

                        ELECTRONIC FAB TECHNOLOGY CORP.
                              7251 WEST 4TH STREET
                            GREELEY, COLORADO  80634
                                 (970) 353-3100

                           -------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 24, 1997

                           -------------------------

TO ALL SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Electronic Fab Technology Corp., a Colorado corporation (the "Company"), will be held on February 24, 1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541 (the "Special Meeting"), for the following purposes:

         (1) To approve the issuance of 1,980,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in connection with
(a) the merger of Current Electronics, Inc., an Oregon corporation ("CEI"), with and into Current Merger Corp., an Oregon corporation and a wholly-owned subsidiary of the Company, in exchange for such Common Stock and a cash payment of $3,370,000, subject to adjustment, and (b) the payment of $1,530,000, subject to adjustment, to the existing shareholders of Current Electronics (Washington), Inc., a Washington corporation and an affiliate of CEI ("CEWI"), in exchange for all of the outstanding capital stock of CEWI;

         (2) To approve an amendment to the Company's Equity Incentive Plan to increase the number of shares of the Common Stock reserved for issuance thereunder from 325,000 to 995,000 and to make certain other changes;

         (3) To approve an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Common Stock reserved for issuance thereunder from 80,000 to 160,000, to provide that options may be granted thereunder to non-employee directors as determined by the Board and to make certain other changes; and

         (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board has fixed the close of business on February 10, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of shareholders entitled to notice of and to vote at the Special Meeting will be open to the examination of any shareholder, for any purpose appropriate to the meeting, during ordinary business hours, for a period of ten days prior to the Special Meeting, at the principal executive offices of the Company.

                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS


                                        /s/ LLOYD A. MCCONNELL

                                        Lloyd A. McConnell
                                        Secretary
Greeley, Colorado
February 11, 1997

                       IMPORTANT--YOUR PROXY IS ENCLOSED

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING IN PERSON, WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE ASSURED AT THE MEETING, WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                        ELECTRONIC FAB TECHNOLOGY CORP.

                               -----------------

                                PROXY STATEMENT

                               -----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 24, 1997

                               -----------------

         This Proxy Statement is being furnished to the shareholders of Electronic Fab Technology Corp., a Colorado corporation ("EFTC" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Shareholders of the Company to be held on February 24, 1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541, and at any adjournment or postponement thereof (the "Special Meeting"), which is being held for the purpose of voting upon the following matters

         (i) To approve the issuance of 1,980,000 shares (the "EFTC Equity") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the rules of the National Association of Securities Dealers, Inc. (the "Merger Proposal"), in connection with (a) the merger (the "Merger") of Current Electronics, Inc., an Oregon corporation ("CEI"), with and into Current Merger Corp., an Oregon corporation and a wholly-owned subsidiary of the Company ("CMC"), in exchange for the EFTC Equity and a cash payment of $3,370,000, subject to adjustment (the "Cash Consideration"), and (b) the payment of $1,530,000, subject to adjustment, to the existing shareholders of Current Electronics (Washington), Inc., a Washington corporation and an affiliate of CEI ("CEWI"), in exchange for all of the outstanding capital stock of CEWI (the "Acquisition");

         (ii) To approve an amendment to the Company's Equity Incentive Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 325,000 to 995,000 and to make certain other changes (the "Employee Plan Amendment");

         (iii) To approve an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 80,000 to 160,000, to provide that options may be granted thereunder to non-employee directors as determined by the Board and to make certain other changes (the "Non-Employee Plan Amendment"); and

         (iv) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         On February 10, 1997, the record date for the determination of the holders of Common Stock entitled to vote at the Special Meeting (the "Record Date"), there were approximately 255 holders of record of the Common Stock.

         A copy of the Agreement and Plan of Merger, among the Company, CMC and CEI, dated as of January 15, 1997 (the "Merger Agreement"), is attached to this Proxy Statement as Appendix A.

         The Merger Agreement provides for, among other things: (i) the merger of CEI into CMC, and (ii) the Company's payment of the cash consideration and issuance of the EFTC Equity to CEI's current shareholders. See "THE MERGER PROPOSAL" and "DESCRIPTION OF THE MERGER AGREEMENT."

         The Employee Plan Amendment provides for, among other things, an increase in the number of shares of the Company's Common Stock reserved for issuance thereunder from 325,000 to 995,000. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT."

         The Non-Employee Plan Amendment provides for, among other things, an increase in the number of shares of the Company's Common Stock reserved for issuance thereunder from 80,000 to 160,000, provides that options may be granted thereunder to non-employee directors of the Company in such amounts, and at such times, as may be determined by the Board in its discretion and provides for certain other changes. See "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT".

         This Proxy Statement is being mailed to shareholders on or about February 12, 1997. The Board has fixed the close of business on February 10, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting (the "Record Date"). The only outstanding stock of the Company is the Common Stock, of which 3,944,760 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote.

         The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is present, is required to approve the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment.

         As of January 17, 1997, the executive officers and directors of the Company were the record owners of an aggregate of 1,868,220 shares of the Common Stock (or 47% of the total number of shares outstanding). The Company has been informed that all such shares will be voted in favor of the proposals at the Special Meeting. See "SECURITY OWNERSHIP." Accordingly, the Company anticipates that the attendance in person or by proxy of not more than 117,989 shares (or 3% of the total number of shares outstanding) will be required at the Special Meeting to constitute a quorum to approve the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment.

         The Company's executive offices are located at 7251 West 4th Street, Greeley, Colorado 80634 (telephone (970) 353-3100).

         BY UNANIMOUS VOTE THE BOARD HAS DETERMINED THAT THE ACQUISITIONS OF CEI AND CEWI ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD HAS APPROVED THE MERGER AGREEMENT, THE ISSUANCE OF THE EFTC EQUITY, THE EMPLOYEE PLAN AMENDMENT AND THE NON-EMPLOYEE PLAN AMENDMENT. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL, THE EMPLOYEE PLAN AMENDMENT AND THE NON-EMPLOYEE PLAN AMENDMENT.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF. See "THE SPECIAL MEETING--Revocability of Proxies."

                                ----------------

             The date of this Proxy Statement is February 11, 1997.

                               TABLE OF CONTENTS


                                                                                                                     Page
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         The Merger Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Certain Matters to be Considered by Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Change of the Company's Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         CEI Shareholder Voting Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Additional Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Employee Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Non-Employee Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Selected Historical Financial Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Unaudited Selected Pro Forma Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Cautionary Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Date, Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         The Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Purpose of the Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Quorum and Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Cost of Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         CEI and CEWI Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

THE COMPANIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Electronic Fab Technology Corp.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Current Electronics, Inc. and Current Electronics (Washington), Inc. . . . . . . . . . . . . . . . . . . . .  18

THE MERGER PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Description of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Description of the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Transactions to Occur Concurrently . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         History and Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Reasons for the Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Financing for the Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Common Stock Held by Directors and Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Tax and Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

DESCRIPTION OF THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Change of the Company's Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         CEI Shareholder Voting Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

DESCRIPTION OF THE RELATED AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         The Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         The Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         The Indemnification Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Capitalization of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Challenges of Business Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Current Electronics, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

RECOMMENDATION OF THE BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Reasons for the Proposed Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Description of the Employee Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Reasons for the Proposed Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Description of the Non-Employee Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECURITY OWNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Options Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Option Exercises and Year End Option Values  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Directors' Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

COMPANY COMMON STOCK INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by the more detailed information contained in the Proxy Statement and the Appendices hereto. Capitalized terms used and not defined in the following summary have the meanings set forth on the cover or as otherwise provided. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY. The following summary discussion and other information contained in this Proxy Statement contains forward looking statements that involve known and unknown risks. See "INTRODUCTION--Cautionary Statement" for a discussion of certain risks and their potential impact on the forward looking statements contained herein.

THE COMPANIES

         Electronic Fab Technology Corp. The Company, formed in 1981, is an independent provider of high-mix electronic manufacturing services to original equipment manufacturers ("OEMs") in the medical, instrumentation and high-end data storage industries, as well as certain segments of the communications market. The Company operates two manufacturing facilities totaling 100,000 square feet in Greeley, Colorado and employs approximately 398 people. The principal executive offices of the Company are located at 7251 West 4th Street, Greeley, Colorado 80634.

         Current Electronics, Inc. and Current Electronics (Washington), Inc. CEI, formed in 1983, and CEWI, formed in 1994, are related, closely-held companies. CEI and CEWI are affiliates. Charles Hewitson, Gregory Hewitson and Matthew Hewitson (together, the "Principal CEI Shareholders") each own 9,416 shares of Common Stock, par value $.01 per share (the "CEI Stock"), of CEI, equaling in the aggregate approximately 94.2% of the outstanding CEI Stock. Mrs. Charles Hewitson, Mrs. Gregory Hewitson and Mrs. Matthew Hewitson (together, the "CEWI Shareholders") each own 100 shares of the outstanding Common Stock, par value $.01 per share (the "CEWI Stock"), of CEWI, representing in the aggregate 100% of the outstanding CEWI Stock. In connection with and subject to the approval and completion of the Merger, the Company has entered into a Share Purchase Agreement with the shareholders of CEWI, dated as of January 15, 1997 (the "Purchase Agreement"). CEI and CEWI (together, the "CE Companies") are independent providers of manufacturing services, cables and wire harnesses to OEMs primarily in the aerospace/avionics, instrumentation, telecommunications and computer peripherals industries. CEI operates a campus including manufacturing facilities comprising 47,000 square feet in Newberg, Oregon and employs approximately 290 people. CEWI operates a 20,000 square feet manufacturing facility in Moses Lake, Washington, and employs approximately 50 people. The principal executive offices of CEI are located at 125 South Elliott Road, Newberg, Oregon 97132.

THE SPECIAL MEETING

         Date, Time and Place of Special Meeting. The Special Meeting will be held on February 24, 1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541.

         Purpose. The Special Meeting will be held to consider and act upon the following proposals: (i) to approve the issuance of the EFTC Equity in connection with the Merger and the related Acquisition; (ii) to approve the Employee Plan Amendment; (iii) to approve the Non-Employee Plan Amendment; and
(iv) to transact such other business as may properly come before the Special Meeting. See "THE MERGER PROPOSAL;" "DESCRIPTION OF THE MERGER AGREEMENT;" "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT;" and "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT."

         Record Date; Shares Outstanding and Entitled to Vote. The record date for determining the holders of the Common Stock of the Company entitled to vote at the Special Meeting was February 10, 1997 (the "Record Date"). As of the Record Date 3,944,760 shares of the Common Stock of the Company were issued and outstanding and entitled to vote. As of such date, the executive officers and directors of the Company held approximately 47% of the outstanding Common Stock.

         Vote Required for Approval. The affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy, assuming a quorum is present, is required to approve the Merger Proposal, the Employee Plan

Amendment and the Non-Employee Plan Amendment. Because the executive officers and directors of the Company have indicated their intention to vote in favor of the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment, the Company expects that the presence in person or by proxy of not more than 3% of the outstanding shares held by other shareholders will be necessary to constitute a quorum and thereby ensure approval such proposals. See "THE SPECIAL MEETING--Quorum and Voting."

THE MERGER PROPOSAL

         Reasons for the Merger and the Acquisition. The Board and management of the Company have identified significant benefits of the transactions, including: (i) adding additional manufacturing facility locations (multi-siting) with strategic proximity to significant high-mix electronics manufacturing markets; (ii) creating the opportunity for better allocation and use of manufacturing assets, for example, by allocating projects among manufacturing facilities to avoid over or under use of any particular facility;
(iii) expanding the range of manufacturing services the Company can offer, which is expected to expand marketing opportunities in the Pacific Northwest; and (iv) increasing the Company's size and capacity, which is expected to lead to greater market recognition of the Company. The Board and management of the Company also believe that the CE Companies' management team will represent a strong complement to the Company's management team and that the combined companies will have greater marketing potential while reducing the Company's and the CE Companies' corporate and regional selling, general and administrative costs. See "THE MERGER PROPOSAL--Reasons for the Transactions."

         Although there can be no assurance of the future performance, based on the foregoing, and on certain economies of scale and operational efficiencies that the management of the Company hopes to achieve, the Board believes that the Merger and the Acquisition will provide enhanced long-term value for the Company's shareholders. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company" and "RECOMMENDATION OF THE BOARD OF DIRECTORS."

         Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL. The Board considered a number of factors in reaching its conclusion to recommend approval by the shareholders of the Merger Proposal, including historical and pro forma financial information of the CE Companies and the Company contained in this Proxy Statement. See "RECOMMENDATION OF THE BOARD OF DIRECTORS."

CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS

         Significant Ownership of Common Stock by Management. See "SECURITY OWNERSHIP."

         Dilution. The issuance of the EFTC Equity will cause a proportional dilution in the voting rights of the existing shareholders of the Company. The issuance of the EFTC Equity will result in a dilution in net book value per share for the Company's existing shareholders. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Dilution" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

         Capitalization of the Company. After the Merger and the Acquisition, the Company will have approximately $8.3 million in long-term debt outstanding and stockholders' equity of approximately $19.3 million. The Company's management believes this to be a reasonable amount of indebtedness in light of the size and nature of operations of the Company and the CE Companies. There are, however, no limitations on the Company's or the CE Companies ability to incur additional indebtedness in the future. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Capitalization of the Company" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

         Challenges of Business Integration. Consummation of the Merger and the subsequent integration of the operations of the Company and the CE Companies will require substantial attention of management and effort by employees throughout the Company and the CE Companies. There is no assurance that such efforts will successfully achieve the anticipated benefits of the Merger and related transactions. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS-- Challenges of Business Integration."

THE MERGER AGREEMENT

         The Merger Agreement provides for the merger of CEI into CMC, a wholly owned subsidiary of the Company, with CMC being the surviving corporation. As a result of the Merger, the Company will issue the EFTC Equity, representing approximately 33.4% of the then outstanding Common Stock of the Company, to the Principal CEI Shareholders. The Principal CEI Shareholders currently do not own any shares of the Company's Common Stock. The Merger will become effective at the time when the articles of merger are filed with the Secretary of State of Oregon or at such later time that the parties agree and is designated in such articles of merger (the "Effective Time"). It is anticipated that if the Merger Agreement is approved at the Special Meeting and all other conditions have been fulfilled or waived, the Effective Time will occur as soon as practicable thereafter. At the Effective Time, the shares of CEI Common Stock held by the Principal CEI Shareholders will be converted into the right to receive the EFTC Equity and cash and the shares of CEI Common Stock held by the other holders of CEI Common Stock will be converted into the right to receive cash. The aggregate consideration to be received by all holders of CEI Common Stock (the "Merger Consideration") is $3,370,000, subject to adjustment as provided in the Merger Agreement, and the EFTC Equity. The number of shares of the Company's Common Stock representing the EFTC Equity, 1,980,000 shares, is fixed, subject to adjustments to reflect stock splits, stock dividends, subdivisions, reclassifications, combinations, exchanges, reorganizations, recapitalizations and similar transactions affecting the Company's Common Stock or the CEI Common Stock. See "DESCRIPTION OF THE MERGER AGREEMENT -- The Merger Agreement -- General; Effective Time" and "-- Merger Consideration."

         Conditions to the Merger. The obligations of the Company and CEI to consummate the Merger are subject to the satisfaction or waiver of several conditions, including the approval of the Merger Proposal by the requisite vote of the shareholders of the Company, the approval of the Merger Agreement and the Merger by the shareholders of CEI, the simultaneous closing of the Acquisition, as well as other usual and customary conditions for similar transactions. In addition, the obligation of the Company to consummate the Merger is subject to the performance by the Principal CEI Shareholders of, and their compliance with, the voting arrangement entered into in connection with the Merger Agreement and the execution and delivery by the Principal CEI Shareholders and the CEWI Shareholders, as the case may be, of the Registration Rights Agreement, the Indemnification Agreement, the Consulting Agreements and a letter concerning certain tax matters. In addition, the obligation of CEI to consummate the Merger is subject to the termination of certain guaranties given by the Principal CEI Shareholders to Wells Fargo Bank or the release of the Principal CEI Shareholders from all liability thereunder, the execution and delivery by the Company of the Registration Rights Agreement and the grant of employee stock options with respect to the Company's Common Stock to certain members of CEI's management. See "DESCRIPTION OF THE MERGER AGREEMENT --The Merger Agreement--Conditions to the Merger" and "--CEI Shareholder Voting Arrangements."

         Covenants. Under the Merger Agreement, CEI has agreed to carry on its business in the usual, regular and ordinary course and do certain other things so as not to impair the goodwill of its ongoing business. CEI also has agreed, except as contemplated by the Merger Agreement or consented to by the Company, not to amend its articles of incorporation or bylaws; adopt, accelerate, amend or change any employee or director stock option plan; enter into or amend certain material agreements; or take certain other actions. The Merger Agreement also provides that CEI, subject to its board of directors' fiduciary duties, will not directly or indirectly solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of, or business combination with, CEI or participate in any negotiation, furnish information or otherwise cooperate in any attempt to do the foregoing. See "DESCRIPTION OF THE MERGER AGREEMENT--The Merger Agreement--Covenants" and "--No Solicitation."

         Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the Company's or CEI's shareholders: (i) by mutual consent of the Company and CEI; (ii) by either the Company or CEI, if, without fault of the terminating party, the Closing does not occur on or before April 30, 1997 or such later date as agreed by the parties; (iii) by the Company or CEI, if the notifying party is not obligated to close due to the failure of any of its conditions to close; or (iv) by either the Company or CEI, if the other party breaches its representations, warranties or obligations under the Merger Agreement in a material respect and the breach continues for ten days after notice of breach. See "DESCRIPTION OF THE MERGER AGREEMENT--The Merger Agreement--Termination."

CHANGE OF THE COMPANY'S BOARD

         Pursuant to the Merger Agreement and as of the Effective Time, the Board will (i) increase the number of the Company's directors from 11 to 14 and
(ii) nominate and appoint Mr. Gregory Hewitson as an additional Class I director to hold office until the 1998 Annual Meeting of the Company's shareholders, Mr. Matthew Hewitson as an additional Class II director to hold office until the 1999 Annual Meeting of the Company's shareholders, and Mr. Charles Hewitson as an additional Class III director to hold office until the 1997 Annual Meeting of the Company's shareholders. There will be no obligation of the Company under the Merger Agreement to nominate any CEI or CEWI representatives after such terms expire. See "DESCRIPTION OF THE MERGER AGREEMENT--Change of the Company's Board."

CEI SHAREHOLDER VOTING ARRANGEMENTS

         The Principal CEI Shareholders have agreed with the Company that they will give their consent with respect to or vote their shares of CEI Common Stock to approve the Merger Agreement and the Merger. Because the shares of CEI Stock owned by the Principal CEI Shareholders represent 94.2% of the outstanding shares of CEI Stock, approval of the Merger Agreement and the Merger by the shareholders of CEI is assured. See "DESCRIPTION OF THE MERGER AGREEMENT--CEI Shareholder Voting Arrangements."

RELATED AGREEMENTS

         The Purchase Agreement. If the Acquisition is approved, the Company, simultaneously with the consummation of the Merger, will purchase from the shareholders of CEWI (the "CEWI Shareholders") all of the outstanding shares of CEWI Stock for $1,530,000 in cash (subject to adjustments as provided in the Purchase Agreement). See "DESCRIPTION OF THE RELATED AGREEMENTS--The Purchase Agreement."

         The Registration Rights Agreement. The Company's Common Stock to be delivered to the Principal CEI Shareholders will not be registered under the Securities Act. The Company will grant demand and piggyback registration rights with respect to the Company's Common Stock issued to the Principal CEI Shareholders pursuant to the Registration Rights Agreement. See "DESCRIPTION OF THE RELATED AGREEMENTS--The Registration Rights Agreement."

         Employment Matters. At the Effective Time, the Company will enter into five-year consulting agreements with each of the Principal CEI Shareholders and offer employment for one year to certain members of CEI's management. In connection with the Merger, CEI will pay bonuses, which are not to exceed $180,000, to certain members of its management and the Company will grant certain members of CEI's management employee stock options in the Company's Common Stock. CEI and the CEWI Shareholders have agreed to cause the employment arrangements of persons related to the Principal CEI Shareholders or the CEWI Shareholders to be terminated (other than the employment of Christie Hewitson, which is to continue) as of the Effective Time and without liability to CEI or CEWI. See "DESCRIPTION OF THE RELATED AGREEMENTS-- Employment Matters."

         The Indemnification Agreement. The Principal CEI Shareholders and the CEWI Shareholders will indemnify the Company with respect to breaches of covenants and representations and warranties in the Merger Agreement and the Purchase Agreement within specified dollar limits. See "DESCRIPTION OF THE RELATED AGREEMENTS--The Indemnification Agreement."

ADDITIONAL MATTERS

         Regulatory Matters. The Company is not aware of any federal or state approvals that must be obtained in order to consummate the Merger or the Acquisition.

         Dissenters' Rights. The shareholders of the Company will not have dissenters' rights in connection with the transactions contemplated by the Merger Agreement or the Purchase Agreement. See "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS."

         Accounting Treatment. The Merger will be accounted for as a purchase of CEI by the Company. See "THE MERGER PROPOSAL--Tax and Accounting Treatment."

         Tax Consequences to the Shareholders of the Company. The consummation of the transactions set forth in the Merger Agreement will not result in a taxable event to the shareholders of the Company. See "FEDERAL INCOME TAX CONSEQUENCES."

         Last Sale Price of Company Common Stock Prior to Announcement. The last sale price for the Company's Common Stock on December 17, 1996, which was the last trading day prior to the announcement of the letter of intent describing the Merger and the Acquisition, as proposed, was $3.375 as reported by the Nasdaq National Market.

EMPLOYEE PLAN AMENDMENT

         Increase in the Number of Shares Reserved. The Employee Plan Amendment would increase the aggregate number of shares of the Common Stock reserved for issuance under such Plan from 325,000 to 995,000. The Amendment would also permit certain shares of Common Stock that are forfeited or used to pay tax withholding on the option exercise price to again be used for the grant of awards under such Plan. This Amendment is being proposed to facilitate the achievement of the goals of the Employee Plan taking into account the Merger and the Acquisition and the increased number of executives who may become eligible for grants under the Employee Plan. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT."

         Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE EMPLOYEE PLAN AMENDMENT. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT."

NON-EMPLOYEE PLAN AMENDMENT

         Increase in the Number of Shares Reserved. The Non-Employee Plan Amendment would increase the aggregate number of shares of the Common Stock reserved for issuance under such Plan from 80,000 to 160,000. The Amendment would also permit shares of Common Stock that are used to pay the option exercise price to again be used to make awards under such Plan. This Amendment is being proposed to take into account the effects of the Merger and the Acquisition and the increased number of non-employee directors who may become eligible for grants under the Plan.

         Grant of Options at the Discretion of the Board. The Amendment would also change the Plan from a "formula" plan that automatically grants options to directors at specified times to a plan that will provide discretion to the full Board to grant options to non-employee directors of the Company at such times, and in such amounts, as the Board determines. Recent changes to the rules and regulations of the Securities and Exchange Commission no longer require "formula" stock option plans for non-employee directors and the Company believes that the greater flexibility inherent in discretionary grants will enable the Company to better achieve the objectives of the Plan, namely the closer alignment of the interests of non-employee directors of the Company with the shareholders of the Company. See "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT."

         Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE NON-EMPLOYEE PLAN AMENDMENT. See "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT".

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following tables present for the Company and the CE Companies, on a historical basis, selected financial data and unaudited pro forma financial data reflecting the issuance of the EFTC Equity and payment of an aggregate of $4,900,000 in cash as contemplated by the Merger Agreement and the Purchase Agreement. The pro forma balance sheet data assumes the Merger and the Acquisition were consummated on September 30, 1996, and the pro forma operating data assumes the Merger and the Acquisition were consummated on January 1, 1995. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

SELECTED HISTORICAL FINANCIAL DATA

         The following selected historical financial data of the Company and the CE Companies has been derived from the companies' respective historical financial statements and should be read in conjunction with such financial statements and the notes thereto and the companies' respective "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. The selected historical financial information of the Company as of September 30, 1996 and 1995 and for the nine months then ended have been derived from unaudited financial statements, but in the Company's opinion reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of the Company's financial condition and results of operations as of and for the periods then ended. The selected historical financial information of the CE Companies as of September 30, 1994, 1993 and 1992 and for the years then ended have been derived from unaudited financial statements, but in the CE Companies' opinion reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of the CE Companies' financial condition and results of operations as of and for the periods then ended. The results of operations of the Company for the interim period ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year. Historical information for certain periods are derived from financial statements not included in or incorporated herein by reference.

                        ELECTRONIC FAB TECHNOLOGY CORP.
                       SELECTED HISTORICAL FINANCIAL DATA
                 (Dollars in thousands, except per share data)

                                      Nine Months Ended
                                         September 30,                         Year Ended December 31,
                                    ----------------------   -----------------------------------------------------------
                                      1996 (1)      1995        1995        1994        1993         1992         1991
                                    ----------   ---------   ---------   ---------    --------     --------     --------
 RESULTS OF OPERATIONS DATA:
 Net sales . . . . . . . . . . . . . . $44,576     $36,140     $49,220      $52,542     $29,817       $17,294    $16,633
 Operating income (loss)   . . . . . .  (2,229)        528         802        3,024       2,286           713        831
 Income (loss) before income            (2,596)        336         481        2,958       2,037           494        594
 taxes . . . . . . . . . . . . . . . .
 Net income (loss) . . . . . . . . . .  (1,676)        212         354        1,917       1,301           320        391
 Earnings (loss) per common share. . .  ($0.42)      $0.05       $0.09        $0.53       $0.52         $0.13      $0.16
 Cash dividends per common share . . .      --          --          --           --          --            --         --

                                         September 30,                               December 31,
                                    ----------------------   -----------------------------------------------------------
 BALANCE SHEET DATA:                 1996 (1)       1995        1995      1994 (2)      1993         1992        1991
                                    ----------   ---------   ---------   ---------    --------     --------     --------
 Total assets  . . . . . . . . .        23,730      25,479      24,984       23,479      11,172         6,703      5,385
 Long-term debt  . . . . . . . .         2,890       3,060       3,060        3,230       2,539         2,736      1,801
 Stockholders' equity  . . . . .        13,839      15,367      15,509       14,989       3,547         2,090      1,920

__________

(1) As part of a corporate restructuring, the Company expensed $2.1 million in the third quarter of 1996. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."
(2) The Company received net proceeds of $9.3 million from its initial public offering in March 1994.

                                THE CE COMPANIES
                  SELECTED HISTORICAL COMBINED FINANCIAL DATA
                 (Dollars  in Thousands, except per share data)


                                                                               Year Ended September 30,
                                                          --------------------------------------------------------------
                                                             1996          1995        1994          1993        1992
                                                          ----------    --------    ----------    ---------   ----------
                                                                                                (unaudited)
                                                                                   -------------------------------------
 RESULTS OF OPERATIONS DATA:
 Net sales . . . . . . . . . . . . . . .                       $32,520   $17,170        $11,067      $8,231       $6,475
 Operating income  . . . . . . . . . . .                         2,652     1,721            658       1,001          224
 Income before income taxes  . . . . . .                         2,560     1,627            605         951          203
 Net income  . . . . . . . . . . . . . .                         1,806     1,146            401         559          129
 Earnings per common share . . . . . . .                         59.60     37.82          13.29       18.63         4.30
 Cash dividends per common share (1) . .                            --        --             --          --           --

                                                                                   September 30,
                                                          --------------------------------------------------------------
                                                             1996          1995        1994          1993        1992
                                                          ---------     --------    ---------     ---------   ----------
                                                                                                (unaudited)
                                                                                   -------------------------------------
 BALANCE SHEET DATA:
 Total assets  . . . . . . . . . . . . .                        $8,923    $5,889         $3,595      $3,049       $1,708
 Long-term debt, excluding current
 portion . . . . . . . . . . . . . . . .                           978       816            809         873          160
 Stockholders' equity  . . . . . . . . .                         4,322     2,755          1,684       1,250          718

__________

(1) CEI has paid no cash dividends. CEWI, an S corporation, paid cash dividends of $240,000 and $75,000 for the years ended September 30, 1996 and 1995, respectively. Cash dividends per common share is not presented as it is not considered meaningful.

UNAUDITED SELECTED PRO FORMA FINANCIAL DATA

         The unaudited selected pro forma financial information of the combined company is derived from the unaudited pro forma condensed financial information which gives effect to the consummation of the Merger and the Acquisition, and should be read in conjunction with such unaudited pro forma condensed financial information and notes thereto, which are included elsewhere in this Proxy Statement.

                                                                  Nine Months Ended             Year Ended
                                                                  September 30, 1996         December 31, 1995
                                                                  ------------------         ------------------
                                                                  (Dollars in Thousands, except per share data)
 PRO FORMA OPERATING DATA:
 Net Sales                                                                   $68,926                  $66,390
 Operating income (loss)                                                        (395)                   2,346
 Net income (loss)                                                              (761)                     890

 Earnings (loss) per common share                                             ($0.13)                   $0.15
 Weighted average common and common equivalent shares
 outstanding                                                                   5,948                    5,942

                                                                                      As of
                                                                               September 30, 1996
                                                                             ----------------------
                                                                             (Dollars in Thousands)
 PRO FORMA BALANCE SHEET DATA:
 Total assets                                                                         $38,676
 Long-term liabilities                                                                  8,268
 Stockholders' equity                                                                  19,284


                                                               September 30, 1996        December 31, 1995
                                                               ------------------        -----------------
 BOOK VALUE PER COMMON SHARE: (1)
 Historical:
       EFTC                                                            $3.51                    $3.94
      The CE Companies (3)                                           $142.63                   $90.93 (2)
 Pro forma combined company                                            $3.26                    $3.54 (2)

__________

(1) Historical book value per share is computed by dividing stockholders' equity by the number of common shares outstanding at the end of each period. Pro forma book value per common share is computed by dividing pro forma stockholders' equity by the pro forma number of shares which would have been outstanding had the Merger and Acquisition been consummated as of each balance sheet date.
(2) The CE Companies' book value per common share has been derived from the September 30, 1995 audited financial statements.
(3) Historical book value per common share for the CE Companies gives retroactive effect to a 100 for one common stock split for CEI in December 1996.

                                  INTRODUCTION

         This Proxy Statement is provided to the shareholders of the Company in connection with the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held on the date and at the time and location, and will be held to consider the matters set forth under the caption "THE SPECIAL MEETING." The Board is soliciting proxies hereby for use at the Special Meeting. A form of Proxy is being provided to the shareholders of the Company with this Proxy Statement. For information with respect to the execution and revocation of proxies, see "THE SPECIAL MEETING--Revocability of Proxies."

CAUTIONARY STATEMENT

         Certain statements in this Proxy Statement, including statements contained in the Summary, and under the captions "THE COMPANIES," "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS," "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and elsewhere in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements of the Company and the CE Companies to differ materially from any future results, performance or achievements expressed or implied by such forward looking statements. Important factors that could cause such difference include, but are not limited to, changes in economic or business conditions in general or affecting the electronic products industry, changes in the use of outsourcing by OEMs, increased material prices and service competition within the contract manufacturing industry, changes in the competitive environment in which the Company operates, the continued growth of the industries targeted by the Company, changes in the Company's management information needs, changes in customer needs and expectations and the Company's ability to keep pace with technological developments and governmental actions.


                              THE SPECIAL MEETING

DATE, TIME AND PLACE

         The Special Meeting of Shareholders is scheduled to be held on February 24,1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541.

THE RECORD DATE

         This Proxy Statement is being mailed to shareholders on or about February 12, 1997. The Board of Directors has fixed the close of business on February 10, 1997 as the Record Date for determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting. The only outstanding voting stock of the Company is the Common Stock, of which 3,944,760 shares were outstanding as of the close of business on the Record Date, held by approximately 255 holders of record. Each share of Common Stock is entitled to one vote.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the shareholders will be asked to consider and act upon the following proposals: (i) to approve the issuance of the EFTC Equity in connection with the Merger; (ii) to approve the Employee Plan Amendment; (iii) to approve the Non-Employee Plan Amendment; and (iv) to transact such other business as may properly come before the Special Meeting.

         THE BOARD HAS DETERMINED THAT EACH OF THE PROPOSALS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD HAS APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS.

QUORUM AND VOTING

         Only shareholders of record of shares of the Common Stock of the Company issued and outstanding as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. The holder of each share of Common Stock issued and outstanding as of the Record Date is entitled to one vote per share upon each matter submitted to a vote of the shareholders of the Company at the Special Meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business at the Special Meeting. If a quorum is not present at the Special Meeting, the shareholders who are present, in person or by proxy, may, by majority vote, adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present. The approval of the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment will require approval of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is present.

         All shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of each of the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment on the proxy card as described herein. Votes submitted as abstentions will be counted for quorum purposes but will not be counted as votes for or against each of the proposals. Broker non-votes will not count for or against the Merger Proposal, the Employee Plan Amendment or the Non- Employee Plan Amendment.

         As of the January 17, 1997, the executive officers and Directors were the owners of an aggregate of 1,868,220 shares of the Common Stock (or 47% of the total number of shares outstanding. Accordingly, the Company anticipates that the attendance in person or by proxy of not more than 117,989 shares (or 3% of the total number of shares outstanding) will be required at the Special Meeting to constitute a quorum to approve the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by: (i) delivering to the Company's principal executive offices, attention: CORPORATE SECRETARY, at any time before the vote at the Special Meeting, a written notice of revocation;
(ii) delivering to the Company's principal executive offices, attention:
CORPORATE SECRETARY, at any time before the vote at the Special Meeting, a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

COST OF SOLICITATION

         The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Common Stock for their expenses in forwarding solicitation material to such beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from shareholders by telephone, facsimile or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

CEI AND CEWI INFORMATION

         All information contained in this Proxy Statement with respect to CEI and CEWI has been supplied by CEI and CEWI for inclusion herein and has not been independently verified by the Company.

                                 THE COMPANIES

ELECTRONIC FAB TECHNOLOGY CORP.

         GENERAL

         The Company, formed in 1981, is an independent provider of high-mix electronic manufacturing services to OEMs in the medical, instrumentation and high-end data storage industries as well as certain segments of the communications industry.

         The Company's manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole technologies), cables, electro-mechanical devices and finished products. The Company also provides computer-aided testing of printed circuit boards, subsystems and final assemblies. In certain instances, the Company completes the assembly of its customers' products at the Company's facilities by integrating printed circuit boards and electro-mechanical devices into other components of the customer's products.

         Most of the Company's sales are generated from turnkey contracts, whereby the Company provides the components and other materials used in the assembly process, as well as value-added services. A lesser amount of the Company's sales is made on a consignment basis, whereby the Company, using components provided by the customer, provides only assembly and post-assembly testing services. The Company focuses on a market niche of high-mix electronic products, where speed and high levels of responsiveness and flexibility are most valuable to customers.

         In 1994, the Company completed a new 52,000 square foot manufacturing facility in Greeley, Colorado and acquired two new surface mount technology production lines. In 1995, the Company began a process to replace its existing management information systems and, following a reevaluation of the project and resultant changes in it, the Company expects the completion date to be in the third quarter of 1997.

         On August 5, 1996, the Board hired Mr. Jack Calderon as the new President and Chief Executive Officer of the Company. After a short period of cost restructuring and internal reorganization, Mr. Calderon implemented a program named "the 100 Week Journey of Progress," the unifying vision of which was to make the Company the undisputed national leader of high-mix electronic contract manufacturing and which included five key corporate goals: (i) become the recognized leader in high-mix electronic contract manufacturing; (ii) become a multi-sited manufacturer; (iii) double revenues; (iv) provide a broader range of service to a broader customer base; and (v) outperform competitors in return- on-equity, cash flow and sales growth. Among the strategies to meet such goals, the Company adopted an acquisition strategy centered on finding companies that are favorably located geographically, will strengthen the combined financial strength of the Company and are focused on the same high-mix strategy as the Company.

         As an additional part of its corporate restructuring in the third quarter of 1996, the Company developed and implemented an innovative manufacturing methodology, Asynchronous Process Manufacturing ("APM"). APM involves the combination of high-speed manufacturing equipment, sophisticated information systems and standardized process teams to produce small quantities of products more flexibly and more quickly through the factory to market. The Company implemented APM for all its customers as part of the Company's new strategy to deliver manufacturing solutions for high- mix products in high speed modes. The Company's new high-mix market focus concentrates on offering solutions to OEMs in the medical, instrumentation and high-end data storage industries, as well as certain segments of the communications industry. See "Manufacturing Services" below.

         At December 31, 1996, the Company had 398 employees and four fully-automated surface mount technology lines.

         Manufacturing Services in the Electronics Industry. The electronic contract manufacturing ("ECM") services industry emerged in the United States in the 1970's. By subcontracting their manufacturing operations, OEMs can realize productivity gains because fewer in-house employees are needed to produce products, and manufacturing capacity and capabilities increase without capital investment. Capital that would otherwise be devoted to manufacturing operations is available for other activities such as product development and marketing. Four key developments have spurred the growth in the electronics manufacturing services industry: (i) surface mount technology ("SMT"), (ii) turnkey manufacturing, (iii) concurrent engineering, and (iv) outsourcing in the electronics industry.

         Surface Mount Technology. In the SMT manufacturing process, electronic components are attached and soldered directly onto the surface of a circuit board rather than inserted through holes. This process differs from pin-through- hole technology, where electronic components, such as integrated circuits, are attached to printed circuit boards by means of pins, also known as leads, that are inserted into pre-drilled holes on a circuit board, and are then soldered to complete the circuitry. SMT components are smaller, can be spaced more closely together and, unlike pin-through-hole components, can be placed on both sides of a circuit board. This allows for product miniaturization, while enhancing the electronic properties of the circuit. Because the SMT manufacturing process is fully automated, it results in lower labor costs and higher quality output than pin-through-hole manufacturing.

         Turnkey Manufacturing. Traditionally, OEMs provided most components and other materials needed to complete a job on a consignment basis to ECMs. Coincident with the trend toward SMT, OEMs began to shift the responsibility for material procurement to ECMs. This concept came to be known as "turnkey manufacturing." Turnkey manufacturing benefits OEMs in several ways. It allows an OEM's purchasing agents to focus on procurement of fewer parts, making it easier to coordinate the timing of future deliveries. In many cases, turnkey manufacturing reduces material costs because ECMs can combine the purchasing needs of customers when negotiating volume pricing agreements with suppliers. Turnkey manufacturing also frees working capital of OEMs that would otherwise be tied up in raw material inventory. Even if the number of contract manufacturing jobs remained constant, the change from consignment to turnkey manufacturing would increase the sales of ECMs because the contract price includes the price of the components as well as the price of the manufacturing services.

         Concurrent Engineering. In an effort to gain greater efficiency in material procurement and manufacturing, OEMs are giving contractors greater input on such design issues as board layout, component selection, production methods, and the preparation of assembly drawings and test schematics. With such "concurrent engineering," also known as "design for manufacturability," OEMs can tap the contract manufacturer's expertise at the outset to minimize manufacturing bottlenecks.

         Outsourcing. To improve performance, many OEMs are concentrating resources on their "core competencies," or those business activities that give them a strategic advantage in the marketplace. Non-core activities are eliminated or outsourced. Many OEMs have determined that manufacturing is not one of their core competencies and are outsourcing their manufacturing to ECMs. In addition, utilization of outside contract manufacturers by OEMs enables the OEMs to focus their efforts on research, product design and development, and marketing. Other significant benefits of using ECM services include: reduced time to market, reduced capital investment, access to leading-edge manufacturing technology, improved inventory management and improved purchasing power. The Company believes that many OEMs now view contract manufacturers as an integral part of their business and manufacturing strategy rather than as a back-up source to in- house manufacturing capacity during peak periods. The types of services now being outsourced have also grown. OEMs are outsourcing more design engineering, distribution and after-sale support, in addition to material procurement, manufacturing and testing.

         STRATEGY

         The Company's objective is to be a leading provider of electronic contract manufacturing services exclusively focusing on the needs of high-mix OEM customers in its targeted markets. In pursuing this objective, the Company has created a new strategic business plan, its "100-Week Vision," with five key goals: (i) become the recognized leader in high-mix contract manufacturing;
(ii) become a multi-sited manufacturer; (iii) double revenues; (iv) provide a broader range of service to a broader customer base; and (v) outperform competitors in return-on-equity, cash flow and sales growth.

         Creating and maintaining long-term relationships with customers by providing high quality, cost-effective manufacturing services marked by a high degree of responsiveness and flexibility. The central tenet of the Company's operating philosophy is customer service, characterized by high quality, flexibility and responsiveness to the needs of the customer. The Company focuses on the level of service provided to customers by using (i) total quality management to assure that the Company realizes the full value of its human resources, (ii) APM, (iii) computer-integrated manufacturing to allow the Company to track the progress and costs of each project on a real-time basis and to respond quickly and effectively to customer inquiries and changes and (iv) create new services such as fixed price prototype and point-of-use inventory. For a more detailed discussion of the Company's manufacturing operations, see "Manufacturing Services" below.

         Focusing on a market niche of complex, high-mix products. The Company provides contract manufacturing services to established producers of electronic products. The Company focuses primarily on high-mix OEMs in the medical, instrumentation and high-end data storage industries, as well as certain segments of the communication industry. High levels of quality, responsiveness and flexibility tend to be of most value to OEMs in these industries. Management believes that there are many OEMs in these industries with high-mix product requirements that could benefit from using, or expanding their use of, contract manufacturers, and therefore represent significant opportunities for the Company's growth. Given its focus, the Company does not compete for the manufacture of low cost, high-volume printed circuit boards for use in personal computers, automotive or other consumer-related products.

         Increasing profitability by emphasizing turnkey manufacturing and concurrent engineering and expanding the breadth of services offered. Management believes that expanding the scope of its relationships with its customers leads to greater stability of its customer base and increased profit opportunities. The Company has been successful in converting most of its customers (over 90%) from consignment manufacturing to turnkey manufacturing and emphasizes turnkey relationships in its negotiations with new customers. Although turnkey manufacturing generally results in a lower gross profit percentage compared to consignment sales, the Company is attempting to improve margins by reengineering several critical business processes in order to achieve improved efficiencies. See "--Critical business processes and management information systems." In addition, the Company works to expand its relationships with existing customers by emphasizing concurrent engineering and other services. The Company frequently works with its customers to develop and utilize advanced engineering to improve product quality, to reduce cost and to gain early access to new product introductions. This positions the Company to negotiate the price of new projects rather than being submitted to a competitive bid process. These concurrent engineering activities include: design for manufacturability; design for testability; and component applications engineering.

         Further diversifying its markets by pursuing opportunities in a variety of industries and geographic areas. Management has sought to balance the benefits of industry segment specialization with industry concentration risks by focusing on four market segments: medical, instrumentation, high-end data storage and communications. Management believes that, by addressing multiple markets, the Company is less susceptible to downturns in any single OEM industry, while limiting the total number of markets allows the Company to offer more precisely tailored solutions to address the particular needs of each different market. In addition, management believes that having manufacturing facility sites in several locations allows the Company to better serve customers and puts the Company in a better position to compete for new customers. As part of the revision of the Company's strategy in the third quarter of 1996, the Company adopted an acquisition strategy that focuses on finding high-mix ECMs with favorable geographic locations and earnings.

         Critical business processes and management information systems. In the third quarter of 1996, the Company refocused its strategy to exclusively serve high-mix OEMs. As part of this refocusing, the Company revised certain of its business and manufacturing processes with the goal of creating a sustainable competitive advantage.

         At the center of the Company's new strategy was the introduction of APM. APM standardizes processes so that any circuit board can be assembled by a variety of different production lines. APM allows for short cycle time manufacture of a wide variety of products. Management believes that the Company's ability to manufacture high-end products at high speed creates certain competitive advantages.

         The Company's computer information technology enables APM to function effectively. In August 1995, the Company began reviewing certain business and manufacturing processes in a "reengineering" effort to modify and restructure those processes in order to improve operations and competiveness. The processes reviewed focused on core competencies of materials acquisition, scheduling and project quoting.

         The Company is reengineering its materials acquisition processes by focusing on methods to optimize purchasing power by identifying materials that are used across customer lines. Also, the Company is consolidating vendors in order to achieve greater corporate purchasing power. The Company believes that with these efforts the Company will obtain greater leverage in material pricing and that the Company will become more competitive when bidding for turnkey business. The Company also is developing methods to improve project quoting and bidding processes. The Company believes that by improving turn-around time on customer quotes and by better tracking actual costs against customer quotes, the Company will better control costs and more accurately predict and manage its operating margins. In addition, the Company is introducing scheduling improvements to allow for more accurate schedule and production processes and to create a more coordinated production effort than in the past. As part of the introduction of APM during the third quarter of 1996, the Company incorporated performance measurements and incentives into the APM process in order to give management greater motivational ability.

         Concurrent with the redesign of these business processes, the Company has commenced development of a new management information system. The company anticipates that it will purchase new software from third party vendors, develop certain software internally and purchase new hardware in connection with the development of this new management information system. The Company has hired consultants to assist in the design and implementation of the management information system. The reengineering and management information system projects were scheduled for completion in the latter part of 1996. Because of the Company's reorganization, initiated by Jack Calderon in the third quarter of 1996, the project was reevaluated and some changes were made in the overall project direction in order to implement APM. The management information system project is now scheduled for completion in the third quarter of 1997.

         The Company can give no assurances that it will meet its targeted completion date for implementation of the reengineered business processes and the new management information system or that such processes and management information system ultimately will be successful in enabling the Company to create a sustainable competitive advantage and to improve efficiencies.

         MANUFACTURING SERVICES

         The Company's turnkey manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole interconnection technologies), cables, electro-mechanical devices and finished products. The Company also provides computer-aided testing of printed circuit boards, subsystems and final assemblies. In certain instances, the Company completes the assembly of its customers' products at the Company's facilities by integrating printed circuit boards and electro-mechanical devices into other components of the customer's products. The Company also provides manufacturing services on a consignment basis, whereby the Company, using components provided by the customer, provides only assembly and post-assembly testing services.
The Company obtained ISO 9002 certification in 1994, an international quality standard for manufacturing and distribution management systems.

         In the third quarter of 1996, the Company introduced a new manufacturing methodology, Asynchronous Process Manufacturing. APM is an innovative combination of high-speed manufacturing equipment, sophisticated information systems and standardized process teams designed to manufacture mixtures of small quantities of products more flexibly and faster. The Company implemented APM for all its customers as part of restructuring strategy to focus the Company exclusively on delivering manufacturing solutions for high-mix products in high-speed modes. Implementation of APM required a complete redesign of the Company's manufacturing operations, reorganizing personnel into process teams and revising documentation. The physical moves were completed in September, and by the end of October, APM was fully implemented.

         High-mix manufacturing involves a discontinuous series of products fed through assembly in a start-stop manner, heretofore incompatible with high-velocity techniques. APM is an alternative to both traditional continuous (synchronous) flow processing ("CFM"), the predominant method used in high-volume manufacturing, and batch processing often used in smaller scale manufacturing. Until now, the combination of high-mix and high-speed has been viewed as difficult, if not impossible, by many high-mix manufacturers. CFM techniques used by high-volume, high-speed ECMs cannot accommodate high-mix product assembly without sacrificing speed, while smaller ECMs, capable of producing a wide variety of products, cannot afford top quality high-speed manufacturing assets or keep up with

OEM's growing product demand. The Company's new high-mix-speed model, APM, is able to process products rapidly through the use of a combination of new discontinuous flow methods for differing product quantities and the Company's fast surface mount assembly systems, test equipment and wide-pipe, high-velocity production lines. A hybrid of CFM and batch production techniques, APM sets optimal process parameters and maximizes velocity in producing smaller lot quantities. By designating teams to set up off-line feeders, standardizing loading methods regardless of product complexity, and most importantly, by improving employee motivation, the Company's application of APM has decreased set-up and cycle times, standardized work centers, allowed processing of smaller lot sizes and increased the Company's productivity.

         The Company has the capability to perform in-circuit and functional testing, as well as environmental stress screening. In-circuit tests verify that components have been properly inserted and that the electrical circuits are complete. Functional tests determine if a board or system assembly is performing to customer specifications. Environmental tests determine how a component will respond to varying environmental factors such as different temperatures and power surges. These tests are usually conducted on a sample of finished components although some customers may require testing of all products to be purchased by that customer. Usually, the Company designs or procures test fixtures and then develops its own test software. The change from pin-through-hole technology to SMT is leading to further changes in test technology. The Company seeks to provide customers with highly sophisticated testing services that are at the forefront of current test technology. Because the density and complexity of electronic circuitry constantly is increasing, the Company seeks to utilize developing test technology in its automated test equipment and inspection systems in order to provide superior services to its customers.

         The Company also participates in product design by providing its customers "concurrent engineering" or "design for manufacturability" services. The Company's applications engineering group interacts with the customer's engineers early in the design process to reduce variation and complexity in new designs and to increase the Company's ability to use automated production technologies. Application engineers are also responsible for assuring that a new design can be properly tested at a reasonable cost. Engineering input in component selection is also essential to assure that a minimum number of components are used, that components can be used in automated assembly and that components are readily available and cost efficient. The Company also offers customers a quick-turnaround, turnkey prototype service.

         CUSTOMERS AND MARKETING

         The Company seeks to serve a sufficiently large number of customers to avoid dependence on any one customer or industry. Nevertheless, historically, a substantial percentage of the Company's net sales have been to a small number of customers, the loss of any of which would adversely affect the Company. To that extent, the Company's success depends on the success of its customers, which depends substantially on the growth of the high-end data storage devices, medical equipment, communications and electronic instrumentation industries.
In 1996, two of the Company's customers, Exabyte and Ohmeda (BOC Group), each accounted for more than 10% of the Company's net sales and together represented 36.5% of net sales. In 1996, the Company's ten largest customers accounted for 75.9% of net sales. In 1995, three of the Company's customers, Hewlett Packard Company ("HP"), Ohmeda (BOC Group) and Colorado Memory Systems, Inc. (a subsidiary of HP), each accounted for more than 10% of the Company's net sales and together represented 53.1% of net sales. In 1995, the Company's ten largest customers accounted for 79.4% of net sales. In 1994, four of the Company's customers, Colorado Memory Systems, Inc., HP, XEL Communications, and Ohmeda, each accounted for more than 10% of the Company's net sales and together represented 76.3% of net sales. In 1994, the Company's ten largest customers accounted for 90.2% of net sales. In 1993, two of the Company's customers accounted for more than 10% of the Company's net sales and together represented 69.6% of net sales. In 1993, the Company's ten largest customers accounted for 86.5% of net sales.

         The following table represents the Company's net sales by industry segment in excess of 10%:

                                            1996             1995             1994             1993
                                            ----             ----             ----             ----
         Computer peripherals              12.3%            50.7%            57.5%            61.2%
         Medical equipment                 35.4%            27.5%            19.2%            24.5%
         High-end storage devices          41.0%              *                *                *
         Telecommunications                  *                *              17.9%              *

__________

*        Less than 10% of net sales.


         BACKLOG

         The Company's backlog was $28.5 million at December 31, 1996, compared to $32.5 million at December 31, 1995. Backlog generally consists of purchase orders believed to be firm that are expected to be filled within the next six months. Since orders and commitments may be rescheduled or canceled and customers' desired lead times may vary, backlog does not necessarily reflect the timing or amount of future sales. The Company generally seeks to deliver its products within four to eight weeks of obtaining purchase orders, which tends to decrease backlog in relation to annual sales.

         COMPETITION

         The contract manufacturing services provided by the Company are available from many independent sources. The Company also competes with in-house manufacturing operations of current and potential customers. The Company competes with numerous domestic and foreign ECMs, including SCI Systems, Inc., Solectron Corporation, Benchmark Electronics, Inc., The DII Group, Inc., and others. In addition the Company competes with large electronics manufacturers, such as International Business Machines Corporation
(IBM), Westinghouse and Texas Instruments, that provide contract manufacturing services to other OEMs. The Company also faces competition from its current and potential customers, who are continually evaluating the relative merits of internal manufacturing versus contract manufacturing for various products. Certain of the Company's competitors have broader geographic breadth than the Company. Many of such competitors are more established in the industry and have substantially greater financial, manufacturing or marketing resources than
the Company.   In addition, several contract manufacturers have established manufacturing facilities in foreign countries. The Company believes that foreign manufacturing facilities are more important for contract manufacturers that focus on high-volume consumer electronic products, and do not afford a significant competitive advantage in the Company's targeted market for complex, mid-volume products for which greater flexibility in specifications and lead times is required. The Company believes that the principal competitive factors in its targeted market are quality, reliability, ability to meet delivery schedules, technological sophistication, geographic location and price.

         SUPPLIERS

         The Company uses numerous suppliers of electronic components and other materials for its operations. The Company works with customers and suppliers to minimize the effect of any component shortages. Some components used by the Company have been subject to industry-wide shortages, and suppliers have been forced to allocate available quantities among their customers. The Company's inability to obtain any needed components during periods of allocations could cause delays in shipments to the Company's customers and could adversely affect results of operations. The Company works at mitigating the risks of component shortages by working with customers to delay delivery schedules or by working with suppliers to provide the needed components using just-in-time inventory programs. Although in the future the Company may experience periodic shortages of certain components, the Company believes that an overall trend toward greater component availability is developing in the industry.

         PATENTS AND TRADEMARKS

         The Company does not hold any patent or trademark rights. Management does not believe that patent or trademark protection is material to the Company's business.

         GOVERNMENTAL REGULATION

         The Company's operations are subject to certain federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters, and there can be no assurance that material costs and liabilities will not be incurred in complying with those regulations or that past or future operations will not result in exposure to injury or claims of injury by employees or the public. To meet various legal requirements, the Company has modified its circuit board cleaning processes to eliminate the use of substantially all chlorofluorocarbons and now uses aqueous (water-based) methods in its cleaning processes.

         Some risk of costs and liabilities related to these matters is inherent in the Company's business, as with many similar businesses.
Management believes that the Company's business is operated in substantial compliance with applicable environmental, waste management, health and safety regulations, the violation of which could have a material adverse effect on the Company. In the event of violation, these regulations provide for civil and criminal fines, injunctions and other sanctions and, in certain instances, allow third parties to sue to enforce compliance. In addition, new, modified or more stringent requirements or enforcement policies could be adopted that may adversely affect the Company.

         The Company periodically generates and temporarily handles limited amounts of materials that are considered hazardous waste under applicable law. The Company contracts for the off-site disposal of these materials.

         EMPLOYEES

         As of December 31, 1996, the Company employed 398 persons, of whom 335 were engaged in manufacturing and operations, 32 in material handling and procurement, 6 in marketing and sales and 25 in finance and administration, and the Company engaged the full-time services of 16 temporary laborers through employment agencies in manufacturing and operations. None of the Company's employees is subject to a collective bargaining agreement. Management believes that the Company's relationship with its employees is good.

         DESCRIPTION OF PROPERTY

         The Company's executive offices and manufacturing facilities are located in two facilities totaling 100,000 square feet on approximately 19 acres owned by the Company in Greeley, Colorado. The Company believes the facilities are in good condition. The properties are subject to a deed of trust securing indebtedness of $3,060,000 as of December 31, 1996.

         LEGAL PROCEEDINGS

         The Company is not involved in any material pending legal proceedings.

         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         The Company did not submit any matters to a vote of security holders during the fourth quarter of 1996.

CURRENT ELECTRONICS, INC. AND CURRENT ELECTRONICS (WASHINGTON), INC.

         GENERAL

         CEI is a Newberg, Oregon based company that, together with its affiliate CEWI, provides contract electronics manufacturing and assembly services to technology companies in Oregon, Washington and California. The CE Companies assemble and test printed circuit boards, cable and wire harness assemblies and provide complete manufacturing solutions including design, parts procurement, prototyping, productions and final test.

         CEI was founded by Charles, Gregory and Matthew Hewitson in 1983 to provide high quality contract assembly services to OEMs located in the Pacific Northwest. The primary goal of CEI has been to build a profitable company centered on quality and a positive employee environment. The CE Companies utilize a team-based structure that has created a strong corporate culture and has been highly effective in generating new business. The CE Companies have achieved a reputation for assisting customers who require high quality, technically complex services.

         The CE Companies have grown by focusing on the needs of their customers. In 1990, CEI acquired the cable and circuit assembly division of Electro Scientific Industries ("ESI"). The acquisition allowed ESI to spin off a non core business and yet maintain its high quality standards for complex cable and circuit assembly. ESI remains one of CEI's largest customers. In 1991, CEI recognized the increasing trend by OEMs to require surface mount technology ("SMT") in their assemblies. CEI began acquiring and installing this technology and it presently accounts for more than 30% of the CE Companies' business. In 1994, CEI purchased the printed circuit board assembly manufacturing facility of the Commercial Avionics division of Allied Signal Corporation, which became CEWI, in Moses Lake, Washington. Allied Signal believed that CEI had the appropriate skills to manufacturer products to the highly demanding technical requirements of the aerospace industry. CEWI now represents 5% of the CE Companies' business. Over the past 18 months, the CE Companies have enhanced their position as full service solution providers by increasing capabilities in prototype and test services and design for manufacturability.

         The CE Companies operate in two locations, a campus facility in Newberg, Oregon that includes 47,000 square feet of manufacturing facilities and a 20,000 square foot manufacturing facility in Moses Lake, Washington. These two locations are strategically placed to take advantage of the rapid growth of the technology manufacturing base in the Pacific Northwest and the highly skilled and well-educated workforce that has emerged over the past decade. The CE Companies use technically advanced SMT and pin-through-hole equipment in its assembly processes along with state of the art test equipment.

         STRATEGY

         The CE Companies' shared objective is to take advantage of the significant opportunities for growth in contract manufacturing in the Pacific Northwest. In pursuing this objective the CE Companies follow a strategy that incorporates the following elements:

         Creating and maintaining long-term relationships with customers by providing high quality, cost effective services with a high degree of responsiveness and flexibility. The central tenet of the CE Companies' operating philosophy is customer service, characterized by high quality, flexibility and responsiveness to the needs of the customer.

         Focus on a market niche of complex, low- to mid-volume products. The CE Companies provide contract manufacturing services to established producers of high-end, low- to mid-volume industrial electronic products. The CE Companies focus primarily on OEMs in the instrumentation, avionics, telecommunications and specialized computer industries. Given its focus, the company does not compete for the manufacture of low-cost, high-volume printed circuit board assemblies that are used in consumer products, personal computers and the like.

         Increasing profitability by emphasizing turnkey manufacturing and concurrent engineering. The management of the CE Companies believes that expanding the scope of relationships with customers leads to greater stability of the customer base and increased profit opportunities. The CE Companies have been successful in converting many customers from consignment manufacturing to turnkey manufacturing and emphasize turnkey relationships in negotiations with new customers. The CE Companies currently generate about 85% of their revenues from turnkey production. The CE Companies frequently work with customers to develop and utilize advanced engineering to improve product quality, to reduce cost and to gain early access to new product information. This positions the CE Companies to negotiate the price of new projects rather than being submitted to the competitive bid process.

         MANUFACTURING SERVICES

         The CE Companies' turnkey manufacturing services consist of assembling complex printed circuit boards (using both SMT and pin-through-hole interconnection technologies), cables, electromechanical devices and finished products. The CE Companies also provide computer-aided testing of printed circuit boards, subsystems and final assemblies.

         The CE Companies have the ability to perform in-circuit and functional testing as well as environmental stress screening. In-circuit tests verify that the components have been properly inserted and that the electrical circuits are complete. Functional tests determine if a board or system assembly is performing to customer specifications. Environmental tests determine how a component will respond to varying environmental factors such as different temperatures and power surges. Usually the CE Companies design or procure test fixtures and then develop their own test software. Because the density and complexity of electronic circuitry constantly is increasing, the CE Companies seek to utilize developing test technology in their automated test equipment and inspection systems to provide superior services to its customers.

         In response to customer needs, the CE Companies have developed a Quick Prototype Service ("QPS"), for circuit boards and assemblies. The QPS team is able to assist OEMs in their initial stages of new product development by utilizing sophisticated design equipment and providing experienced specialists in circuit board and cable assembly to work with customers during the pre-design stage. The CE Companies are often able to build a customer's prototype in less than twenty-four hours, allowing customers to focus on more value-added engineering projects. The ability to provide prototype manufacturing either as a stand-alone service, or as a prelude to contract manufacturing, has proven to be an extremely effective tool for establishing long-term customer relationships.

         The following charts illustrate the mix of the CE Companies' business over the past three years:

                                  1996             1995          1994
                                  ----             ----          ----
                    SMT             29%             20%            16%
                    PTH             64%             71%            74%
                    Other            7%              9%            10%

                                  1996             1995           1994
                                  ----             ----           ----
                    Consigned       17%             45%            52%
                    Turnkey         83%             55%            48%


         CUSTOMERS AND MARKETING

         The CE Companies seek to serve a large number of customers to avoid dependence on any one customer or industry. Nevertheless, historically, a substantial percentage of the CE Companies' net sales have been to a small number of customers. The CE Companies market their contract assembly services to a diverse group of electronic manufacturing companies located primarily in the Pacific Northwest. The typical customer is a successful technology company that is experiencing rapid growth due to new product introductions. The management of the CE Companies believe that close proximity to these customers is critical to establishing long term relationships. Keys to a successful relationship include expedient communications, flexible delivery schedules and better access to proper resources.

         While the CE Companies believe close proximity to their customers provides a competitive advantage, the CE Companies have also been successful in providing service to customers located outside the Pacific Northwest. The CE

Companies have taken steps to ensure that all customers are provided superior service. These include frequent visits by key personnel, direct contact with client manufacturing teams and utilization of Internet e-mail capabilities. The CE Companies currently have twenty-five active accounts with the three largest customers representing 31%, 20%, and 12% of total sales. Instrumentation, telecommunications, aerospace and avionics, and specialized computers are currently the four fastest growing markets for the CE Companies. These segments currently account for 57%, 22%, 5% and 5%, respectively, of total sales.

         BACKLOG

         Backlog consists generally of purchase orders believed to be firm that are expected to be filled within the next six months. Since orders and commitments may be received only immediately prior to commencement of production and may be rescheduled or canceled and customers' desired lead times may vary, backlog does not necessarily reflect the timing or amount of future sales. Accordingly, the CE Companies have not historically tracked backlog.

         COMPETITION

         As discussed in relation to the Company, the contract manufacturing service business in the electronics industry is highly competitive. See "THE COMPANIES--Electronic Fab Technology Corp.--Competition." The market for such services in the Pacific Northwest is highly fragmented and competitive. It is estimated that thirteen companies perform approximately 75% of the total business in the Pacific Northwest. Based on the available data, the CE Companies believe that together they rank third or fourth in the region. The CE Companies believe their competitive advantages include superior customer service, commitment to quality and integrity, and strong technical capabilities, including prototype development. The CE Companies believe that they are particularly attractive to customers in the areas of flexible scheduling and low- to medium-volume production with high product mix.

         SUPPLIERS

         The CE Companies are subject to supplier risks similar to those faced by the Company. See "THE COMPANIES-- Electronic Fab Technology
Corp.--Suppliers."

         PATENTS AND TRADEMARKS

         The CE Companies believe they have all necessary rights to use their names and trademarks. Management does not believe that patent or trademark protections are material to the Company's business.

         GOVERNMENTAL REGULATION

         The CE Companies' operations are subject to federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters that are similar to those affecting the Company. See "THE COMPANIES--Electronic Fab Technology Corp.--Governmental Regulation."

         EMPLOYEES

         As of December 31, 1996, the CE Companies employed 343 persons, of whom 286 were engaged in manufacturing and operations, 27 in material handling and procurement, 6 in marketing and sales and 21 in finance and administration, and engaged the full-time services of 45 temporary laborers through employment agencies in manufacturing and operations. None of the CE Companies' employees are subject to a collective bargaining agreement. The CE Companies' management believes that the CE Companies' relationship with its employees is good.

         DESCRIPTION OF PROPERTY

         The CE Companies currently have two manufacturing facilities--a campus including manufacturing facilities comprising 47,000 square feet in Newberg, Oregon and a 20,000 square foot manufacturing facility in Moses Lake, Washington. The CE Companies lease the Newberg facility from a partnership comprised of its majority shareholders.

CEI also leases 1,200 square feet of office space across the street from the Newberg facility for its executive offices for $1,450 per month from an unrelated third party. CEWI leases the Moses Lake facility from a partnership comprised of its majority shareholders.

         LEGAL PROCEEDINGS

         The CE Companies are not involved in any material pending legal proceedings.


                              THE MERGER PROPOSAL

DESCRIPTION OF THE MERGER

         The Merger Agreement provides that, at Closing, the CEI Shareholders will exchange their shares of CEI Common Stock for the Cash Consideration, which is subject to adjustment as provided in the Merger Agreement, and the EFTC Equity, and CEI will be merged into CMC. The Closing is to occur three business days after all of the conditions to Closing have been satisfied or waived; however, either the Company or CEI may terminate the Merger Agreement if Closing has not occurred by April 30, 1997. At Closing, the Company will simultaneously acquire all of the outstanding CEWI Stock pursuant to the Purchase Agreement; the Company and the CEI Shareholders will enter into the Registration Rights Agreement; the Company, the CEI Shareholders and the CEWI Shareholders will enter into the Indemnification Agreement; the Company will enter into Consultant's Agreements with Messrs. Charles Hewitson, Gregory Hewitson and Matthew Hewitson; the Company will offer to enter into Employment Agreements with certain key employees of the CE Companies; and certain guaranties given by the CEI Shareholders to Wells Fargo Bank will be terminated or the CEI Shareholders will be released from all liability thereunder.
Messrs. Charles, Gregory and Matthew Hewitson will be elected, effective as of the Closing, as additional directors of the Company.

DESCRIPTION OF THE ACQUISITION

         The Purchase Agreement provides that, at Closing, the CEWI Shareholders will sell to the Company, and the Company will purchase from them, all of the outstanding CEWI Stock in exchange for $1,530,000 in cash (adjusted as provided in the Purchase Agreement). As the result of the Acquisition, CEWI will become a wholly owned subsidiary of the Company. The completion of the Acquisition does not require the vote of the Company's shareholders and no vote with respect to the Acquisition is being sought.

TRANSACTIONS TO OCCUR CONCURRENTLY

         Under the terms of the Merger Agreement, the Closing of the Merger is conditioned on the concurrent closing of the Acquisition and, under the terms of the Purchase Agreement, the Closing of the Acquisition is conditioned upon the concurrent Closing of the Merger.

HISTORY AND BACKGROUND

         On August 5, 1996, the Board hired Mr. Jack Calderon as the new President and Chief Executive Officer of the Company. After a short period of cost restructuring and internal reorganization, Mr. Calderon implemented a program named "the 100 Week Journey of Progress," the unifying vision of which was to make the Company the undisputed national leader of high-mix electronic contract manufacturing and which included five key corporate goals: (i) become the recognized leader in high-mix electronic contract manufacturing; (ii) become a multi-sited manufacturer; (iii) double revenues; (iv) provide a broader range of service to a broader customer base; and (v) outperform competitors in return- on-equity, cash flow and sales growth. Among the strategies to meet such goals, the Company adopted an acquisition strategy centered on finding companies that are favorably located geographically, will strengthen the combined financial strength of the Company and are focused on the same high-mix strategy as the Company.

         In early September of 1996, the Company made it known to several investment banking and other introducing firms, including Lincoln Partners L.L.C. in Chicago, Illinois, that the Company was interested in expanding its national scope through a strategic acquisition. As a result, Mr. Robert Barr, Managing Director of Lincoln Partners, introduced Mr. Calderon and Mr. Stuart Fuhlendorf, Vice President and Chief Financial Officer of the Company, to a potential opportunity in the northwest United States with the CE Companies. Through its investment banking associations, Lincoln Partners was generally familiar with the industry and the CE Companies' investment banking representative Mr. Dave Kalez, Vice President of Pacific Crest Securities. Mr. Barr was generally familiar with both the Company and the CE Companies, but had no formal relationships with either party.

         On September 17, 1996, the Company engaged Lincoln Partners as its agent in introducing the CE Companies as an acquisition for the Company, and on October 2, 1996, signed a confidentiality agreement with Pacific Crest Securities, representing the CE Companies.

         After reviewing an offering memorandum for the CE Companies that Pacific Crest Securities had prepared, Messrs. Calderon and Fuhlendorf determined that the CE Companies potentially fit the Company's acquisition strategy and could contribute to the Company's overall corporate vision. Messrs. Barr and Kalez then arranged an introductory meeting for the Company with two of CEI's principal shareholders, Messrs. Gregory and Matthew Hewitson (Mr. Charles Hewitson was unable to attend), along with the CE Companies' leadership team, for October 10, 1996.

         At the October 10, 1996 meeting, held at CEI's Newberg, Oregon offices, Messrs. Calderon and Fuhlendorf discussed the Company's corporate vision and strategies. Messrs. Gregory and Matthew Hewitson discussed the CE Companies' reasons for examining a potential merger, and members of the CE Companies' leadership team described the business, asked questions and discussed their various roles with the CE Companies. The parties agreed that the Company and the CE Companies had similar cultures and that it would make sense to continue examining a potential transaction.

         On October 23, 1996, Messrs. Gregory, Charles and Matthew Hewitson visited the Company's facilities in Greeley, Colorado. During the visit they had an opportunity to meet Mr. Gerald Reid, one of the Company's founders and the Chairman of the Board of Directors. On October 24, 1996, the Hewitsons met the Company's executive and expanded staff. During the Hewitsons' visit, the Company's management team presented a detailed overview of the Company's corporate vision and strategies. At the end of the day, a private meeting was held between Messrs. Calderon and Fuhlendorf and the Hewitsons. Mr. Calderon expressed the Company's interest in a possible transaction with the CE Companies and indicated that he believed a combination would be beneficial to both the Company and the CE Companies' shareholders because of the similarities between the two businesses and the possible strategic benefits and synergies created in a combination. A general discussion was held that helped set guidelines for future deal structure possibilities. Included in the discussion were general overviews of pooling versus purchase structures and general comments about the future needs of both parties. Following these discussions, the parties agreed that the strategies and benefits discussed warranted further discussion and consideration.

         On November 13, 1996, the Company's Board of Directors met to discuss the potential merger or acquisition of the CE Companies. Mr. Fuhlendorf presented a pro forma analysis of the Company and the CE Companies, and Mr. Calderon led a discussion of the proposed transaction. Many issues were discussed including the possibility of a pooling transaction and the likelihood of the Hewitsons receiving seats on the Board. After discussions about structure, corporate culture and combined corporate finances, the Board recommended that the Company move forward with a letter of interest.

         On November 14, 1996, Messrs. Calderon, Fuhlendorf, Gregory Hewitson, Charles Hewitson, Matthew Hewitson, Barr, Kalez and Daren Shaw, Managing Director of Pacific Crest Securities, met at Pacific Crest's Portland, Oregon offices. At this meeting, Messrs. Calderon and Fuhlendorf presented the Hewitsons with an initial draft of a letter of interest. The letter was presented in detail and many items were discussed and clarified. The parties decided that the Hewitsons would meet with their advisors and follow-up discussions would occur prior to the end of the month.

         On November 21, 1996, a conference call was held between Messrs. Calderon, Fuhlendorf and Barr representing the Company and Messrs. Kalez and Shaw representing the CE Companies. Messrs. Kalez and Shaw responded to the Company's original letter of interest with comments and counter ideas and requirements. Items discussed included the overall valuation of the CE Companies, components of cash and stock in the proposed transactions, treatment of management, including employment contracts, and general views and needs of the Company and the CE Companies. The parties discussed their respective strategic views and indicated a desire to come to terms because of the positive attributes of the proposed transactions.

         On November 25, 1996, the Company transmitted a revised letter of interest to the Hewitsons and their advisors. The revised letter incorporated some of the negotiated points from previous discussions. On November 26, 1996, the parties held a conference call and Messrs. Calderon and Fuhlendorf presented the revised letter of interest to the Hewitsons. The call also included Messrs. Barr, Kalez and Shaw. Many points were discussed and particular discussions were held regarding the value of CE Companies and the stock and cash of the proposed transactions. The parties agreed that they would come to terms and a letter of intent would be drafted by December 5, 1996, or negotiations would be severed.

         On December 5, 1996, Messrs. Kalez and Shaw contacted Messrs. Calderon, Fuhlendorf and Barr by telephone and indicated that the CE Companies were considering other offers and that the CE Companies would make a decision by December 10, 1996.

         On December 10, 1996, Messrs. Calderon and Fuhlendorf contacted the Hewitsons and discussed final matters that would be significant to their final decision. After much discussion, the Hewitsons indicated that they would make their decision and have Messrs. Kalez and Shaw relay the decision to the various interested parties.

         On December 11, 1996, Messrs. Kalez and Shaw contacted Messrs. Calderon and Fuhlendorf to inform them that the Company had been selected to be the acquiring company. It was agreed that the Company would draft a formal letter of intent and Messrs. Calderon and Fuhlendorf would fly to Oregon to conclude any final matters and participate in the signing of the letter of intent. It was also agreed that the Hewitsons would review the Company's press release announcing the status of the parties' discussions before it was distributed.

         On December 12, 1996, the Company's Board of Directors reviewed the structure of the proposed transactions, including a merger with CEI and an acquisition of CEWI, and voted to move forward with no significant changes. During the Board meeting, Messrs. Calderon and Fuhlendorf informed the Board of the discussions and events leading up to the proposed merger and acquisition. During the meeting, Messrs. Calderon and Fuhlendorf reviewed the potential advantages and disadvantages of a strategic combination with CE Companies. It was agreed that the Company's management would inform the Board when the Company had completed its due diligence review of the CE Companies and entered into definitive merger and acquisition agreements and that the Board would review the draft of the proxy statement for the transactions.

         On December 17, 1996, Messrs. Calderon and Fuhlendorf met with the Hewitsons to review any final matters or issues before the final letter of intent would be signed. Participating in the final review were Mr. Robert Stout of Hershner, Hunter, Andrews, Neill & Smith, LLP, the CE Companies' legal counsel and Mr. Francis R. Wheeler, of Holme Roberts & Owen LLP, the Company's legal counsel. All issues were resolved.

         On December 18, 1996, Mr. Jack Calderon signed the letter of intent on the Company's behalf and Messrs. Hewitsons and their wives signed as the Principal CEI Shareholders and the CEWI Shareholders, respectively. On the morning of December 18, 1996, Messrs. Calderon and Fuhlendorf distributed a national press release and held a conference call to announce the signing of the letter of intent to the general public.

         Between December 18, 1996 and January 15, 1997, senior management of the Company and the CE Companies conducted substantial due diligence investigations and participated in various intracompany and intercompany discussions regarding their due diligence findings and potential adjustments in purchase price leading up to the signing of the Merger Agreement and the Acquisition Agreement, effective as of January 15, 1997.

REASONS FOR THE TRANSACTIONS

         The Company's vision is to be recognized as the undisputed national leader in high-mix electronic contract manufacturing. Included in the vision are some key corporate goals including expansion through strategic acquisitions that will lead to multiple sites, larger revenues and potentially greater corporate value. Since the hiring of Mr. Jack Calderon as the Company's President and Chief Executive Officer, the Company has actively pursued acquisitions in order to both realize its corporate vision and create opportunities for increasing shareholder value. The Company believes that the Merger and the related transactions are consistent with this strategy and will result in: (i) giving the Company geographic proximity to a flourishing high-mix market; (ii) the integration of strong, energetic management teams from the CE Companies into the Company, which will complement the Company's current management team; (iii) overall strategic benefits that could lead to greater market recognition of the Company as a high-mix, high-speed provider of manufacturing services; (iv) strengthened operational performance; and (v) revenue growth and increased profitability.

         The CE Companies are independent providers of contract manufacturing services in the electronic manufacturing services industry. The primary goal of the CE Companies has been to build profitable companies that are culturally focused on manufacturing quality, excellent customer service and a positive employee environment. CE Companies have grown at rates above industry averages because of their focus on the needs of customers and because of their relative small size and ability to finance growth with modest levels of bank debt and cash flow from operations. The Company believes that because of the CE Companies' strong management teams, strategic locations and strong financial positions, they are well-positioned for continued future growth in the Northwest.

         In reaching its determination to approve the Merger Agreement, the Purchase Agreement and all the transactions contemplated thereby, the Board has identified the following potential benefits of the Merger and the Acquisition that it believes will lead to the future success of the Company:

         Geographic Proximity to a High-Mix Market. The Board believes that the Merger and the Acquisition will enable the Company to offer a broad range of contract manufacturing services to many existing and potential customers in the Northwest. There are numerous cross-marketing opportunities between the customers of the Company and the CE Companies. In addition, the Company and the CE Companies serve several of the same customers, which should create expanded future marketing opportunities.

         Expanded Contract Manufacturing Services. The Company has developed numerous services that are not currently offered by most contract manufacturers, including Asynchronous Process Manufacturing, point-of-use inventory systems and unique fixed-price prototype services. The CE Companies have demonstrated an ability to grow and develop strong customer relationships. The introduction of the Company's newly developed services to the CE Companies' Northwest customers should lead to additional market opportunities for the Company.

         Strong, Experienced Management. The CE Companies' management has many years of experience in the EMS industry, and they have demonstrated the ability to run a profitable high-growth business. The Board believes that the management and staff at the CE Companies are skilled and experienced and will maintain a well-managed business environment. The culture and attitude of the CE Companies' management teams are similar to those of the Company's management, and the Board believes that the Company's and the CE Companies' management teams will complement each other.

         Utilization of Existing Manufacturing Capacity. Due to increased productivity levels related to successful implementation of APM at its Greeley, Colorado facility, the Company has created significant capacity that can be utilized by new customers in Colorado and the CE Companies' existing customers. The Board believes that certain synergies and efficiencies can be created by the effective utilization of the Company's current capacity. It is expected that, as APM is implemented at the CE Companies' facilities, efficiencies will be gained and additional manufacturing capacity created resulting in marketing opportunities in both the Northwest and Colorado.

         In the course of its deliberations, the Board reviewed and considered a number of other factors relevant to the Merger and the Acquisition, including: (i) the relative value that the CE Companies might contribute to future business and prospects of the combined company, including earnings contributions; (ii) the Company's and the CE Companies' respective historical financial performance, operations and products; (iii) opinions of the Company's management, including reports relating to extensive due diligence that the Company's management conducted regarding the CE Companies' business, operations, technology, facilities, financials and competitive position, and possible synergistic and expansion opportunities for the combined companies; (iv) the availability of capacity enabling revenue growth; (v) financial pro forma analyzing the combination of the Company and the CE Companies and the accounting treatment of significant matters, such as goodwill, certain assets and liabilities and interest expense related to the Merger and the Acquisition; (vi) deal structure, including comparison of a pooling versus purchase accounting treatment, goodwill impacts and tax consequences; (vii) the compatibility of corporate cultures of the Company and the CE Companies, including the companies' common focus on the high-mix market, providing value for the customers, creating new EMS services and employee environment; (viii) reports from management and financial advisors on the specific terms of the Merger Agreement and the Purchase Agreement and valuation of the Company's stock for goodwill purposes; and (ix) the Company's and the CE Companies' historical and projected financials and results of operations, particularly with regard to determining the consideration to be given for the CE Companies.

         The Board also considered a variety of potentially significant factors relating to the Merger and the Acquisition, including: (i) the potential dilutive impact of the issuance of EFTC Equity; (ii) the fees and transaction charges that the Company expects to incur in connection with the Merger and the Acquisition; (iii) the risks that the benefits sought in the Merger and the Acquisition would not be fully realized; (iv) the substantial capital resources required to support the CE Companies' growth, including the potential construction of a new facility in Oregon; and (v) the risk that the CE Companies' management team would not be able to successfully implement the APM process and handle the technology and facility growth required in the future. The Board believes that these risks are outweighed by the potential benefits of the Merger and the Acquisition.

         The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but it does include the factors that the Board considered material to its decision to approve the Merger and the Acquisition. In view of the factors considered in connection with its evaluation, the Board did not find it practicable to and did not quantify or attempt to assign relative weights to the specific factors considered in reaching its decision. In addition, individual members of the Board have given different weights to different factors.

FINANCING FOR THE TRANSACTIONS

         The Company is seeking possible financing for the Merger, but the closing of the Merger and related transactions is not conditioned upon the availability of such additional financing. The Company's existing financial resources, including the availability of borrowings under the Company's existing credit facility, are sufficient to allow the Company to consummate the Merger, the Acquisition and the transactions related thereto. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company--Liquidity and Capital Resources."

COMMON STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company held in the aggregate 1,868,220 shares of the Common Stock as of January 17, 1997. The Company has been informed that all such shares will be voted in favor of each of the Proposals at the Special Meeting. See "SECURITY OWNERSHIP."

TAX AND ACCOUNTING TREATMENT

         The Merger will be structured as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Both the Merger and the Acquisition will be accounted for using the "purchase" method of accounting.

VOTE REQUIRED

         Under the rules applicable to Nasdaq National Market issuers, approval of the Company's shareholders is required for any transaction or series of transactions in which 20% or more of the voting stock of the Company is to be issued. To be adopted, the Merger Proposal must be approved by the holders of a majority of the shares of the Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, assuming a quorum is present.

                      DESCRIPTION OF THE MERGER AGREEMENT

         The following is a summary of the terms of the Merger based on the Merger Agreement entered into on January 15, 1997, among the Company, CMC and CEI, and the Voting Agreement entered into on January 15, 1997, among the Company, the Principal CEI Shareholders and the CEWI Shareholders. The following summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Appendix A to this Proxy Statement.

THE MERGER AGREEMENT

         General; Effective Time. The Merger Agreement provides for the merger of CEI with and into CMC with CMC being the surviving corporation (the "Surviving Corporation") and CEI ceasing to have any separate corporate existence. As a result of the Merger, the Company will issue the EFTC Equity to the Principal CEI Shareholders representing approximately 33.4% of the Common Stock of the Company outstanding after giving effect to the Merger and related transactions. The Principal CEI Shareholders currently do not own any shares of the Company's Common Stock. The Merger will become effective at the time when the articles of merger are filed in accordance with the Oregon Business Corporation Act with the Secretary of State of Oregon or at such later time that the parties agree and is designated in such articles of merger. It is anticipated that if the Merger Agreement is approved at the Special Meeting and all other conditions have been fulfilled or waived, the Effective Time will occur as soon as practicable thereafter. At the Effective Time, the holders of CEI Common Stock will receive the Merger Consideration described below.

         Merger Consideration. At the Effective Time and whether or not surrendered at the Closing, all certificates representing shares of CEI Common Stock will be converted into the right to receive the Merger Consideration to which the holder thereof is entitled. The shares of CEI Common Stock held by Messrs. Hewitson will be converted into the right to receive the EFTC Equity and cash and the shares of CEI Common Stock held by the other holders of CEI Common Stock will be converted into the right to receive cash. The aggregate Merger Consideration to be received by all holders of CEI Common Stock is the Cash Consideration, in the amount of $3,370,000, subject to adjustment as described below, and the EFTC Equity. The number of shares of the Company's Common Stock representing the EFTC Equity, 1,980,000 shares, is fixed, subject to adjustments to reflect stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into the Company's Common Stock or the CEI Common Stock), subdivisions, reclassifications, combinations, exchanges, reorganizations, recapitalizations and similar transactions affecting the Company's Common Stock or the CEI Common Stock.

         The Cash Consideration, however, will be (i) reduced or increased, as the case may be, by the amount by which the interest bearing indebtedness for borrowed money of CEI ("Debt") as of the Effective Time is more or less than $2.0 million (as increased by the amount of certain expenditures and additional Debt authorized by the Company) and (ii) if the total combined stockholders' equity of CEI and CEWI as of the Effective Time ("Combined Equity") is less than $4.0 million, increased or reduced, as the case may be, by the amount by which the total shareholders' equity of CEI as of the Effective Time ("Equity") is more or less than $3,715,000. The Equity and Combined Equity amounts will be determined without deduction for the amount of certain expenditures, auditing fees, writeoffs of certain leasehold improvements or other adjustments approved by the Company and are reduced by fees and expenses incurred by CEI and CEWI for legal and accounting services and the services of Pacific Crest in connection with the Merger. An estimated Cash Consideration will be paid at Closing, subject to adjustment after Closing based on the Company's calculation of the Cash Consideration, which calculation is binding on the CEI shareholders unless they dispute the calculation. Either party may elect to submit an unresolved dispute to Arthur Andersen LLP for binding determination.

         Conditions to the Merger. None of the Company, CMC and CEI are obligated to consummate the transactions contemplated by the Merger Agreement unless, among other things, the Merger and the Merger Agreement are approved by the requisite vote of the shareholders of the Company and the shareholders of CEI; there is no legal, governmental or regulatory proceeding or action restraining consummation of the transactions contemplated by the Merger Agreement or that makes consummation of the Merger illegal; there are no governmental approvals, waivers or consents necessary for the consummation of or in connection with the Merger and the transactions contemplated thereby, which have not been obtained; and the transactions contemplated under the Purchase Agreement are simultaneously consummated.

         The obligations of the Company and CMC to consummate the transactions contemplated by the Merger Agreement are subject to, among other things: CEI's performance of all its covenants, obligations and agreements under the Merger Agreement; the truth and correctness of CEI's representations and warranties in all material respects (or in all respects to the extent qualified by its terms by the concept of materiality) when made and as of the Effective Time; receipt of the resignations of CEI's incumbent directors; the absence of any material adverse events affecting CEI; the receipt of a closing certificate from CEI and a legal opinion from Hershner, Hunter, Andrews, Neill & Smith, LLP; the performance by Messrs. Hewitson of and their compliance with the Voting Agreement; the execution and delivery by Messrs. Hewitson and the CEWI Shareholders, as the case may be, of the Registration Rights Agreement, the Indemnification Agreement, the Consulting Agreements and a letter concerning certain tax matters; and the receipt of evidence that all CEI Shareholders have consented to the specific allocation of the types of Merger Consideration among them as contemplated by the Merger Agreement.

         The obligation of CEI to consummate the transactions contemplated by the Merger Agreement is subject to, among other things: the Company's and CMC's performance of all their covenants, obligations and agreements under the Merger Agreement; the truth and correctness of the Company's and CMC's representations and warranties in all material respects (or in all respects to the extent qualified by its terms by the concept of materiality) when made and as of the Effective Time; the receipt of a closing certificate from the Company and legal and tax opinions from Holme Roberts & Owen LLP; the termination of certain guaranties given by the Principal CEI Shareholders to Wells Fargo Bank or their release from all liability thereunder; the execution and delivery by the Company of the Registration Rights Agreement; and the grant to certain members of CEI's management of employee stock options in the Company's Common Stock.

         Covenants. Until the Effective Time, CEI has agreed to carry on its business in the usual, regular and ordinary course and do certain other things so as not to impair its goodwill and ongoing business; maintain insurance coverages; comply in all material respects with applicable law; maintain its plants, property and equipment in good repair, working order and condition; perform its obligations under its contracts and commitments; notify the Company about certain material adverse effects; and pay accounts in the ordinary course. CEI also has agreed not to, without the Company's consent, do any of the things that CEI has represented have not occurred concerning the conduct of its business since September 30, 1996; amend its articles of incorporation or bylaws; adopt, accelerate, amend or change any employee or director stock option plan or options or rights thereunder; transfer its intellectual property; enter into or amend agreements granting others exclusive marketing or other exclusive rights concerning its products or technologies; enter into any operating lease in excess of $50,000; hire new key employees or pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except for the certain specified bonuses and certain normal salary and wages increases consistent with past practices where such increases or bonuses are not given to CEI's shareholders or their relations or members of CEI's management; commence lawsuits other than certain routine collection suits; acquire or agree to merger with any entity; effect certain tax matters; revalue its assets; do anything that would make any representation or warranty untrue; or agree to do any of the foregoing.

         No Solicitation. The Merger Agreement also provides that, subject to the fiduciary duties of CEI's board of directors under applicable law, as advised by counsel, CEI will not directly or indirectly solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of, or business combination with, CEI or participate in any negotiation, furnish information or otherwise cooperate in any attempt to do the foregoing.

         Termination; Amendment. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the Company's or CEI's shareholders: (i) by mutual consent of the Company and CEI; (ii) by either the Company or CEI, if, without fault of the terminating party, the Closing does not occur on or before April 30, 1997 or such later date as agreed by the parties; (iii) by the Company or CEI, if the notifying party is not obligated to close due to the failure of any of its conditions to close; or (iv) by either the Company or CEI, if the other party breaches its representations, warranties or obligations under the Merger Agreement in a material respect and the breach continues for ten days after notice of breach.

         In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of the Company, CMC or CEI or their respective officers, directors, shareholders or affiliates, except to the extent that termination results from the breach by a party to the Merger Agreement of any of its representations, warranties or covenants and except that certain specified provisions of the Merger Agreement will survive the termination thereof.

         The respective boards of directors of the parties may cause the Merger Agreement to be amended, on the condition that any amendment made subsequently to the approval of the Merger Agreement by the shareholders of the Company or CEI shall not alter or change (i) the amount or kind of consideration to be received on conversion of CEI Common Stock; (ii) any term of the articles of incorporation of CMC to be effected by the Merger; or (iii) any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of the Company or CEI.

CHANGE OF THE COMPANY'S BOARD

         At the Effective Time the Board will (i) increase the number of the Company's directors from 11 to 14 and (ii) nominate and appoint Mr. Gregory Hewitson as an additional Class I director to hold office until the 1998 Annual Meeting of the Company's shareholders, Mr. Matthew Hewitson as an additional Class II director to hold office until the 1999 Annual Meeting of the Company's shareholders, and Mr. Charles Hewitson as an additional Class III director to hold office until the 1997 Annual Meeting of the Company's shareholders. There will be no obligation of the Company under the Merger Agreement to nominate any CEI or CEWI representatives after such terms expire.

CEI SHAREHOLDER VOTING ARRANGEMENTS

         Messrs. Hewitson have agreed with the Company that they will give their consent with respect to or vote their shares of CEI Common Stock to approve the Merger Agreement and the Merger. Because the shares of CEI Common Stock owned by the Principal CEI Shareholders represent 94.2% of the outstanding shares of CEI Common Stock, approval of the Merger Agreement and the Merger by the shareholders of CEI is assured.


                     DESCRIPTION OF THE RELATED AGREEMENTS

         The following is a summary of the terms of the Purchase Agreement entered into on January 15, 1997, among the Company and the CEWI Shareholders, the Registration Rights Agreement to be entered into at the Closing of the Merger; an Indemnification Agreement and Consulting Agreements to be entered into at the Closing of the Merger and Employment Agreements to be offered by the Company to certain members of CEI's management.

THE PURCHASE AGREEMENT

         Purchase Price. Simultaneously with the consummation of the Merger, the Company will purchase, and the CEWI Shareholders will sell to the Company the outstanding shares of CEWI Stock, for $1,530,000 in cash subject to adjustments as follows. The completion of the Acquisition itself does not require the vote of the Company's Shareholders and no vote with respect to the Acquisition is being sought.

         The purchase price will be (i) reduced or increased, as the case may be, by the amount by which the interest bearing indebtedness for borrowed money of CEWI ("Debt") as of the Closing Date is more or less than zero (as increased by the amount of additional Debt authorized by the Company) and (ii) if the total combined stockholders' equity of CEI and CEWI as of the Closing Date ("Combined Equity") is less than $4.0 million, increased or reduced, as the case may be, by the amount by which the total shareholders' equity of CEWI as of the Closing Date ("Equity") is more or less than $285,000. The Equity and Combined Equity amounts will be determined without deduction for the amount of any certain specified bonuses, certain auditing fees, writeoffs of certain leasehold improvements or other adjustments approved by the Company and are reduced by fees and expenses incurred by CEI and CEWI for legal and accounting services and the services of Pacific Crest in connection with the Merger. An estimated Adjusted Purchase Price will be paid at Closing, subject to adjustment after Closing based on the Company's calculation of the Adjusted Purchase Price, which calculation is binding on the CEWI Shareholders unless they dispute the calculation. Either the Company or the CEWI Shareholders may elect to submit an unresolved dispute to Arthur Andersen LLP for binding determination.

         Covenants. Until Closing, the CEWI Shareholders have agreed to cause CEWI to carry on its business in the usual, regular and ordinary course and do certain other things so as not to impair its goodwill and ongoing business; maintain insurance coverages; comply in all material respects with applicable law; maintain its plants, property and equipment in good repair, working order and condition; perform its obligations under its contracts and commitments; notify the Company about certain material adverse effects; and pay accounts in the ordinary course. The CEWI Shareholders also have agreed to cause CEWI not to, without the Company's consent, do any of the things related to its representations about the conduct of its business since September 30, 1996; amend its articles of incorporation or bylaws; adopt, accelerate, amend or change any employee or direct stock option plan; transfer its intellectual property; enter into or amend agreements granting others exclusive marketing or other exclusive rights concerning its products or technologies; enter into any operating lease in excess of $10,000; hire new key employees or pay special bonuses; commence lawsuits other than certain routine collection suits; acquire or agree to merger with any entity; effect certain tax matters; revalue its assets; do anything that would make any representation or warranty untrue; or agree to do any of the foregoing.

         The Purchase Agreement also provides that the CEWI Shareholders will not, and will cause CEWI not to, directly or indirectly solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of, or business combination with, CEWI or participate in any negotiation, furnish information or otherwise cooperate in any attempt to do the foregoing.

THE REGISTRATION RIGHTS AGREEMENT

         The shares of Company's Common Stock representing the EFTC Equity to be delivered to Messrs. Hewitson in connection with the Merger will not be registered under the Securities Act, nor qualified under applicable state securities laws and are being offered and sold to Messrs. Hewitson based in part on certain representations and warranties given by them. Accordingly, Messrs. Hewitson will receive the EFTC Equity subject to restrictions on resale set forth in the Merger Agreement and a Registration Rights Agreement that will be entered into at the closing of the Merger among the Company, Messrs. Hewitson and their spouses. The Registration Rights Agreement also will provide for certain registration rights with respect to the EFTC Equity. Capitalized terms used under this section of this Proxy Statement that have not previously been defined shall have the meanings given to them in the Registration Rights Agreement.

         Demand Registration. At any time, but only once, within two years after the date of the Registration Rights Agreement, the holders of more than 40% of the then Registrable Securities may require the Company to register all or part of their Registrable Securities, on the condition that the aggregate amount of Registrable Securities that the holders request be included in the registration has a fair market value at the time of the request equal to $3,000,000 ($1,000,000 if the Company can use Form S-3 or its equivalent to effect such registration). If any Demand Registration involves an underwritten offering, then as many securities of the Company as the Company elects may be included in such registration on the same terms and conditions as the Registrable Securities to be included in such registration, on the condition that if the managing underwriters advise the Company that in their opinion the number of shares proposed to be included in such offering should be limited, the Company will give priority for inclusion in such registration: (i) first, to the Registrable Securities that the holders request to be included in such registration; (ii) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (iii) third, to the securities that the Company elects to be included in such registration; (iv) fourth, to other securities that the Company is obligated to include in such registration; and (v) fifth, to other securities that the Company may desire to include in such registration. The Company may also delay a Demand Registration for up to 90 days if in the good faith reasonable judgment of the Company's board of directors such registration would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or would otherwise have a material adverse effect on the Company.

         Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than as (i) a Demand Registration; (ii) registration of securities in connection with a merger, an acquisition, an exchange offer, another business combination or an employee benefit plan maintained by the Company or its subsidiaries; or (iii) a registration of securities on Form S-4 or S-8 or any successor or similar form) and the registration statement to be used may be used for the registration of Registrable Securities, the Company must give the Shareholders notice to the of its intention to do so and offer to include the Registrable Securities in such registration.

         If any Piggyback Registration involves an underwritten offering initiated by the Company and the managing underwriters advise the Company that in their opinion the number of shares proposed to be included in such offering should be limited, the Company will give priority for inclusion in such registration: (i) first, to the securities that the Company proposes to be included in such registration; (ii) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (iii) third, to the Registrable Securities that the holders request to be included in such registration and to other securities that the Company is obligated to include in such registration; and (iv) fourth, to other securities that the Company may desire or is obligated to include in such registration.

         If any Piggyback Registration involves an underwritten offering initiated on behalf of holders of the Company's securities and the managing underwriters advise the Company that in their opinion the number of shares proposed to be included in such offering should be limited, the Company will give priority for inclusion in such registration: (i) first, to the securities that such holders propose to be included in such registration; (ii) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (iii) third, to the Registrable Securities that the holders request to be included in such registration; and (iv) fourth, to other securities that the Company may desire to include in such registration.

         Registration Expenses. Except as otherwise provided in the Registration Rights Agreement, the Company will pay all Registration Expenses in connection with a Demand Registration and with any Piggyback Registration, except that in the case of either a Demand Registration or a Piggyback Registration that is an underwritten offering, all underwriting discounts, commission spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the Registrable Securities being offered thereby will be paid by the holders thereof pro rata based on the number of Registrable Securities that each such holder has requested be registered.

         Indemnification. The Company will indemnify, to the extent permitted by law, the holders of Registrable Securities from and against any complaints, claims, losses, damages, liabilities and expenses that a holder may suffer arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, or other related filing with the SEC or other federal or state agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any holder expressly for use therein or by any holder's failure to comply with any legal requirement applicable to such holder not contractually assumed by the Company to deliver a copy of the Registration Statement or prospectus or any amendment or supplement thereto after the Company has furnished the holder with sufficient copies of the same.

         Each holder of Registrable Securities will indemnify, to the extent permitted by law, the Company from and against the holder's Pro Rata Share of all complaints, claims, losses, damages, liabilities and expenses that the Company may suffer arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, or other related filing with the SEC or other federal or state agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are caused by or contained in any information furnished in writing to the Company by the holder expressly for use therein or by any holder's failure to comply with any legal requirement applicable to such holder not contractually assumed by the Company to deliver a copy of the Registration Statement or prospectus or any amendment or supplement thereto after the Company has furnished the holder with sufficient copies of the same.

EMPLOYMENT MATTERS

         The Consulting Agreements. At the Effective Time, the Company will enter into five-year consulting agreements (the "Consulting Agreements") with each of the Principal CEI Shareholders and offer employment for one-year to certain members of CEI's management. Each of the Principal CEI Shareholders will be paid approximately

$160,000 per year and reimbursed his out-of-pocket expenses associated with the performance of his duties. Each has agreed to devote sufficient working time, attention and energies to the business of the Company, but not in excess of 80% of the equivalent of being engaged on a full-time basis. The Consulting Agreements would also prohibit the consultant from providing services to or owning 5% or more of the outstanding stock of a competitor of the Company during the term of his engagement and for two years after the termination of his engagement.

         The Employment Agreements. At the Effective Time, the Company also will offer employment agreements (the "Employment Agreements") to certain members of CEI's management. The Employment Agreements provide for each employee to work on a full time basis with the Company for a period of one year, which period may be extended. As compensation for their services the Company would pay each employee the salary specified in the Merger Agreement. In addition to the grants by the Company of employee stock options in connection with the Merger, each employee would also be eligible to participate in the Company's bonus and stock option plans and would receive additional benefits that the Company customarily provides to its employees. Under the Employment Agreements, the employee would assign to the Company all Inventions conceived or developed by him during the term of his Employment Agreement and for six months following his termination. The Employment Agreements would also prohibit the employee from providing services to or owning 5% or more of the outstanding stock of a competitor of the Company during the term of his Employment Agreement and for one year after his termination.

         Other Employment Matters. Prior to the Merger, CEI will be permitted to pay bonuses, which are not to exceed $180,000, to certain members of its management, and immediately following the Merger the Company will grant certain members of CEI's management employee stock options in the Company's Common Stock. CEI and the CEWI Shareholders have agreed to cause the employment arrangements of persons related to Messrs. Hewitson or the CEWI Shareholders to be terminated (other than the employment of Christie Hewitson, which is to continue) as of the Effective Time and without liability to CEI or CEWI.

THE INDEMNIFICATION AGREEMENT

         Survival of Representations and Warranties. Under the Merger Agreement, the representations and warranties made by CEI relating to taxes survive indefinitely. All other representations and warranties of the Merger Agreement survive for one year after the Effective Time. Under the Purchase Agreement, the representations and warranties of the CEWI Shareholders survive for one year after the Closing Date, except for those relating to taxes and all other representations and warranties of the CEWI Shareholders. The representations and warranties of the Company and CMC do not survive the Merger or the Acquisition.

         Indemnification. Subject to the terms and conditions of the Indemnification Agreement and the provisions limiting the survival of representations and warranties in the Merger Agreement and the Purchase Agreement, each Principal CEI Shareholder and each CEWI Shareholder has agreed to indemnify and hold harmless the Company from and against such Shareholder's pro rata share of all complaints, claims, losses, damages, liabilities and expenses that the Company may suffer arising from CEI's breach of a covenant in the Merger Agreement, the CEWI Shareholders' breach of a covenant in the Purchase Agreement, any representation or warranty of CEI in the Merger Agreement being inaccurate or any representation or warranty of the CEWI Shareholders in the Purchase Agreement being inaccurate, except that the Shareholders will not have such an obligation to indemnify (i) until the Company has suffered Losses by reason thereof in excess of $100,000 in the aggregate or (ii) to the extent the Losses exceed $750,000 in the aggregate, after which the Shareholders will have no obligation to indemnify the Company unless such Losses are caused by or arise out of any inaccuracy of which any Shareholder was aware.

         If any Shareholder breaches any of such Shareholder's covenants in the Indemnification Agreement, any representation or warranty of the Shareholder in the Indemnification Agreement is inaccurate, any CEWI Shareholder breaches certain covenants in the Purchase Agreement or any representation or warranty of a CEWI Shareholder in Article II of the Purchase Agreement is inaccurate, then each Shareholder shall indemnify the Company from and against such Shareholder's pro rata share for the entirety of any Losses the Company may suffer arising out of such breach or inaccuracy.

                CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS

         Immediately following the consummation of the Merger, the composition of the Company's Board will change, as discussed elsewhere in the Proxy Statement, with Messrs. Charles Hewitson, Gregory Hewitson and Matthew Hewitson being appointed as Directors. There will not be any significant change in the management of the Company. See "DESCRIPTION OF THE MERGER AGREEMENT--Change of the Company's Board."

DILUTION

         The issuance of the EFTC Equity will cause proportionate dilution in the voting rights of the existing shareholders of the Company. Following Closing, the issued and outstanding shares of the Common Stock held by the current shareholders will be reduced to approximately 66.6% of the total issued and outstanding shares of the Common Stock. At February 10, 1997, the Record Date, the Company had 3,944,760 shares of Common Stock outstanding and after Closing there will be approximately 5,924,760 shares of Common Stock outstanding.

         On September 30, 1996, each share of Common Stock had a net book value of $3.51 per share, calculated on a historical basis. After Closing, each share of Common Stock will have a pro forma net book value of $3.26 per share. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

CAPITALIZATION OF THE COMPANY

         After the completion of the Merger and the Acquisition, the Company will have approximately $8.3 million in long-term debt outstanding and stockholders' equity of approximately $19.3 million. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION." The management of the Company believes such amounts of indebtedness to be reasonable in light of the size and operations of the Company. The Company is not, however, subject to any limitation on the amount or terms of indebtedness that it may incur in the future.

CHALLENGES OF BUSINESS INTEGRATION

         The Company will seek to increase earnings by, among other things, reducing operating costs as a percentage of revenues through improved operating efficiencies and economics of scale. Although the Company expects to be able to achieve such efficiencies and economies, the combination of the Company and the CE Companies will require successful integration of the administrative, marketing, information, materials and manufacturing operations of the Company and the CE Companies. This will require substantial attention from the Company's and the CE Companies' management teams and employees, but there can be no assurance that such efforts will successfully achieve the anticipated benefits of the Merger and related transactions. While the Company's Chief Executive Officer is experienced in the integration of acquired operations, a transaction of this size may divert management attention and any difficulties encountered in this more complex transaction could have an adverse impact on the revenues and operating results of the combined companies. Additionally, attempts to achieve economies of scale through cost cutting may, at least in the short term, have an adverse impact upon the combined companies' operations.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences to the Company and its shareholders resulting from the Merger and the Acquisition is for general information only. This summary is based upon laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change. This discussion does not cover all aspects of federal taxation that may be relevant and it does not address state, local, foreign or other tax laws.

         The Merger has been structured by the parties so that the merger will qualify as a nontaxable reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Although the parties believe that the Merger will so qualify, no tax opinion will be received with respect to the merger. As a nontaxable Merger, neither the Company nor CEI would be required to recognize or gain or loss as a result of the merger. If the Merger were to be a taxable transaction, CEI would recognize gain from the deemed sale of its assets and would be liable for the taxes payable with respect to that gain.
Any such liability of CEI would become a liability of CMC in the merger.

         With respect to the acquisition of the stock of CEWI for cash, no gain or loss will be recognized by the Company. The selling shareholders of CEWI will recognize taxable gain, however.

         There will be no federal tax consequences to the holders of the Common Stock of the Company in connection with the Merger and the Acquisition.


                  APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders of the Company who do not vote in favor of the Merger Proposal will not have the right to seek payment in cash of the fair market value of their shares of Common Stock.


                      MANAGEMENTS' DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         This information set forth below contains "forward looking statements" within the meaning of the federal securities laws, including statements regarding opportunities for growth from expanded use of contract manufacturing by OEMs, the Company's new strategic business plan and development of its new management information system, the trend toward turnkey manufacturing, the Company's expectations regarding increases in the numbers of assemblies ordered by customers, and other statements of expectations, beliefs, plans, and similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. See "INTRODUCTION--Cautionary Statement."

THE COMPANY

         GENERAL

         The Company has provided electronic manufacturing services to its customers since 1981. Since 1981, there has been a general shift in the nature and scope of the Company's services and the makeup of the relative components of its sales. Within the electronic manufacturing services industry in general and as experienced by the Company, there has been a significant shift from consignment business to turnkey business. For consignment projects, the Company charges only for value-added labor and manufacturing costs and uses materials provided by the customer. Turnkey projects require the Company to provide value-added labor, incur manufacturing costs and acquire components and other materials used in the assembly process. In addition, turnkey projects generally offer higher net sales and higher gross profits than consignment projects as the sales and costs of components and other materials are included in the results of the Company's operations. However, the gross profit percentage earned on materials sales is generally lower than that earned on assembly services, resulting in a trend over time toward a lower gross profit percentage as turnkey sales increase. The growth in turnkey sales has also required the Company to increase its investment in working capital, particularly as it relates to inventory and accounts receivable. The percentage of net sales attributable to sales of materials increased from 58.4% in 1992 to 74.4% in 1995.

         The Company's results of operations are affected by a number of factors, including the level and timing of customer orders, the mix of turnkey and consignment orders, the degree of automation used in the manufacturing process, fluctuations in material costs, the overhead efficiencies achieved by the Company in managing the costs of its operations, price competition, the Company's level of experience in manufacturing a particular product, and the timing of expenditures in anticipation of increased sales. Inflation has not been a significant factor in the results of the Company's operations because the Company's price quotations for turnkey jobs are generally good for only 90 days and the Company is entitled to pass on certain cost increases under some of its turnkey contracts.

         The following table sets forth certain operating data as a percentage of net sales:

                                             Nine Months Ended        Year Ended December 31,
                                              September 30,      ------------------------------
                                             ----------------
                                             1996       1995     1995         1994       1993
                                             -----      -----    -----        -----      -----
Net Sales . . . . . . . . . . . . . .        100.0%     100.0%   100.0%       100.0%     100.0%
Gross Profit  . . . . . . . . . . . .          4.3        8.0      7.9         10.3       13.9
Selling, general and administrative
          expenses  . . . . . . . . .          7.6        6.5      6.3          4.6        6.2
Impairment of fixed assets  . . . . .          1.6         --       --           --         --
                                             -----      -----    -----        -----      -----
Operating income (loss) . . . . . . .         (4.9)       1.5      1.6          5.7        7.7
Interest expense  . . . . . . . . . .          (.9)       (.8)     (.8)         (.3)       (.8)
Other, net  . . . . . . . . . . . . .           --        0.2      0.2          0.2         --
                                             -----      -----    -----        -----      -----
Income (loss) before income taxes . .         (5.8)       0.9      1.0          5.6        6.9
Income tax expense (benefit)  . . . .         (2.1)       0.3      0.3          2.0        2.5
                                             -----      -----    -----        -----      -----
Net Income  . . . . . . . . . . . . .         (3.7)       0.6      0.7          3.6        4.4
                                             =====      =====    =====        =====      =====


         RESULTS OF OPERATIONS

         Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

         Net sales. Net sales are net of discounts and are recognized upon shipment to a customer. The Company's net sales increased by 16.6% to $13,631,921 for the third quarter of fiscal 1996, from $11,691,875 during the same period in fiscal 1995. The increase in net sales is due primarily to increased material sales associated with electro-mechanical assembly (box-build) to one customer.

         The Company's net sales increased by 23.3% to $44,576,291 during the nine months of fiscal 1996, from $36,140,147 during the same period of fiscal 1995. Again this increase is primarily the result of the sales related to the box-build activity noted above.

         Gross profit. Gross profit equals net sales less cost of goods sold (such as salaries, leasing costs, and depreciation charges related to production operations) and non-direct, variable manufacturing costs (such as supplies and employee benefits). In the third quarter of fiscal 1996, gross profit decreased 13.6% to $535,750 compared to $619,768 for the same period in 1995. The gross profit margin for the third quarter of fiscal 1996 was 3.9% compared to 5.3% for the same period of fiscal 1995. The primary reason for the decline in gross profit is related to restructuring charges of $479,029 that were included in cost of goods sold for the third quarter of 1996.
Without these restructuring charges, gross profit would have been $1,014,779 or 7.4% of net sales, an increase of 63.7% over the third quarter of 1995. These restructuring charges were severance expenses related to a decrease in workforce, write down of inventory related to changes in the Company's customer mix, and expenses related to the reorganization of the manufacturing floor and manufacturing processes.

         Gross profit decreased by 34.2% to $1,900,088 compared to $2,886,567 for the first nine months of fiscal 1996. The gross profit margin for the first nine months of fiscal 1996 was 4.3% compared to 8.0% for the first nine months of 1995. Excluding the restructuring charges as explained above gross profit would have been $2,379,117 or 5.3% for the third quarter of 1996. The additional decline not related to the restructuring charge taken in the third quarter of fiscal 1996 was attributable to increased overhead associated with the change in product mix from third quarter of 1995 to third quarter of 1996. The decreased efficiencies prompted the Company to hire a new Chief Executive Officer and decrease its workforce and cost structure in order to position the Company for future success.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales commissions, and other general expenses. SGA expense increased by 106.9% to $1,746,550 in the third quarter of 1996, compared with $844,243 a year earlier. The increase is due to restructuring charges as explained above related to SGA expense in the amount of $922,404 in the third quarter of 1996. Excluding these costs, the SGA expense would have been $824,146 a decrease of $20,007 from third quarter of 1995. As a percentage of net sales, SGA expenses increased from 7.2% of net sales in the third quarter of fiscal 1995 to 12.8% of net sales in fiscal 1996. Excluding the restructuring charges, SGA expenses would have been 6.0% of net sales for the third quarter of 1996.

         Selling, general and administrative expenses increased by 44.3% to $3,403,090 for the nine months of fiscal 1996 compared with $2,358,576 a year earlier. Excluding the restructuring charges incurred in third quarter of 1996, SGA expenses would have increased by $122,110 or 5.2% over the first nine months of 1995. As a percentage of net sales, SGA increased to 7.6% in the first nine months of 1996 from 6.5% in the same period of fiscal 1995. Without the restructuring charges, SGA expenses would have been 5.6% of net sales for the nine months ended September 30, 1996.

         Impairment of fixed assets. During the third quarter of 1996, the Company incurred a write down associated with impaired assets in the amount of $725,869. Statement of Financial Accounting Standards No.121 "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets and certain identifiable intangibles to be disposed of should be reported at the lower of carrying amount or fair value less cost to sell. The Company went through a corporate restructuring in the third quarter of 1996 which included a workforce reduction and a change in the way product is manufactured which resulted in several assets both tangible and intangible to be eliminated from operations. Certain software that will no longer be used as well as excess equipment that is now held for sale was written down to fair value in order to comply with Statement No.121 as mentioned above.

         Operating income. Operating income for the third quarter of fiscal 1996 decreased 762.8% to a loss of $1,936,669 from a loss of $224,475 for the third quarter of fiscal 1995. Operating income as a percentage of net sales decreased to (14.2%) in the third quarter of fiscal 1996 from (1.9%) in the same period last year. The decrease in operating income was attributable to the restructuring charges and impairment of fixed assets write down as noted above. The total of these items for the third quarter of 1996 was $2,127,302. Excluding these items operating income would have been $190,633 or 1.4% of net sales for the third quarter of 1996.

         Operating income for the first nine months of fiscal 1996 decreased 522.1% to a loss of $2,228,871 from income of $527,991 in the first nine months of fiscal 1995. Operating income as a percent of sales decreased to (5.0%) in the first nine months of fiscal 1996 compared to 1.5% in the first nine months of 1995. By excluding the restructuring charges noted above, the operating loss would have been $101,569 or (0.2%) of net sales for the nine months ended September 30, 1996.

         Interest expense. Interest expense for the third quarter of 1996 was $141,898 compared to $96,769 for the same period in fiscal 1995. The need to fund the increase in inventory and accounts receivable levels with operating debt was the primary reason for the increase in interest expense.

         Interest expense for the first nine months of 1996 was $384,511 compared to $265,733 for the same period a year earlier. Borrowing due to increases in inventory and accounts receivable levels is the primary reason for the increase in interest expense.

         Income tax expense. The estimate of the Company's effective income tax rate for the third quarter of fiscal 1996 and 1995 was 34.6% and 32.3%, respectively. This percentage fluctuates substantially because relatively small dollar amounts tend to move the rate significantly as estimates change. State tax credits generated from capital investment and job creation also continue to affect state taxes because of the Company's location in a state-designated "enterprise" zone.

         The effective income tax rate for the first nine months of fiscal 1996 was 35.4% compared to 37.1% from the same period a year earlier. This percentage fluctuates because relatively small dollar amounts tend to move the rate significantly as estimates change and the Company is located in a state enterprise zone which gives access to state tax credits for capital investment and job creation.

         1995 Compared to 1994

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1995 decreased 6.3% to $49,220,070 from $52,541,842 in 1994. In 1995, three of the Company's largest customers decreased orders by approximately $13.6 million when compared to 1994 levels. One customer moved into a larger facility and decided to decrease its outsourced manufacturing requirements. The decrease in orders from the other two customers was due to the Company's inability to be competitive on material pricing because of the Company's inability to take advantage of volume buying. In 1994, these three customers accounted for approximately $23.6 million of revenues compared to approximately $10 million in 1995. Although the loss of revenues from these three customers was a significant factor in decreased sales in 1995, the Company believes it will have lower customer concentrations in 1996. The top ten customers in 1995 accounted for 79.4% of total sales volume, as compared to 90.2% in 1994. The Company replaced a significant portion of the lost revenues attributable to the decrease in orders with new sources of revenue during 1995.

         Gross Profit. Gross profit equals net sales less cost of goods sold, which consists of material and direct and indirect overhead labor, fixed manufacturing costs (primarily lease payments for, and depreciation of, manufacturing equipment and facilities) and other manufacturing costs. Gross profit in 1995 decreased 27.0% from 1994 to $3,894,721. Gross profit as a percentage of net sales for 1995 was 7.9% , compared to 10.3% in 1994. These decreases are attributable to several factors. First, the overall number of different assemblies ordered annually by customers increased by 200 assemblies from 703 assemblies at December 31, 1994 to 903 assemblies at December 31, 1995. At December 31, 1993, the Company had approximately 619 assemblies. The increase in the number of assemblies resulted in a decrease in efficiency manifested in increased costs related to the start-up of manufacturing of such new assemblies and other costs. Such start-up costs primarily consisted of increased labor costs due to difficulties in scheduling large numbers of assemblies, including costs for new personnel, training, overtime and increased rework costs. The Company also experienced increases in other manufacturing costs, including increased costs of production planning, documentation, engineering and scrap costs. Second, the Company made investments in equipment and facilities at the end of 1994 and the beginning of 1995. Due to such investments, depreciation expense increased by $743,579 to $1,716,841 in 1995 from $973,262 in 1994. Third, during 1995, periodic material shortages created upward pressure on material prices and affected manufacturing schedules which had a negative impact on gross margins.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales commissions and other general expenses. SGA expense for 1995 increased by 25.2% over 1994 to $3,093,400. The increase is primarily the result of non-recurring costs related to corporate re-structuring in the third quarter, consulting fees related to corporate reengineering processes, increased selling expenses related to a new sales office in Texas and a new sales representative in California, and increased administrative expenses related to being a publicly-held company. As a percentage of net sales, SGA expense increased to 6.3% in 1995 from 4.6% in 1994.

         Operating Income. As a result of the factors described above, operating income in 1995 decreased 73.5% under 1994 to $801,321. Operating income as a percentage of net sales decreased from 5.7% in 1994 to 1.6% in 1995.

         Interest Expense. Interest expense in 1995 increased 56.1% from 1994 to $399,389. The increase was attributable the Company's use of bank debt to fund increases in inventory growth and accounts receivable which were related to the previously mentioned change in product mix. Also, the Company acquired approximately $2.5 million in property and equipment in 1995, which was financed with short term debt. As discussed below under "Liquidity and Capital Resources," the Company completed a sale-leaseback transaction in December of 1995. The Company used the proceeds of the sale leaseback transaction to retire $3,310,000 of short term debt.

         Income Tax Expense. The Company's effective income tax rate for 1995 was 26.3% compared to 35.2% for 1994. The decrease in the effective tax rate is primarily attributable to certain research expenditures incurred in 1992, 1993, 1994 and 1995 for which the Company will claim federal tax credits.
Also, the Company's facilities are located in a state enterprise zone. The Company receives state tax credits for capital expenditures and increases in the number of Company employees. As sales and earnings increase, these state tax credits will have a relatively smaller effect on the Company's effective income tax rate.

         1994 Compared to 1993

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1994 increased 76.2% over 1993 to $52,541,842. The increase was primarily due to increased orders from new and existing customers as a result of the Company's expanded capacity and the general growth in the market for electronic manufacturing services.

         Gross Profit. Gross profit equals net sales less cost of goods sold, which consists of material and direct and indirect overhead labor, fixed manufacturing costs (primarily lease payments for, and depreciation of, manufacturing equipment and facilities) and other manufacturing costs. Gross profit in 1994 increased 31.3% over 1993 to $5,418,776. Gross profit as a percentage of net sales for 1994 was 10.3%, compared to 13.9% for 1993. The decrease in gross profit as a percentage of net sales was attributable to two factors. First, the increase in the percentage of net sales attributable to sales of components in turnkey manufacturing tends to decrease gross profit as a percentage of net sales. Second, the Company had increased expenses due to expansion of its capacity, primarily depreciation of its new facility and equipment, occupancy costs of its new facility and costs of hiring additional manufacturing personnel. These new resources are not yet being used to full capacity and have therefore decreased gross profit as a percentage of net sales.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales commissions and other general expenses. SGA expense for 1994 increased by 30.0% over 1993 to $2,395,164. The increase is primarily the result of increased sales commissions and other selling costs and administrative expenses of being a publicly-held company. As a percentage of net sales, SGA expense decreased to 4.6% in 1994 from 6.2% in 1993.

         Operating Income. As a result of the factors described above, operating income in 1994 increased 32.3% over 1993 to $3,023,612. Operating income as a percentage of net sales decreased from 7.7% in 1993 to 5.7% in 1994.

         Interest Expense. Interest expense in 1994 decreased 25.9% from 1993 to $175,400. The decrease was attributable to the Company's repayment of approximately $3 million of indebtedness in March 1994 from the proceeds of its initial public offering. As discussed below under "Liquidity and Capital Resources," the Company later borrowed $3.4 million to finance construction of its new facility.

         Income Tax Expense. The Company's effective income tax rate for 1994 was 35.2% compared to 36.2% for 1993. The Company's facilities are located in a state enterprise zone, and its effective tax rate may vary based on state credits received for capital expenditures and increases in the number of employees. As sales and earnings increase, these credits will have a relatively smaller effective income tax rate.

         LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 1996, working capital totaled $8,182,490. Working capital at December 31, 1995 was $9,867,843 compared to $6,744,318 at December 31, 1994. At December 31, 1993, prior to the Company's initial public offering, working capital was $2,403,544. The increase in working capital from 1994 to 1995 is attributable primarily to a sale-leaseback transaction which closed in December 1995. The Company sold equipment at a sales price of $3,678,014 and retired short-term debt in the amount of $3,310,000 in December 1995. The subsequent decrease in working capital in the first nine months of 1996 is attributable primarily to the purchase of fixed assets and long-term debt retirement.

         Cash used in operations for the first nine months of 1996 was $460,712. Cash used in operations was $933,589 in 1995 and $697,176 in 1994.
Cash provided from operations in 1993 was $814,237. Cash used to reduce accounts payable was the key factor that resulted in the use of cash in 1996. The increase in cash used in operations in 1995 is attributable primarily to increases in accounts receivable and inventories. Accounts receivable decreased 9.3% to

$3,420,482 at September 30,1996 from $3,769,264 at September 30,1995.  Accounts receivable increased 29.1% to $4,982,450 at December 31, 1995 from $3,858,523
at December 31, 1994.   A comparison of receivable turns (i.e. annualized sales
divided by current accounts receivable) for the third quarter of fiscal 1996 and the third quarter of fiscal 1995 is 15.9 and 12.4 turns, respectively. Receivable turns for 1995 and 1994 were 9.9 and 13.6, respectively. Receivable turns have decreased primarily because of decreases in orders from some customers that were taking advantage of discounts and paying after 10 days. These orders have been replaced with orders of other customers that are paying primarily with terms of net 30 days. Inventories increased 24.9% to $10,147,092 at September 30,1996 from $8,121,589 at September 30,1995.
Inventories increased 31.8% to $9,859,414 on December 31, 1995 from $7,479,374 on December 31, 1994. A comparison of inventory turns (i.e. annualized cost of sales divided by current inventory) for the third quarter of fiscal 1996 and 1995 shows a decrease to 5.2 from 5.5, respectively. Inventory turns for 1995 and 1994 were 4.6 and 6.3, respectively. Inventory turns have decreased primarily because of new projects that are being introduced. Inventory builds in the early stages of new turnkey business because of new article approval issues which sometimes create delays and slow down the turning of inventory until the new assemblies are in full production.

         The Company used cash of $2,125,812 in the first nine months of 1996. The Company provided cash from investing activities of $1,265,525 in 1995, compared to using cash of $9,035,395 in 1994 and $870,071 in 1993. The Company used cash to purchase capital equipment totaling $2,135,969 in the first nine months of 1996, compared with $2,231,860 in the same period last year. In 1995 the Company received cash from the sale of equipment primarily from the sale-leaseback transaction mentioned above of $3,739,344 and purchased additional equipment of $2,473,819 for net cash provided of $1,265,525. In 1994 capital equipment consisting primarily of manufacturing and computer equipment in the amount of $5,346,016 was purchased. In addition, $3,689,379 was spent for the construction of a new manufacturing facility and an additional parcel of land to allow for future expansion. The capital equipment was purchased with proceeds from the Company's initial public offering.

         On October 2, 1996, the Company renegotiated its revolving line of credit in the amount of $10,000,000 with a maturity date of June 5, 1997. The amount outstanding was $2,300,000 at September 30, 1996. Interest on borrowings under this credit facility accrues at the Bank One Prime rate plus
 .25% (8.5% at September 30, 1996). The credit facility is collateralized by substantially all of the Company's assets, other than real estate. The loan agreement from this facility contains restrictive covenants relating to capital expenditures, borrowings and payment of dividends, and certain financial statement ratios. The credit facility may be withdrawn/canceled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in financial condition. The Company also has a term loan that is secured by deeds of trust on both of the Company's buildings and land. The term of the loan is seven years with a 20 year amortization. Principal payments of $85,000 are semi-annual with monthly payments of interest. The loan rate floats at the Citibank prime rate plus 1% (9.25% at September 30, 1996) with a cap of 9.5%. The rate is adjusted annually on September 15. The balance due on the loan was $3,060,000 at September 30, 1996.

         The Company has negotiated with Bank One an unsecured short term bridge facility and an amendment to its revolving line of credit, each of which is to be finalized prior to closing of the Merger and the Acquisition. The amended line of credit would have substantially the same terms as the existing line, except that the total amount available thereunder would be increased to $15,000,000. The short term bridge facility would be in the amount of $5,000,000, would be used to pay the cash portion of the consideration to be paid in the Merger and the Acquisiton and would have a term of 120 days. The Company is engaged in discussions for the issuance of convertible debt or preferred stock, the proceeds of which would be used to repay the bridge facility. Availability of the bridge facility is conditioned on the Company's having received a third party commitment for purchase of the convertible debt or preferred stock. If the Company is unable to borrow under the bridge facility, the Company intends to borrow any amounts necessary to complete the Merger and the Acquisition under its existing or amended revolving line of credit.

         The Company may require additional capital to finance enhancements to, or expansions of, its manufacturing capacity in accordance with its business strategy. Management believes that the need for working capital will continue to grow at a rate generally consistent with the growth of the Company's operation. Although no assurance can be given that financing will be available on terms acceptable to the Company, the Company may seek additional funds, from time to time, through public or private debt or equity offerings, bank borrowing, or leasing arrangements.

CURRENT ELECTRONICS, INC.

         RESULTS OF OPERATIONS

         1996 Compared to 1995

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1996 increased 89.4% to
$32,520,438 from $17,169,805 in 1995.   In 1996, the increase in revenues was
primarily the result of two factors.   First, the CE Companies successfully won
turnkey manufacturing business from certain customers which resulted in higher material sales. Second, two customers significantly increased orders during the year. Credence Systems and ADC/Kentrox increased sales and contracted for turnkey production which resulted in sales growth from $3.4 million in 1995 to $16.4 million in 1996.

         Gross Profit. Gross profit equals net sales less cost of goods sold, which consists of material and direct and indirect overhead, labor, fixed manufacturing costs and other variable manufacturing costs. Gross profit in 1996 increased $1,746,954 from $3,698,179 in 1995 to $5,445,133 in 1996, a
47.2% increase. Gross profit as a percentage of net sales for 1996 was 16.7% , compared to 21.5% in 1995. The increase in gross profit was a result of increased sales and the resulting profitability on the revenues. The decrease in gross profit percentage was the result of higher turnkey sales and the resultant increase in lower margin material revenues. The gross margin can fluctuate due to product mix and the difference in margin and profitability by product and customer.

         The CE Companies anticipate that they will experience increased manufacturing costs in 1997 due to the transition to a new manufacturing facility and forecasted increases in costs associated with revenue growth and new manufacturing capacity. The CE Companies anticipate higher revenues for the latter part of 1997, but believe that increased turnkey sales in 1997 will create downward pressure on gross margins due to a higher percentage of lower margin material sales.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales costs, travel and other general expenses. SGA expense for 1996 increased by 41.3% over 1995 to $2,792,814. The increase is primarily the result of increased costs in the sales and marketing area and new personnel in the administrative area. Also, as a percentage of net sales, SGA expense decreased to 8.6% in 1996 from 11.5% in 1995. The decrease in SGA expense as a percentage of net sales was due to higher revenue levels in 1996.

         Operating Income. As a result of the factors described above, operating income in 1996 increased 54.1% over 1995 to $2,652,319. Operating income as a percentage of net sales decreased from 10.0% in 1995 to 8.2% in 1996.

         Interest Expense. Interest expense in 1996 decreased 21.7% from 1995 to $101,192. The decrease was attributable to lower borrowings during the course of the year. The 1996 year-end balance sheet shows higher borrowings, but this is attributable to end of year cash needs due to higher turnkey sales and the financing of inventories. The company anticipates higher interest expense in 1997 due to cash needs associated with business growth including the financing of a new manufacturing facility and increased inventories due to turnkey production.

         Income Tax Expense. The CE Companies' effective income tax rate for 1996 was 29.4% compared to 29.5% for 1995. CEWI had elected to be taxed as an S Corporation. Earnings and losses for federal tax purposes were included in the personal income tax returns of the shareholders. Accordingly, there were no provisions for income taxes or deferred taxes reflected in the accompanying combined financial statements related to CEWI. CEI's effective tax rate of 33% and 39% for fiscal 1996 and 1995, respectively, differed from the federal statutory rate primarily due to state taxes and nondeductible officer life insurance premiums. The 1996 effective rate was lower than the 1995 effective rate principally due to a one-time credit allowed by the State of Oregon and corrections of prior year estimates.

         1995 Compared to 1994

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1995 increased 55.1% over 1994 to $17,169,805. The increase was primarily due to increased orders from new and existing customers and the acquisition of CEWI in Moses Lake, Washington.

         Gross Profit. Gross profit equals net sales less cost of goods sold, which consists of material and direct and indirect overhead labor, fixed manufacturing costs (primarily lease payments for, and depreciation of, manufacturing equipment) and other manufacturing costs. Gross profit in 1995 increased 50.6% over 1994 to $3,698,179. Gross profit as a percentage of net sales for 1995 was 21.5%, compared to 22.2% for 1994. Due to similar product mix and customer profile, their was little change in gross profit percentage from 1994 to 1995. During these time periods approximately half of the Company's production was on a turnkey basis.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales costs, travel and other general expenses. SGA expense for 1995 increased by 10.0% over 1994 to $1,976,702. The increase is primarily the result of increased expenses due to the acquisition of CEWI in Moses Lake, Washington. As a percentage of net sales, SGA expense decreased to 11.5% in 1995 from 16.2% in 1994.

         Operating Income. As a result of the factors described above, operating income in 1995 increased 161.5% over 1994 to $1,721,477. Operating income as a percentage of net sales increased from 5.9% in 1994 to 10.0% in 1995.

         Interest Expense. Interest expense in 1995 increased 104.9% from 1994 to $129,315. The increase was attributable to the Company's investment in manufacturing equipment necessary for increased manufacturing demands from the Company's customers.

         Income Tax Expense. The CE Companies' effective income tax rate for 1995 was 29.5% compared to 33.7% for 1994. CEWI had elected to be taxed as an S Corporation. Earnings and losses for federal tax purposes were included in the personal income tax returns of the shareholders. Accordingly, there were no provisions for income taxes or deferred taxes reflected in the accompanying combined financial statements related to CEWI which was acquired in 1994.

         LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 1996, working capital totaled $2,943,866 compared to
$1,615,293 at September 30, 1995, an increase of $1,328,573 or 82.2%.   The
increase in working capital from 1995 to 1996 is primarily attributable to profitable operations and strong cash flow which resulted in increases to current assets such as inventory, accounts receivable and cash while managing slower growth in current liabilities.

         Cash provided by operations in 1996 was $717,407 compared to $1,093,824 in 1995. The decrease in cash provided by operations in 1996 is primarily attributable to increases in accounts receivables and inventories. Accounts receivable increased 28.1% to $1,929,142 at September 30, 1996 from $1,506,049 at September 30, 1995. Receivable turns (i.e. net sales divided by year-end accounts receivable) for 1996 and 1995 were 16.9 and 11.4, respectively. Receivable turns have increased primarily because of increased orders from some customers that are on shorter credit terms. Inventories increased 105.6% to $3,826,074 on September 30, 1996 from $1,860,951 at
September 30, 1995. Inventory turns (i.e. annualized cost of sales divided by year-end inventory) for 1996 and 1995 were 7.1 and 7.2, respectively. Inventory turns have stayed relatively constant as volumes have risen.

         The CE Companies used cash in investing activities of $811,843 in 1996, compared to using cash of $1,086,089 in 1995. The primary use of cash in investing activities in both 1995 and 1996 was for purchase of manufacturing equipment and funding of key man life insurance policies. In 1996, capital equipment consisting primarily of manufacturing and computer equipment in the amount of $768,867 was purchased. In 1995, $1,061,820 was spent on manufacturing equipment. The capital equipment was purchased with corporate cash flow and bank debt. The bank loans are secured by machinery and equipment and are personally guaranteed by the shareholders of CEI. The terms of the loans vary in maturity dates from 1996 to 2001 and rates ranging from 7% to 9.5%.

         At September 30, 1996, CEI had available a revolving line of $1,200,000 with Wells Fargo Bank with interest payable at 1.0% above the existing prime rate at the date of draw down. The line expires March 31, 1997. The line of credit is personally guaranteed by the shareholders of CEI. There was $650,000 outstanding at September 30, 1996 under the line of credit. The loan agreements from the credit facilities contain restrictive covenants relating to certain items such as borrowings, and payment of dividends. These credit facilities may be withdrawn/canceled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in financial condition.

         The CE Companies have budgeted capital expenditures for 1997 of approximately $2,400,000, intending to upgrade certain equipment used in their manufacturing processes. Included in the capital equipment budget are items such as surface mount production equipment, test equipment and other manufacturing and information technology expenditures. The CE Companies also plan to construct a new manufacturing facility to be financed with a long-term debt instrument for approximately $4,500,000. The anticipated completion of this facility will be at the end of 1997 to the beginning of 1998.

         The CE Companies may require additional capital to finance enhancements to, or expansions of, its manufacturing capacity in accordance with its business strategy. Management believes that the need for working capital will continue to grow at a rate generally consistent with the growth of operations. Although no assurance can be given that financing will be available on acceptable terms, the CE Companies may seek additional funds, from time to time, through public or private debt or equity offerings, bank borrowing, or leasing arrangements.


                         UNAUDITED PRO FORMA CONDENSED
                             FINANCIAL INFORMATION

         The following unaudited pro forma condensed financial information is based upon the historical financial statements of Electronic Fab Technology Corp. ("EFTC") and the historical combined financial statements of Current Electronics, Inc. and Current Electronics (Washington), Inc. (collectively, the "CE Companies").

         The unaudited pro forma condensed balance sheet presents the combined financial position of EFTC and the CE Companies as of September 30, 1996 assuming EFTC had completed a business combination with the CE Companies as of that date using the purchase method of accounting. Accordingly, the combined identifiable assets and liabilities of the CE Companies have been adjusted to their estimated fair values based upon a preliminary purchase price of approximately $10.3 million.

         The unaudited condensed pro forma statements of operations for the nine months and year ended September 30, 1996 and December 31, 1995, respectively, assume the business combination occurred on January 1, 1995 and include the historical operations of EFTC for those periods and the historical operations of the CE Companies for the nine months and year ended June 30, 1996 and September 30, 1995, respectively, adjusted for the pro forma effects of the business combination.

         The following unaudited condensed pro forma financial information has been prepared based upon assumptions deemed appropriate by EFTC and are not necessarily indicative of the consolidated financial position or results of operations if the business combination had been consummated on the assumed dates and are not necessarily indicative of the actual results of the future operations of the combined companies.

                        Electronic Fab Technology Corp.
                  Unaudited Pro Forma Condensed Balance Sheet
                               September 30, 1996


                                                                               Pro Forma             Pro Forma
                                            EFTC         CE Companies         Adjustments            Combined
                                        ------------     ------------        ------------          ------------
ASSETS
Current assets:
     Cash and cash equivalents  . . .   $     30,556          580,839          (4,900,000)(1)           611,395
                                                                                4,900,000 (2)
     Accounts receivable  . . . . . . .    3,420,482        1,929,142                  --             5,349,624
     Inventories  . . . . . . . . . . .   10,147,092        3,826,074                  --            13,973,166
     Income taxes receivable  . . . . .      984,675               --                  --               984,675
     Other current assets . . . . . . .      265,998          109,077                  --               375,075
                                        ------------     ------------        ------------          ------------
          Total current assets  . . . .   14,848,803        6,445,132                  --            21,293,935
  Property, plant and equipment, net  .    8,836,171        2,337,317            (476,351)           10,697,137
  Goodwill  . . . . . . . . . . . . . .           --               --           6,499,793 (1)         6,499,793
  Other assets  . . . . . . . . . . . .       45,323          140,201                  -- (1)           185,524
                                        ------------     ------------        ------------          ------------
                                        $ 23,730,297        8,922,650           6,023,442            38,676,389
                                        ============     ============        ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
     Notes payable  . . . . . . . . . . $  2,300,000          650,000                  --             2,950,000
     Current portion of long-term debt       170,000          599,019             500,000 (2)         1,269,019
     Accounts payable . . . . . . . . .    2,458,883        1,386,274                  --             3,845,157
     Income taxes payable . . . . . . .           --           99,953                  --                99,953
     Other current liabilities  . . . .    1,737,430          766,020                  --             2,503,450
                                        ------------     ------------        ------------          ------------
          Total current liabilities . .    6,666,313        3,501,266             500,000            10,667,579

Long-term debt, net of current portion     2,890,000          977,826           4,400,000 (2)         8,267,826
Deferred income taxes . . . . . . . . .      334,883          122,000                  --               456,883
                                        ------------     ------------        ------------          ------------
                                           9,891,196        4,601,092           4,900,000            19,392,288
                                        ------------     ------------        ------------          ------------

Shareholders' equity:
     Common stock and additional
     paid-in capital  . . . . . . . . .   10,226,607           33,000           5,445,000 (1)        15,671,607
                                                                                  (33,000)(1)

     Retained earnings  . . . . . . . .    3,612,494        4,288,558          (4,288,558)(1)         3,612,494
                                        ------------     ------------        ------------          ------------
                                          13,839,101        4,321,558           1,123,442            19,284,101
                                        ------------     ------------        ------------          ------------
                                         $23,730,297        8,922,650           6,023,442            38,676,389
                                        ============     ============        ============          ============

See Notes to Unaudited Pro Forma Condensed Financial Information.

                        Electronic Fab Technology Corp.
             Unaudited Pro Forma Condensed Statement of Operations
                      Nine Months Ended September 30, 1996


                                                                                Pro Forma            Pro Forma
                                              EFTC            CE Companies     Adjustments            Combined
                                          ------------        ------------     -----------           ----------
Net sales . . . . . . . . . . . . . . .   $ 44,576,291         24,349,867              --            68,926,158

Cost of goods sold  . . . . . . . . . .     42,676,203         20,364,307         (30,000)  (5)      63,010,510
                                          ------------         ----------       ---------            ----------

     Gross profit . . . . . . . . . . .      1,900,088          3,985,560          30,000             5,915,648

Selling, general and administrative          3,403,090          2,019,237         162,495   (4)       5,584,822
expenses  . . . . . . . . . . . . . . .

Impairment of fixed assets  . . . . . .        725,869                 --              --               725,869
                                          ------------         ----------       ---------            ----------

     Operating income (loss)  . . . . .     (2,228,871)         1,966,323        (132,495)             (395,043)
                                          ------------         ----------       ---------            ----------
Other income (expense):
     Interest expense . . . . . . . . .       (384,511)           (93,727)       (312,375)  (3)        (790,613)
     Other income, net  . . . . . . . .         17,089             37,308              --                54,397
                                          ------------         ----------       ---------            ----------
                                              (367,422)           (56,419)       (312,375)             (736,216)
                                          ------------         ----------       ---------            ----------

     Income (loss) before income
     taxes  . . . . . . . . . . . . . .     (2,596,293)         1,909,904        (444,870)           (1,131,259)

Income tax expense (benefit)  . . . . .       (920,203)           606,020         (56,465)  (6)        (370,648)
                                          ------------         ----------       ---------            ----------

          Net income (loss) . . . . . .   $ (1,676,090)         1,303,884        (388,405)             (760,611)
                                          ============         ==========       =========            ==========

Loss per common share . . . . . . . . .   $      (0.42)                                                    (.13) (1)
                                          ============                                               ==========
Weighted average common and common
equivalent shares outstanding . . . . .      3,968,417                          1,980,000  (1)        5,948,417
                                          ============                          =========            ==========



See Notes to Unaudited Pro Forma Condensed Financial Information.

                        Electronic Fab Technology Corp.
             Unaudited Pro Forma Condensed Statement of Operations
                          Year Ended December 31, 1995

                                                                                 Pro Forma          Pro Forma
                                               EFTC           CE Companies      Adjustments         Combined
                                          -------------       ------------      -----------        ----------
Net sales . . . . . . . . . . . . . . . . $  49,220,070        17,169,805          --              66,389,875
Cost of goods sold  . . . . . . . . . . .    45,325,349        13,471,626          (40,000)(5)     58,756,975
                                          -------------       -----------       ----------         ----------

         Gross profit . . . . . . . . . .     3,894,721         3,698,179           40,000          7,632,900

Selling, general and administrative
expenses  . . . . . . . . . . . . . . . .     3,093,400         1,976,702          216,660 (4)      5,286,762
                                          -------------       -----------       ----------         ----------

           Operating income . . . . . . .       801,321         1,721,477         (176,660)         2,346,138
                                          -------------       -----------       ----------         ----------

Other income (expense):
          Interest expense  . . . . . . .      (399,389)         (129,315)        (416,500)(3)       (945,204)
          Other income, net . . . . . . .        78,724            34,603          --                 113,327
                                          -------------       -----------       ----------         ----------
                                               (320,665)          (94,712)        (416,500)          (831,877)
                                          -------------       -----------       ----------         ----------

          Income before income taxes  . .       480,656         1,626,765         (593,160)         1,514,261

Income tax expense  . . . . . . . . . . .       126,518           480,435           17,211 (6)        624,164
                                          -------------       -----------       ----------         ----------

          Net income  . . . . . . . . . . $     354,138         1,146,330         (610,371)           890,097
                                          =============       ===========       ==========         ==========

Income per common share . . . . . . . . . $         .09                                                  0.15(1)
                                          =============                                            ==========

Weighted average common and common
    equivalent shares outstanding . . . .     3,962,261                          1,980,000 (1)      5,942,261
                                          =============                         ==========         ==========

See Notes to Unaudited Pro Forma Condensed Financial Information.


                        Electronic Fab Technology Corp.
          Notes to Unaudited Pro Forma Condensed Financial Information

(A)      BASIS OF PRESENTATION

         On January 15, 1997, EFTC and CEI entered into the Merger Agreement that provides for the merger of CEI with and into a newly formed subsidiary of EFTC. Additionally, EFTC and the shareholders of CEWI entered into a the Purchase Agreement that provides for the acquisition by EFTC of all of the outstanding common stock of CEWI. The CE Companies are affiliates as a result of common ownership. Under the terms of the Merger Agreement and the Purchase Agreement, EFTC will pay approximately $4.9 million in cash and issue 1,980,000 shares of its common stock to the stockholders of the CE Companies. The Merger and the Acquisition will both be accounted for using the purchase method of accounting for business combinations. Actual adjustments may differ from those presented herein upon finalization of the purchase accounting adjustments.

(B)      PRO FORMA ADJUSTMENTS

         The following pro forma adjustments have been made to the accompanying pro forma condensed financial information:

         1. To record goodwill in the amount of $6.5 million based upon the allocation of the estimated $10.3 million ($4.9 million in cash and 1,980,000 shares of Common Stock at $2.75 per share, based upon an independent valuation) cost of the Merger and the Acquisition and to eliminate the equity accounts of the CE Companies. No allocation was made to leasehold improvements with a historical book value of $476,351, which are expected to be abandoned after consummation of the Merger and the Acquisition.

         2. To record the borrowings for the Merger and the Acquisition of $4.9 million.

         3. To record interest expense on the borrowings for the Merger and the Acquisition at an assumed interest rate of 8.5% per annum.

         4. To record amortization of goodwill resulting from the Merger and the Acquisition over a 30 year period.

         5. Elimination of depreciation expense relating to certain leasehold improvements that are expected to be abandoned after consummation of the Merger and the Acquisition.

         6. To record income tax expense for the taxable income of CEWI, an S Corporation, net of the effect of the pro forma adjustments.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board believes that the Merger and the related transactions provide an opportunity to fulfill its objective of growth through acquisition and fits well with the Company's strategic plan and will result in: (i) giving the Company geographic proximity to a flourishing high-mix market; (ii) the integration of strong, energetic management teams from the CE Companies into the Company, which will complement the Company's current management team;
(iii) overall strategic benefits that could lead to greater market recognition of the Company as a high-mix, high-speed provider of manufacturing services;
(iv) strengthened operational performance; and (v) revenue growth and increased profitability. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         In reaching its conclusion to recommend approval by the shareholders of the Proposal, the Board considered management's discussion of a number of factors, including the terms and conditions of the Management, the Purchase Agreement and the transactions contemplated thereby, information with respect to the financial condition, business, operations and prospects of the Company and the CE Companies, on both an historical basis and a prospective basis, including certain information reflecting the two companies on a pro forma combined basis, potential synergies, improved operating efficiencies and economies of scale that may result from the Merger and the Acquisition, and the views and opinions of the Company's management and its financial advisors.

                   DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT

         The Board of Directors of the Company has adopted an amendment to the Company's Equity Incentive Plan (the "Employee Plan") to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 325,000 to 995,000 to permit certain shares of Common Stock that are forfeited or used to pay tax withholding or the option exercise price to again be used for the grant of awards under the Plan and to increase the number of shares subject to options that can be granted to any one employee from 100,000 to 300,000 shares. Adoption of the amendment also requires the approval of the Company's shareholders.

REASONS FOR THE PROPOSED AMENDMENT

         Of the 325,000 shares of Common Stock currently subject to the Employee Plan, 92,300 shares remain available for use in future grants. The Board believes that it is in the best interests of the Company to increase the number of shares available for awards under the Employee Plan in order to take into account the addition of key employees as a result of the Merger and the Acquisition and to further facilitate the achievement of the goals of the Employee Plan by providing additional shares for grants to induce new key employees to join the Company, for grants to additional existing key employees not previously participating in the Employee Plan or for additional grants to existing key employees who currently participate in the Employee Plan. The Board also believes that shares of Common Stock that become available under the Employee Plan as a result of certain forfeitures or through use of shares of Common Stock to pay tax withholding or the option exercise price should be available for future grants under the Employee Plan.

         The Board believes that the 92,300 shares of Common Stock available for further grants under the Employee Plan and the additional 670,000 shares of Common Stock that would be reserved upon adoption of the proposed amendment to the Employee Plan are reasonable to achieve the goals of the Employee Plan in light of the approximately 6,621,217 shares of Common Stock that would be issued and outstanding on a fully diluted basis after adoption of the Employee Plan Amendment and the Merger.

         The benefits or amounts that will be received by executive officers and employees under the Employee Plan are not determinable. The Company granted options to purchase 145,200 of Common Stock under the Employee Plan in 1996.

DESCRIPTION OF THE EMPLOYEE PLAN

         The Employee Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to key employees of the Company. Currently a maximum of 325,000 shares of Common Stock may be subject to awards under the Employee Plan; however, the Employee Plan Amendment raises that number to
995,000.   The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised non- qualified or incentive stock options that expire, terminate or are canceled, together with shares of common stock that are surrendered upon exercise of stock appreciation rights, forfeited pursuant to a restricted stock grant or that are used to pay withholding taxes or the option exercise price, will again be available for option or grant under the Employee Plan.

         Participation. The Employee Plan provides that awards may be made to employees of the Company who are responsible for the Company's growth and profitability. The Company currently considers all employees to be eligible for grant of awards under the Employee Plan. As of December 31, 1996, the Company had 398 employees. Directors who are not employees are not eligible.

         Administration. The Employee Plan is administered by the Company's Compensation Committee (the "Committee"). The Committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the similar requirement of Section 162(m) of the Code. The Committee has the sole discretion to determine the employees to whom awards may be granted under the Employee Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units are granted by the Committee to employees in such numbers and at such times during the term of the Employee Plan as the Committee shall determine, except that the maximum number of shares subject to one or more options that can be granted during the term of the Employee Plan to any employee is 300,000 shares of Common Stock, an increase from a maximum number of 100,000 shares specified in the Employee Plan prior to giving effect to the amendment. In granting options, stock appreciation rights, restricted stock and stock units, the Committee will take into account such factors as it may deem relevant in order to accomplish the Employee Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and their present and potential contributions to the Company's success.

         Exercise. The Committee determines the exercise price for each option; however, options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option. Options, stock appreciation rights, stock units and restricted stock awards granted under the Employee Plan are not transferable other than by will or by the laws of descent and distribution.

         Change in Control. All awards granted under the Employee Plan shall immediately vest upon any "change in control" of the Company. A "change in control" occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquiror or (ii) individuals who were members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at any time during that period, unless the election of the new members was approved by a majority of the Board in office immediately prior to the 24-month period and of approved new members.

         Amendment and Termination. The Board may amend the Employee Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation rights, awards or units previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Employee Plan will terminate on December 21, 2003 unless sooner terminated by the Board.

         Merger and Reorganization. Upon the occurrence of (i) the merger or consolidation of the Company (other than a merger or consolidation in which the Company is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), or (iii) the dissolution or liquidation of the Company, all outstanding options will terminate automatically when the event occurs if the Company gives the option holders 30 days prior written notice of the event. Notice is not required for a merger or consolidation or for a sale if the Company, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options on terms comparable to the outstanding options. When the notice is given, all outstanding options fully vest and can be exercised prior to the event.

         Federal Income Tax Consequences of Exercise of Options Under the Employee Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the option holder exercises the non-qualified option within six months after it was granted and if the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without

Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

         When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

         If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for a least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

         The Employee Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company shall have no obligation to deliver shares of Common Stock upon the exercise of any options, stock appreciation rights, awards or units under the Employee Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

VOTE REQUIRED

         To be adopted, the amendments to the Employee Plan must be approved by the holders of a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE EMPLOYEE PLAN AMENDMENT.

                 DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT

         The Board of Directors of the Company has adopted an amendment to the Company's Stock Option Plan for Non- Employee Directors (the "Non-Employee Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan from 80,000 to 160,000 and to permit shares of Common Stock that are used to pay the exercise price under an option or to again be used for awards under the Plan. The Amendment also removes the formula option grant provisions from the Non-Employee Plan and permits the full Board of Directors to grant options to non-employee directors at such times, and in such amounts, as they may determine in their discretion.

REASONS FOR THE PROPOSED AMENDMENT

         The Non-Employee Plan currently provides for the grant of up to 80,000 options with respect to the Common Stock of the Company. The Board believes that it is in the best interests of the Company to increase the number of shares available for awards under the Non-Employee Plan in order to take account of the additional directors that will join the Board as a result of the Merger and Acquisition. The Board also believes that shares of Common Stock that are used to pay the exercise price of an option should again be available for awards under the Non-Employee Plan.

         The Non-Employee Plan provides for a one-time grant of an option to acquire 10,000 shares of Common Stock to each member of the Board who is not also an employee of the Company (a "non-employee director"). At the time the Non- Employee Plan was adopted, rules of the Securities and Exchange Commission generally required that such plans contain an automatic formula grant mechanism. The Securities and Exchange Commission has recently revised the rules applicable to the grant of stock options to non-employee directors and such rules no longer require the use of a fixed formula plan. The Board believes that the flexibility to grant varying option awards to non-employee directors will enhance the ability of the Company to attract qualified individuals to serve on the Board and also believes that the use of a formula option grant mechanism unduly restricts the flexibility of the Board to offer incentives to directors of the Company.

         The Board intends to grant options with respect to 6,000 shares of Common Stock to the members of the Board expected to be elected as a result of the Merger and to grant options with respect to 6,000 shares of Common Stock to existing non-employee directors.

DESCRIPTION OF THE NON-EMPLOYEE PLAN

         The Non-Employee Plan provides for the grant of options that are not incentive options within the meaning of section 422 of the Code. The options are nontransferable other than by will or by the laws of descent and distribution. Options must be exercised no later than ten years after date of grant.

         A non-employee director may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least 6 months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the Company the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price.

         Vesting is accelerated upon a "change in control" of the Company. A "change in control" occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquirer or (ii) individuals who were members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at any time during that period, unless the election of the new members was approved by a majority of the Board in office immediately prior to the 24-month period and of approved new members.

         Federal Income Tax Consequences Under the Non-Employee Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes self-employment income equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if the option holder exercises the non- qualified stock option within six months after the grant of the non-qualified stock option and if the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b), the option holder will recognize self-employment income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the stock without Section 16(b) liability over
(ii) the exercise price.  The option holder can make an election under Code section 83(b) to measure the amount of income as of the date the non-qualified stock option is exercised. The Company is entitled to a deduction equal to the income recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the income, assuming the amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

         Pursuant to the provisions of the Non-Employee Plan as amended, the Board will have the authority to grant options (a "Director's Option") to each member of the Board who is not also an employee of the Company. Options will be granted at such times, and pursuant to such terms (which must be consistent with the provisions of the Non-Employee Plan) as the Board may determine in its discretion. The Director's Options become exercisable with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three year period thereafter.

         The Board has adopted certain amendments to the Non-Employee Plan to increase the number of shares available for issuance under the Non-Employee Plan from 80,000 to 160,000 and to provide discretion to the Board with respect to such grants. The number of shares covered by the Non-Employee Plan is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other diluted changes in the Common Stock. Eleven directors will be eligible to participate in the Non-Employee Plan upon closing of the Merger and the election of Charles E. Hewitson, Gregory C. Hewitson and Matthew J. Hewitson to the Board.

VOTE REQUIRED

         To be adopted, the amendments to the Non-Employee Plan must be approved by the holders of a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE NON-EMPLOYEE PLAN AMENDMENT.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of January 17, 1997, as to the beneficial ownership of Common Stock by beneficial owners of more than five percent of the Company's Common Stock, each director, certain executive officers and by all directors and executive officers as group:

                                                                                   Pro Forma (1)
                                                                       ------------------------------------
Name of Beneficial Owner,      Number of Shares of      Percent of     Number of Shares of      Percent of
Director, or Executive            Common Stock            Common           Common Stock           Common
Officer                        Beneficially Owned         Stock         Beneficially Owned        Stock
----------------------         ------------------     -------------    -------------------    -------------
Gerald J. Reid (2)               600,000                   15.2%               600,000               10.1%
Lucille A. Reid (2)              600,000                   15.2%               600,000               10.1%
Jack Calderon (3)                 52,500 (10)               1.3%                52,500                *
Lloyd A. McConnell (3)           585,000 (11)              14.7%               585,000                9.9%
Stuart W. Fuhlendorf (3)          18,000 (12)               *                   18,000                *
James A. Doran (4)                 6,840 (13)               *                    6,840                *
Richard L. Monfort (5)            13,640 (13)               *                   13,640                *
David W. Van Wert (6)             46,860 (13)(14)           1.0%                48,860                *
Darrayl Cannon (7)                    --                   --                    --                  --
Robert K. McNamara (8)                --                   --                    --                  --
Masoud Shirazi (9)                29,440 (13)               *                   29,440                *
Charles Hewitson                      --                   --                  660,000               11.1%
Gregory Hewitson                      --                   --                  660,000               11.1%
Matthew Hewitson                      --                   --                  660,000               11.1%

All directors and executive    1,952,280 (15)              49.2%             3,932,280               66.1%
officers as a group,
including persons named above
(11 persons)

----------

*        Less than one percent.
(1) After giving effect to the Merger, the Acquisition and the other transactions to be completed in connection therewith.
(2)      Mr. and Mrs. Reid's address is 2150 Reservoir Road, Greeley, Colorado
         80631.
(3) Messrs. Calderon, McConnell and Fuhlendorf's address is Electronic Fab Technology Corp., 7251 West 4th Street, Greeley, CO 80634.
(4) Mr. Doran's address is Hein & Associates, LLP, 717 17th Street, Denver, CO 80202-3330.
(5)      Mr. Monfort's address is 3519 Holman Court, Greeley, CO 80632.
(6) Mr. Van Wert's address is 14227 West Dusty Trail Blvd., Sun City West, AZ 85375.
(7)      Mr. Cannon's address is 1515 Route 10, Parsippany, New Jersey 02054.
(8) Mr. McNamara's address is Broadview Associates, One Bridge Plaza, Fort Lee, NJ 07024.
(9) Mr. Shirazi's address is Shirazi & Associates, P.O. Box 5315, Greeley, CO 80632.
(10) Includes 50,000 shares of Common Stock subject to currently exercisable, non-qualified options granted in connection with the commencement of Mr. Calderon's employment.
(11) Includes 70,000 shares of Common Stock that are beneficially owned by Mr. McConnell and are held in the August 1994 McConnell Charitable Remainder Trust and 250 shares of Common Stock owned by Mr. McConnell's wife.
(12) Includes 12,500 shares of Common Stock subject to currently exercisable options granted under the Employee Plan and 3,600 shares of Common Stock subject to options that are exercisable under the Company's 1993 Stock Option Plan.
(13) Includes 6,140 shares of Common Stock that are subject to currently exercisable options under the Company's Stock Option Plan for Non-Employee Directors. As of March 17, 1997, options held by such director for an additional 208 shares vest each month until March 1998 under such plan.
(14) Includes 37,720 shares of Common Stock owned jointly with Sally B. Van Wert, Mr. Van Wert's wife.
(15)     Of such 1,952,280 shares, as of January 17, 1997, 1,868,220 shares were outstanding and held of record by directors and officers of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation paid in the last three fiscal years to each executive officer of the Company who received total cash compensation of more than $100,000.


                                                                          Long-Term
                                               Annual Compensation       Compensation
Name and                                       -------------------          Awards            All Other
Principal Position                Year         Salary($)  Bonus($)        Options(#)        Compensation($)
------------------                ----         ---------  --------        ----------        ---------------
Gerald J. Reid                    1996          $104,723    $175             -0-             $161,874.09(1)
   Chairman of the Board          1995          $138,005     -0-             -0-               $2,711
                                  1994          $131,793     -0-            20,000(2)          $2,647

Jack Calderon                     1996(3)        $79,923    $-0-           200,000(4)         $20,000   (5)
   President and Chief
   Executive Officer

__________

(1) Includes the book value ($8,749.08) of an automobile previously owned by the Company transferred to Mr. Reid upon the termination of his employment, consulting fees ($35,416.70), fees in respect of Mr. Reid's service as Chairman of the Board ($17,708.31) and a payment of $100,000 in connection with the cessation of Mr. Reid's service as an employee of the Company.
    See "--Employment Agreements."
(2) Options granted pursuant to the Employee Plan.
(3) Mr. Calderon has served as President and Chief Executive Officer of the Company since August 1996.
(4) Non-qualified options granted in connection with the commencement of Mr. Calderon's employment.
(5) Represents a lump-sum payment of $20,000 to defray moving expenses related to Mr. Calderon's relocation to Greeley, Colorado in connection with the commencement of his employment with the Company.


OPTIONS GRANTED

         The following table sets forth information concerning options granted in 1996 to the Company's executive officers named in the Summary Compensation Table.

                                       Percent of Total
                                      Options Granted to
                       Options            Employees          Exercise Price    Expiration
Name                   Granted(#)         During 1996            per Share         Date
----                   ----------    --------------------   ----------------   -----------
Gerald J. Reid             -0-                --                     --            --

Jack Calderon            200,000            53.3%                $4.125            (1)

__________

(1) Vested exercisable options are exercisable up to 3 months following the cessation of Mr. Calderon's employment with the Company other than termination for cause.

OPTION EXERCISES AND YEAR END OPTION VALUES

         The following table sets forth information concerning options exercised in 1996 and outstanding options held by the Company's executive officers named in the Summary Compensation Table as of December 31, 1996, the end of the Company's last fiscal year.

                                                    Number of Unexercised        Value of Unexercised
                       Shares                       Options at                   In-the-Money Options
                       Acquired on    Value         December 31, 1996(#)         at December 31, 1996($)
Name                   Exercise(#)    Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable
----                   -----------    -----------   -------------------------    -------------------------
Gerald J. Reid             -0-            -0-                 -0-/-0-                       -0-/-0-

Jack Calderon              -0-            -0-             50,000/150,000                $25,000/$75,000


EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with certain of its employees, including Messrs. Calderon, Fuhlendorf and Lawrence. Mr. Calderon's agreement provides for him to be employed in his current position for a term of two years ending July 1998. Mr. Fuhlendorf's and Mr. Lawrence's agreements provide for them to be employed in their current capacities, each for a term of three years ending in March 1997. The Company may terminate such employment agreements with or without cause. In case of a termination without cause, however, the Company must continue the terminated employee's salary and benefits for a "Severance Period." The Severance Period is the greater of one year (two years if a change in control of the Company has occurred) or the remaining term of the employment agreement immediately prior to such termination. The employment agreements also provide for the employee's salary and benefits to continue for six months after termination of employment if the employment agreement expires, the parties do not enter into a new employment agreement and the employee does not remain an employee of the Company for at least six months after such expiration. Mr. Calderon's Agreement also provides that the Company shall grant to Mr. Calderon non- qualified stock options to purchase 200,000 shares of Common Stock at an exercise price of $4.125. Of such 200,000 options, 50,000 vested upon the commencement of Mr. Calderon's employment and the remaining options will vest and become exercisable (i) upon the occurrence of a change in control, (ii) at the end of seven continuous years of employment or (iii) in increments upon the Common Stock of the Company achieving certain trading levels from $6.00 per share to $12.00 per share.

         On August 23, 1996, the Company, in connection with the cessation of Mr. Gerald J. Reid's services as an employee of the Company, entered into a consulting agreement with Mr. Reid for a term of one year, renewable for three additional one-year terms. The consulting agreement shall terminate (i) upon the death of Mr. Reid, (ii) six months after such time as the closing sale price of the Company's Common Stock is $8.00 per share or higher for a specified period, (iii) thirty days after Mr. Reid or his wife sell 500,000 or more shares of Common Stock and (iv) in the event of a change in control of the Company. Pursuant to this agreement, he has received a payment of $100,000 and an automobile previously owned by the Company. In addition, the Company will pay Mr. Reid a retainer of $100,000 per year (subject to certain adjustments) regardless of whether or not Mr. Reid performs any consulting services. The portion of such retainer accrued in 1996 was $35,416.70. The consulting agreement also provides that Mr. Reid will not compete with the Company, directly or indirectly, by participating in the business of electronic contract manufacturing during the term of the consulting agreement and for one year thereafter.

DIRECTORS' COMPENSATION

         Directors who are not also employees of the Company receive $1,000 for each quarter in which the director attended a meeting in person and $1,000 per additional Board or committee meeting attended in person, unless such committee meeting is held in conjunction with a meeting of the full Board of Directors. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for reasonable travel and out-of-pocket expenses in connection with their attendance at meetings of the

Board of Directors or committees of the Board. The Company has established a Stock Option Plan for Non- Employee Directors. Under the Non-Employee Plan, before its amendment, the Company has made initial grants of stock options to purchase 10,000 shares of Common Stock to new directors. Pursuant to the amended Non-Employee Plan, the Board may grant such options to non-employee directors as it determines in its discretion. The Board has granted 6,000 additional options to existing directors and 6,000 options to the directors who will join the Board as a result of the Merger, such grants to be effective upon approval of the Non-Employee Plan Amendment at the Special Meeting and the election of the directors who will join the Board as a result of the Merger. Options granted under the Non-Employee Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are subject to certain vesting periods and expire ten years following the date of grant.


                        COMPANY COMMON STOCK INFORMATION

         The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "EFTC". On January 15, 1997, there were approximately 200 shareholders of record of the Common Stock of the Company.

         The following table sets forth the high and low sale prices for the Company's Common Stock, as reported on the Nasdaq National Market, for the quarters presented. Before March 3, 1994, the Company's Common Stock was not publicly traded.

                     1996 Sale Prices    1995 Sale Prices
                     ----------------    ----------------
                     High        Low       High     Low
                     ----        ---       ----     ----
First Quarter       $5 1/8     $3 3/4    $7 5/8     $5

Second Quarter       4 7/8      3 5/8     8 1/4      5

Third Quarter        4 1/4      3 1/2     8          5 3/8

Fourth Quarter       4 7/8      2 3/4     5 7/8      3 1/2

DIVIDENDS

         The Company has never paid dividends on its Common Stock and does not anticipate that it will do so in the foreseeable future. The future payments of dividends, if any, on the Common Stock is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. The Company's loan agreements prohibit payment of dividends without the lender's consent.


                            INDEPENDENT ACCOUNTANTS

         A representative of KPMG Peat Marwick LLP, the Company's independent public accountants, is expected to be present at the Special Meeting and will be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

         The Company will hold its 1997 Annual Meeting on May 28, 1997. Any proposal by a shareholder intended to be presented at the 1998 annual meeting of shareholders must be received by the Company on or before December 19, 1997 to be included in the proxy materials of the Company relating to such Meeting.

                                 OTHER BUSINESS

         The Company does not anticipate that any other matters will be brought before the Meeting. However, if any additional matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                        BY THE BOARD OF DIRECTORS

                                        /s/ LLOYD A. MCCONNELL

                                        Lloyd A. McConnell
                                        Secretary

Greeley, Colorado
February 11, 1997

                         INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


ELECTRONIC FAB TECHNOLOGY CORP.
INDEPENDENT AUDITORS' REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-1

BALANCE SHEETS - September 30, 1996 (unaudited), December 31, 1995 and 1994 . . . . . . . . . . .      F-2

STATEMENTS OF OPERATIONS - Nine Months Ended September 30, 1996 and 1995 (Unaudited) and
    Years Ended December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . .      F-4

STATEMENTS OF SHAREHOLDERS' EQUITY - Nine Months Ended September 30, 1996
    (Unaudited) and Years Ended December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . . .      F-5

STATEMENTS OF CASH FLOWS - Nine Months Ended September 30, 1996 and 1995 (Unaudited)
    and Years Ended December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . .      F-7

NOTES TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-9



CURRENT ELECTRONICS, INC. AND CURRENT ELECTRONICS (WASHINGTON), INC.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-17

COMBINED BALANCE SHEETS - September 30, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . .     F-18

COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS - Years Ended September 30, 1996,
    1995 and 1994 (Unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-19

COMBINED STATEMENTS OF CASH FLOWS - Years Ended September 30, 1996, 1995 and
    1994 (Unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-20

NOTES TO COMBINED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-21

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
Electronic Fab Technology Corp.:

We have audited the accompanying balance sheets of Electronic Fab Technology Corp. as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Fab Technology Corp. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.




                                                 /s/ KPMG PEAT MARWICK LLP
                                                 KPMG PEAT MARWICK LLP


Denver, Colorado
January 22, 1996

                        ELECTRONIC FAB TECHNOLOGY CORP.

              BALANCE SHEETS - SEPTEMBER 30, 1996 (UNAUDITED) and

                           DECEMBER 31, 1995 and 1994
--------------------------------------------------------------------------------

ASSETS (NOTE 3)
------ ----- --
                                                                    September 30,
                                                                         1996
                                                                     (Unaudited)              1995              1994
                                                                   --------------         ----------        ----------
Current assets:
     Cash and cash equivalents . . . . . . . . . . . . . . . .     $       30,556            481,086           153,483
     Trade receivables (less allowance for doubtful accounts
         of $20,000) . . . . . . . . . . . . . . . . . . . . .          3,420,482          4,982,450         3,858,523
     Inventories (note 2)  . . . . . . . . . . . . . . . . . .         10,147,092          9,859,414         7,479,374
     Income taxes receivable . . . . . . . . . . . . . . . . .            984,675             74,922            64,655
     Deferred income taxes (note 6)  . . . . . . . . . . . . .            133,918            145,538            85,847
     Prepaid expenses and other current assets . . . . . . . .            132,080            382,928            49,467
                                                                   --------------         ----------        ----------

                      Total current assets . . . . . . . . . .         14,848,803         15,926,338        11,691,349
                                                                   --------------         ----------        ----------

Property, plant and equipment (note 4):
     Land  . . . . . . . . . . . . . . . . . . . . . . . . . .            662,098            662,098           662,098
     Building  . . . . . . . . . . . . . . . . . . . . . . . .          4,889,467          4,874,571         4,779,049
     Machinery and equipment . . . . . . . . . . . . . . . . .          6,013,333          5,870,194         8,395,468
     Furniture and fixtures  . . . . . . . . . . . . . . . . .          1,664,564          1,433,113         1,043,098
                                                                   --------------         ----------        ----------
                                                                       13,229,462         12,839,976        14,879,713
     Less accumulated depreciation . . . . . . . . . . . . . .          4,393,291          3,949,163         3,162,155
                                                                   --------------         ----------        ----------

                      Property, plant and equipment, net . . .          8,836,171          8,890,813        11,717,558
                                                                   --------------         ----------        ----------

Cash surrender value of life insurance . . . . . . . . . . . .                  -                  -            36,248

Other assets . . . . . . . . . . . . . . . . . . . . . . . . .             45,323            167,148            33,929
                                                                   --------------         ----------        ----------

                                                                   $   23,730,297         24,984,299        23,479,084
                                                                   ==============         ==========        ==========


                                                                     (Continued)

ELECTRONIC FAB TECHNOLOGY CORP.

--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
----------- --- ------------- ------
                                                                  September 30,
                                                                      1996
                                                                  (Unaudited)           1995               1994
                                                                  -----------           ----               ----
Current liabilities:
    Note payable (note 3)   . . . . . . . . . . . . . . . .     $   2,300,000             -                 -
    Accounts payable  . . . . . . . . . . . . . . . . . . .         2,458,883         4,986,757         3,606,645
    Accrued compensation  . . . . . . . . . . . . . . . . .           700,568           529,636           813,788
    Other accrued expenses  . . . . . . . . . . . . . . . .         1,036,862           372,102           356,598
    Current portion of long-term debt (note 4)  . . . . . .           170,000           170,000           170,000
                                                                -------------        ----------        ----------
            Total current liabilities   . . . . . . . . . .         6,666,313         6,058,495         4,947,031
                                                                -------------        ----------        ----------
Long-term debt, net of current portion (note 4) . . . . . .         2,890,000         3,060,000         3,230,000

Deferred income taxes (note 6)  . . . . . . . . . . . . . .           334,883           356,606           312,660

Shareholders' equity: . . . . . . . . . . . . . . . . . . .
    Preferred stock, $.01 par value.Authorized 5,000,000
            shares; none issued or outstanding  . . . . . .             -                 -                 -
    Common stock, $.01 par value.Authorized
            45,000,000 shares; issued 3,942,660, 3,940,860
            and 3,891,110 shares, respectively  . . . . . .            39,427            39,409            38,911
    Additional paid-in capital  . . . . . . . . . . . . . .        10,187,180        10,181,204        10,016,035
    Retained earnings   . . . . . . . . . . . . . . . . . .         3,612,494         5,288,585         4,934,447
                                                                -------------        ----------        ----------

            Total shareholders' equity  . . . . . . . . . .        13,839,101        15,509,198        14,989,393
                                                                -------------        ----------        ----------

Commitments and contingencies (notes 5 and 10)
                                                                $  23,730,297        24,984,299        23,479,084
                                                                =============        ==========        ==========

See accompanying notes to financial statements.

                        ELECTRONIC FAB TECHNOLOGY CORP.

    STATEMENTS OF OPERATIONS-NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                AND YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

--------------------------------------------------------------------------------


                                                 Nine Months      Nine Months
                                                    Ended            Ended
                                                September 30,    September 30,            Year Ended December 31,
                                                    1996             1995         ----------------------------------------
                                                 (Unaudited)     (Unaudited)      1995             1994           1993
                                                 -----------     -----------      ----------     ----------     ----------
  Net sales . . . . . . . . . . . . . . . .      $44,576,291     $36,140,147      49,220,070     52,541,842     29,816,626
  Cost of goods sold  . . . . . . . . . . .       42,676,203      33,253,580      45,325,349     47,123,066     25,688,263
                                                 -----------     -----------      ----------     ----------     ----------

       Gross profit   . . . . . . . . . . .        1,900,088       2,886,567       3,894,721      5,418,776      4,128,363

  Selling, general and administrative
       expenses   . . . . . . . . . . . . .        3,403,090       2,358,576       3,093,400      2,395,164      1,842,442

  Impairment of fixed assets                         725,869           -               -              -              -
                                                 -----------     -----------      ----------     ----------     ----------

       Operating income (loss)                    (2,228,871)        527,991         801,321      3,023,612      2,285,921
                                                 -----------     -----------      ----------     ----------     ----------

  Other income (expense):
       Interest expense . . . . . . . . . .         (384,511)       (265,733)       (399,389)      (175,400)      (236,917)
       Interest income  . . . . . . . . . .            -               -               3,700         78,933          -
       Gain (loss) on sale of
       assets   . . . . . . . . . . . . . .          (12,723)         51,500          49,533          -              -
       Other, net   . . . . . . . . . . . .           29,812          22,638          25,491         31,187        (11,723)
                                                 -----------     -----------      ----------     ----------     ----------
                                                    (367,422)       (191,595)       (320,665)       (65,280)      (248,640)
                                                 -----------     -----------      ----------     ----------     ----------

       Income (loss)  before
       income taxes   . . . . . . . . . . .       (2,596,293)        336,396         480,656      2,958,332      2,037,281

  Income tax expense (benefit)
      (note 6)  . . . . . . . . . . . . . .         (920,203)        124,759         126,518      1,041,415        736,612
                                                 -----------     -----------      ----------     ----------     ----------

       Net income (loss)  . . . . . . . . .      ($1,676,090)        211,637         354,138      1,916,917      1,300,669
                                                 ===========     ===========      ==========     ==========     ==========

  Income (loss) per share . . . . . . . . .           ($0.42)           0.05            0.09           0.53           0.52
                                                       =====            ====            ====           ====           ====

  Weighted average shares outstanding              3,968,417       3,968,417       3,962,261      3,626,845      2,483,000
                                                 ===========     ===========      ==========     ==========     ==========


See accompanying notes to financial statements.

                        ELECTRONIC FAB TECHNOLOGY CORP.

   STATEMENTS OF SHAREHOLDERS' EQUITY - NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                AND YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

--------------------------------------------------------------------------------


                                                 Common stock
                                                 -----------                  Additional paid-in
                                           Shares              Amount              capital
                                           ------              ------              -------
 BALANCE,                               2,364,000            $ 23,640               499,961
    JANUARY 1, 1993

 Treasury stock returned in
    recision of prior
    transaction (note 9)                        -                   -                     -
 Stock options exercised                    4,500                  45                 5,355
 Net income                                     -                   -                     -
                                        ---------            --------            ----------


 BALANCE,                               2,368,500              23,685               505,316
    DECEMBER 31, 1993

 Initial public offering, net
    of costs of $1,320,749              1,419,660              14,197             9,312,700
 Stock options exercised                  102,950               1,029               198,019
 Net income                                     -                   -                     -
                                        ---------            --------            ----------

 BALANCE,                               3,891,110              38,911            10,016,035
    DECEMBER 31, 1994

 Stock options exercised                   49,750                 498               165,169
 Net income                                     -                   -                     -
                                        ---------            --------            ----------

 BALANCE,
    DECEMBER 31, 1995                   3,940,860           $  39,409            10,181,204
                                        ---------            --------            ----------

                                                  Treasury Stock                                       Total
                                                  --------------                 Retained           shareholders'
                                             Shares              Amount          earnings             equity
                                             ------              ------          --------             ------
 BALANCE,                                   (90,000)          $(150,000)          1,716,861            2,090,462
    JANUARY 1, 1993

 Treasury stock returned in
    recision of prior
    transaction (note 9)                     90,000             150,000                   -              150,000
 Stock options exercised                          -                   -                   -                5,400
 Net income                                       -                   -           1,300,669            1,300,669
                                            -------           ---------           ---------            ---------


 BALANCE,                                         -                   -           3,017,530            3,546,531
    DECEMBER 31, 1993

 Initial public offering, net
    of costs of $1,320,749                        -                   -                   -            9,326,897

 Stock options exercised                          -                   -                   -              199,048

 Net income                                       -                   -           1,916,917            1,916,917
                                            -------           ---------           ---------            ---------


 BALANCE,                                         -                   -           4,934,447           14,989,393
    DECEMBER 31, 1994

 Stock options exercised                          -                   -                   -              165,667
 Net income                                       -                   -             354,138              354,138
                                            -------           ---------           ---------            ---------


 BALANCE,
    DECEMBER 31, 1995                             -           $       -           5,288,585           15,509,198
                                            -------           ---------           ---------           ----------

                                                                     (Continued)

                 ELECTRONIC FAB TECHNOLOGY CORP.


                                    Common stock
                                    ------------            Additional paid-in
                                Shares          Amount           capital
                                ------          ------           -------
 Stock options exercised         1,800       $     18             5,976
 Net loss                            -              -                 -
                            ----------       --------       -----------

 BALANCE,
   SEPTEMBER 30, 1996       3,942,660        $ 39,427        10,187,180
                            =========        ========        ==========

                                     Treasury Stock                                Total
                                     -------- -----          Retained          shareholders'
                              Shares         Amount          earnings             equity
                              ------         ------          --------             ------
 Stock options exercised           -         $    -                                  5,994
 Net loss                          -              -        (1,676,090)          (1,676,090)
                            --------         ------        ----------            ---------


 BALANCE,
   SEPTEMBER 30, 1996              -        $     -         3,612,495           13,839,102
                            ========         ======        ==========            =========


See accompanying notes to financial statements.

                        ELECTRONIC FAB TECHNOLOGY CORP.

                            STATEMENTS OF CASH FLOWS

         NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

--------------------------------------------------------------------------------

                                                                     Nine Months       Nine Months
                                                                        Ended             Ended
                                                                    September 30,      September 30,
                                                                         1996              1995
                                                                     (Unaudited)       (Unaudited)
                                                                      ---------         ---------
 Cash flows from operating activities:
    Net income (loss)                                                 ($1,676,090)          211,637
    Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
          Depreciation                                                    999,454         1,301,748
          Deferred income tax expense (benefit)                           (10,103)          300,423
          Gain (loss) on sale of assets                                 1,181,000                 -
          Deferred gain on sale leaseback                                  -                      -
          Changes in operating assets and liabilities:
              Trade receivables                                         1,561,968            89,259
              Inventories                                                (287,678)         (642,215)
              Income taxes receivable                                    (909,753)         (328,193)
              Prepaid expenses and other current assets                   250,848          (230,549)
              Cash surrender  value of  life insurance and  other         121,824           (95,014)
              assets
              Accounts payable and accrued expenses                    (1,692,182)         (130,657)
                                                                       ----------         ---------
                 Net cash provided by  (used in) operating
                 activities                                              (460,712)           476,439
                                                                       ----------           -------
 Cash flows from investing activities:
    Purchase of property, plant and equipment                          (2,135,969)       (2,231,860)
    Proceeds from sale of equipment                                        10,157                 -
    Principal payments on notes receivable                                      -                 -

                 Net cash provided by (used in) investing
                 activities                                            (2,125,812)       (2,231,860)
                                                                       ----------        ----------
 Cash flows from financing activities:
    Stock options exercised                                                 5,994           165,667
    Issuance of common stock                                                    -                 -


                                                                             Year Ended December 31,
                                                                             -----------------------
                                                                         1995          1994          1993
                                                                         ----          ----          ----
 Cash flows from operating activities:
    Net income (loss)                                                   354,138      1,916,917    1,300,669
    Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
          Depreciation                                                1,716,841        973,262      660,211
          Deferred income tax expense (benefit)                         (15,745)       121,385       54,980
          Gain (loss) on sale of assets                                 (49,533)             -            -
          Deferred gain on sale leaseback                              (106,088)             -            -
          Changes in operating assets and liabilities:
              Trade receivables                                      (1,123,927)    (1,378,102)    (907,649)
              Inventories                                            (2,380,040)    (2,839,405)  (3,192,787)
              Income taxes receivable                                   (10,267)       (64,655)      86,433
              Prepaid expenses and other current assets                (333,461)         (302)      (47,658)
              Cash surrender value of life insurance and other
              assets                                                    (96,971)       147,640     (156,763)
              Accounts payable and accrued expenses                   1,111,464        426,084    3,016,801
                                                                      ---------     ----------    ---------

                 Net cash provided by (used in) operating
                 activities                                            (933,589)      (697,176)     814,237
                                                                      ---------     ----------    ---------

 Cash flows from investing activities:
    Purchase of property, plant and equipment                        (2,473,819)    (9,035,395)    (889,426)
    Proceeds from sale of equipment                                   3,739,344              -            -
    Principal payments on notes receivable                                    -              -       19,405
                                                                      ---------     ----------    ---------


                 Net cash provided by (used  in) investing
                 activities                                           1,265,525     (9,035,395)    (870,021)
                                                                      ---------     ----------    ---------

 Cash flows from financing activities:
    Stock options exercised                                             165,667        199,048        5,400
    Issuance of common stock                                                  -      9,326,897            -

                                                                     (Continued)

                 ELECTRONIC FAB TECHNOLOGY CORP.

                                                                       Nine Months        Nine Months
                                                                         Ended              Ended
                                                                      September 30,     September 30,
                                                                          1996               1995
                                                                       (Unaudited)       (Unaudited)
                                                                        ---------         ---------
    Borrowings (payments) on note payable, net                          2,300,000         1,625,000
    Proceeds from long-term debt                                               -                  -
    Principal payments on long-term debt                                 (170,000)         (170,000)
                                                                     ------------         ---------

       Net cash provided by (used in) financing activities              2,135,994         1,620,667
                                                                     ------------         ---------

       Increase (decrease) in cash and cash equivalents                  (450,530)         (134,754)

 Cash and cash equivalents:
    Beginning of year                                                     481,086           153,483
                                                                     ------------         ---------

    End of year                                                      $     30,556            18,729
                                                                     ============         =========

 Supplemental disclosures of cash flow information:
    Cash paid during the period for:
       Interest                                                      $    374,960           257,735
                                                                     ============         =========
       Income taxes paid (refunded), net                             $     12,728           152,530
                                                                     ============         =========

    Noncash investing and financing activities:
       Recision of subordinated debentures in exchange for
       90,000 shares of Company common stock                         $          -                 -
                                                                     ============         =========



                                                                          Year Ended December 31,
                                                                         -----------------------
                                                                       1995          1994        1993
                                                                       ----          ----        ----
    Borrowings (payments) on note payable, net                            -       (300,000)     120,000
    Proceeds from long-term debt                                          -      3,400,000    3,835,000
    Principal payments on long-term debt                           (170,000)    (2,783,770)  (3,901,079)
                                                                   --------     ----------   ----------

       Net cash provided by (used in) financing activities           (4,333)     9,842,175       59,321
                                                                   --------     ----------   ----------

       Increase (decrease) in cash and cash equivalents             327,603        109,604        3,537

 Cash and cash equivalents:
    Beginning of year                                               153,483         43,879       40,342
                                                                   --------     ----------   ----------

    End of year                                                     481,086        153,483       43,879
                                                                   ========     ==========   ==========

 Supplemental disclosures of cash flow information:
    Cash paid during the period for:
       Interest                                                     387,045        238,884      238,349
                                                                   ========     ==========   ==========
       Income taxes paid (refunded), net                            152,530      1,596,475      (16,591)
                                                                   ========     ==========   ==========

    Noncash investing and financing activities:
       Recision of subordinated debentures in exchange for
       90,000 shares of Company common stock                              -              -     (150,000)
                                                                   ========     ==========   ==========




See accompanying notes to financial statements.

ELECTRONIC FAB TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 1996 AND DECEMBER 31, 1995 AND 1994

(1)      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         (a)     NATURE OF BUSINESS

                 Electronic Fab Technology Corp. (the "Company"), is an independent provider of electronic manufacturing services to original equipment manufacturers in the computer peripherals, medical equipment, industrial controls, telecommunications equipment and electronic instrumentation industries predominantly in the Colorado/Rocky Mountain region. The Company's manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole technologies), cables, electro- mechanical devices and finished products. The Company also provides computer aided testing of printed circuit boards, subsystems and final assemblies.

         (b)     SIGNIFICANT ACCOUNTING POLICIES

                 CASH AND CASH EQUIVALENTS

                 Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

                 INVENTORIES

                 Inventories are stated at the lower of average cost or market, using weighted average basis.

                 PROPERTY, PLANT AND EQUIPMENT

                 Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using straight-line and accelerated methods using estimated useful lives of 31 to 39 years for buildings, and 5 to 10 years for furniture and fixtures and machinery and equipment. The Company capitalizes as machinery and equipment, the cost of purchased software and the external costs associated with customizing that software. Related training costs and internal costs are expensed as incurred. Depreciation is computed using the straight-line method using an estimated useful life of 5 years. When property, plant and equipment is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss realized on disposition is reflected in earnings.

                 INCOME TAXES

                 Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                 REVENUE RECOGNITION

                 The Company recognizes revenue at the time of shipment of an order to a customer.

ELECTRONIC FAB TECHNOLOGY CORP.

                 INCOME PER SHARE

                 Income per share is computed on the basis of weighted average number of shares outstanding during the year and, if material, common equivalent shares. Common equivalent shares consist of stock options, determined using the treasury stock method. However, all common and common equivalent shares issued at prices below the then anticipated public offering price during the 12-month period prior to the Company's initial public offering on March 3, 1994, were included in the calculation for 1993 as if they were outstanding for all of 1993 (using the treasury stock method and the then anticipated initial public offering price).

                 USE OF ESTIMATES

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c)     UNAUDITED INTERIM FINANCIAL STATEMENTS AND NOTES

                 The financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 and 1995 are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial condition, results of operations and cash flows. Information in the notes to financial statements that relate to the interim unaudited financial statements is also unaudited. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

(2)      INVENTORIES

         Inventories are summarized as follows:


                                                                      September 30,
                                                                          1996                December 31,
                                                                          ----                ------------
                                                                      (Unaudited)          1995           1994
                                                                                           ----           ----
          Purchased parts and completed subassemblies                 $  7,993,503       8,051,648      6,555,210
          Work-in-process                                                2,153,589       1,807,766        924,164
                                                                      ------------       ---------      ---------

                                                                      $ 10,147,092       9,859,414      7,479,374
                                                                      ============       =========      =========


(3)      NOTES PAYABLE

         The Company has a revolving line of credit with a bank which provides for borrowings up to the lesser of $7,000,000 or the borrowing base, as defined in the revolving line of credit agreement. At December 31, 1995, the borrowing base exceeded $7,000,000. The line of credit is secured by assets including inventories, trade receivables, furniture, fixtures, machinery and equipment. Interest is at the bank's prime rate (9% at December 31, 1995) plus .25%. The balance outstanding as of September 30, 1996 was $2,300,000. There

ELECTRONIC FAB TECHNOLOGY CORP.

         were no borrowings outstanding on the line of credit at December 31, 1995 or 1994. The Company renewed the line of credit on October 2, 1996 in the amount of $10,000,000 with a maturity date of June 5, 1997 at the Bank One prime rate plus 0.25% (8.5% at September 30, 1996).

         The Company also had a $3,000,000 term note available with the bank, which is cross-collateralized with the revolving line of credit.
         There were no borrowings outstanding on the term facility at September 30, 1996, December 31, 1995 or 1994. This note was cancelled upon the renewal of the $10,000,000 line of credit on October 2, 1996 as noted above.

         The revolving line of credit and term note contain restrictive covenants relating to capital expenditures, borrowing, and payment of dividends. These credit facilities may be withdrawn/cancelled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in financial condition.

(4)      LONG-TERM DEBT

         Long-term debt consists of the following:


                                                                      September 30,          December 31,
                                                                          1996               -----------
                                                                          ----
                                                                       (Unaudited)          1995       1994
                                                                                            ----       ----
           Note payable to a bank with interest at 1% above
           Citibank's prime rate adjusted annually, initial rate
           of 7.25% through September 15, 1995, and a rate of
           9.25% at September 30, 1996 and December 31, 1995.
           Interest is  payable monthly with semi-annual principal
           payments of $85,000, maturing September 15, 2001,
           collateralized by a first deed of trust on buildings
           and land                                                     $ 3,060,000      3,230,000   3,400,000

           Less current maturities                                          170,000        170,000     170,000
                                                                        -----------      ---------    --------

           Long-term debt, net of current portion                       $ 2,890,000      3,060,000   3,230,000
                                                                        ===========      =========   =========


           Annual maturities of long-term debt are as follows at December 31, 1995:

                         1996                                      $   170,000
                         1997                                          170,000
                         1998                                          170,000
                         1999                                          170,000
                         2000                                          170,000
                         Thereafter                                  2,380,000
                                                                   -----------

                                                                   $ 3,230,000
                                                                   ===========

         This note payable may be withdrawn/cancelled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in financial condition.

ELECTRONIC FAB TECHNOLOGY CORP.

(5)      LEASES

         The Company has noncancelable operating leases for equipment that expire in various years through 2002. Lease expense on these operating leases amounted to $934,200, $342,500, $578,958, $736,153, and $417,382 for the nine months ended September 30, 1996 and 1995 and years ended December 31, 1995, 1994 and 1993, respectively.

         At December 31, 1995, future minimum lease payments for operating leases are as follows:

                         1996                                                      $ 1,164,540
                         1997                                                        1,144,880
                         1998                                                        1,083,723
                         1999                                                          980,488
                         2000                                                          686,069
                         Thereafter                                                    820,129
                                                                                       -------

                            Total future minimum lease payments                    $ 5,879,829
                                                                                     =========

(6)      INCOME TAXES

         The current and deferred components of income tax expense (benefit) are as follows:

                                              Nine Months Ended
                                                September 30,                     Year Ended December 31,
                                                -------------               ----------------------------------

                                             1996            1995           1995         1994          1993
                                             ----            ----           ----         ----          ----
                                                 (Unaudited)

            Current:
               Federal  . . . . . . .      $  (779,180)      (152,224)      142,263       880,392      629,715
               State  . . . . . . . .         (130,920)       (23,438)           -         39,638       51,917
                                           -----------       --------       -------       -------      -------

                                              (910,100)      (175,662)      142,263       920,030      681,632
                                           -----------       --------       -------       -------      -------
            Deferred:
               Federal  . . . . . . .           (8,749)       273,823       (13,635)      105,115       47,609
               State  . . . . . . . .           (1,354)        26,598        (2,110)       16,270        7,371
                                           -----------       --------       -------       -------      -------
                                               (10,103)       300,421       (15,745)      121,385       54,980
                                           -----------       --------       -------       -------      -------

                                           $  (920,203)       124,759       126,518     1,041,415      736,612
                                           ===========        =======       =======     =========      =======

ELECTRONIC FAB TECHNOLOGY CORP.

                 A reconciliation of income tax expense at the statutory rate to income tax expense at the Company's effective rate is as follows:

                                                      Nine Months Ended
                                                        September 30,                 Year Ended December 31,
                                                        -------------                 -----------------------
                                                       1996           1995         1995        1994         1993
                                                       ----           ----         ----        ----         ----
                                                           (Unaudited)
            Computed tax at the expected
             statutory rate of 34%  . . . . . .      $(882,740)     114,375      163,423   1,005,833      692,676
            Increase (reduction) in income
             taxes resulting from:
               Research  and  development   tax
                 credits                                     -            -      (40,000)          -            -
               State tax, net of federal
                 benefit and state tax
                 credits  . . . . . . . . . . .        (30,896)       4,003       (1,392)     36,900       39,131
               Other, net   . . . . . . . . . .         (6,567)       6,351        4,487      (1,318)       4,805
                                                     ---------      -------      -------   ---------      -------

                   Income tax expense   . . . .      $(920,203)     124,729      126,518   1,041,415      736,612
                                                     =========      =======     ========   =========      =======


           The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                                  December 31,
                                                                  September 30,                   ------------
                                                                      1996                  1995                1994
                                                                      ----                  ----                ----
                                                                   (Unaudited)
  Deferred tax assets:
      Accrued vacation   . . . . . . . . . . . . . . . . . .       $    75,317              83,375             69,740
      Allowance for doubtful accounts  . . . . . . . . . . .             7,460               7,460              7,460
      Deferred gain on sale - leaseback  . . . . . . . . . .            37,779              39,571                 -
      Differences between inventories for
         financial statements and income tax
         purposes. . . . . . . . . . . . . . . . . . . . . .            13,362              15,132              8,647
                                                                   -----------             -------            -------

            Total gross deferred tax assets - current  . . .           133,918             145,538             85,847

  Non-current deferred tax liability -                                (334,883)           (356,606)          (312,660)
                                                                   -----------             -------            -------
         accelerated depreciation  . . . . . . . . . . . . .

            Net deferred tax liability   . . . . . . . . . .       $  (200,965)           (211,068)          (226,813)
                                                                   ===========             =======            =======

         Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

(7)      STOCK OPTIONS

         The Company has three stock option or equity incentive plans: the 1993 Incentive Stock Options Plan (the "1993 Plan"), the Electronic Fab Technology Corp. Equity Incentive Plan (the "Equity Incentive Plan") and

ELECTRONIC FAB TECHNOLOGY CORP.

         the Electronic Fab Technology Corp. Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan"). Options to purchase 180,000 shares of common stock at an exercise price of $3.33 have been granted under the 1993 Plan. These options generally vest over a five-year period and expire April 22, 2003.

         The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and stock units. Substantially all employees are eligible for the grant of awards. This plan was amended to increase the maximum number of shares of common stock that can be granted under this Plan to 250,000. The Non-Employee Directors Plan provides for a one-time grant of an option to acquire 5,000 shares of common stock to each member of the Board of Directors who is not also an employee. This plan was amended to increase the number of shares available under this plan to 80,000 shares. The Company granted 200,000 executive non-qualified stock options to the Company's CEO in August 1996.

         The following summarizes activity of the plans for the three years and nine months ended September 30, 1996:

                                                                                 Number of                 Average price
                                                                                  options                    per share
                                                                                  -------                    ---------
                     Balance, December 31, 1992  . . . . . . . . . .                72,000                   $ 1.20
                           Granted - 1993  . . . . . . . . . . . . .               180,000                     3.33
                           Exercised - 1993    . . . . . . . . . . .                (4,500)                    1.20
                                                                                   -------

                     Balance, December 31, 1993  . . . . . . . . . .               247,500                     2.75
                           Granted - 1994  . . . . . . . . . . . . .               169,000                     7.74
                           Exercised - 1994    . . . . . . . . . . .              (102,950)                    1.93
                                                                                   -------

                     Balance, December 31, 1994  . . . . . . . . . .               313,550                     5.11
                           Granted - 1995  . . . . . . . . . . . . .                69,500                     5.30
                           Exercised - 1995  . . . . . . . . . . . .               (49,750)                    3.33
                           Canceled - 1995   . . . . . . . . . . . .               (70,600)                    6.37
                                                                                   -------

                     Balance, December 31, 1995  . . . . . . . . . .               262,700                     5.87
                             Granted - 1996  . . . . . . . . . . . .               375,200                     4.04
                             Exercised - 1996  . . . . . . . . . . .                (1,800)                    3.33
                                   Canceled - 1996 . . . . . . . . .               (75,600)                    6.64
                                                                                   -------

                     Balance, September 30, 1996 . . . . . . . . . .               560,500                     4.65
                                                                                   =======

                     At September 30, 1996:
                           Exerciseable    . . . . . . . . . . . . .               147,080                     5.17
                                                                                   =======

                           Available for future grants   . . . . . .                92,300
                                                                                   =======

(8)      EMPLOYEE BENEFIT PLANS

         During 1990, the Company established a 401(k) Savings Plan covering substantially all employees. The Company matches 50% of an employee's contributions to a maximum of 2% of the employee's compensation. Additional profit sharing contributions to the plan are at the discretion of the Board of Directors. During the nine months ended September 30, 1996 and 1995 and the years ended 1995, 1994 and 1993, contributions from the Company to the Plan were approximately $84,800, $82,700, $106,000, $90,000 and $83,000, respectively.

ELECTRONIC FAB TECHNOLOGY CORP.

         The Company also maintains a Profit and Gain Sharing Plan by which a percentage of net income before taxes is allocated to the plan.
         During the nine months ended September 30, 1996 and 1995 and the years ended 1995, 1994 and 1993, contributions from the Company to the plan were approximately $-0-, $72,100, $97,150, $487,000 and $423,000, respectively.

(9)      TRANSACTIONS WITH RELATED PARTIES

         In May 1992, the Company issued $450,000 in principal amount of 9% subordinated debentures due in 1995. Gerald Reid, Lucille Reid and Lloyd A. McConnell, who are directors, officers, and substantial shareholders of the Company, each acquired $50,000 principal amount of the debentures from the Company in exchange for 30,000 shares of common stock. In addition, trustees of retirement plans for David W. Van Wert and Masoud Shirazi, both of whom are directors of the Company, each purchased $50,000 of the debentures for cash. Richard
         L. Monfort, who was not a director of the Company at the time of the transaction, but has since been elected as a director, purchased a debenture of $100,000 in principal amount. The remaining $100,000 of the debentures were issued for cash to persons who are not officers, directors or shareholders of the Company. In June 1993, the Company, Mr. Reid, Mrs. Reid and Mr. McConnell rescinded the transaction with respect to the $150,000 of debentures issued after the parties determined that the common stock had been incorrectly valued in the original transaction. The Company believes that there was no significant difference in the value of the common stock between the initial issuance of the debentures and the rescission. The remainder of the debentures were paid in full in March 1994.

         The Company purchased approximately 10 acres of land for aggregate consideration of $500,000 from Tech Center Properties, a general partnership, in March 1994. The Company constructed an additional facility on the land. Richard Monfort, a director of the Company, is the brother of a 50% partner of Tech Center Properties.

(10)     BUSINESS AND CREDIT CONCENTRATIONS

         The Company operates in the electronics industry, in the electronic manufacturing services segment. The Company's customers are located in the United States, primarily in the Colorado/Rocky Mountain region. Its sales and accounts receivable are concentrated with customers principally in the computer peripherals and medical equipment industries. The Company has a policy to regularly monitor the credit worthiness of its customers and provides for uncollectible amounts if credit problems arise. It is possible that customers may experience adverse financial difficulties, including those that may result from industry developments, which difficulties may increase bad debt exposure to the Company. Sales to significant customers as a percentage of total net sales were as follows:

                                                      Nine Months Ended
                                                        September 30,                       Year Ended December 31,
                                                        -------------                       -----------------------
                                                     1996           1995             1995            1994             1993
                                                     ----           ----             ----            ----             ----
                                                         (Unaudited)
          Ohmeda (BOC Group)                          15.1%         15.8%             15.3%           16.5%           17.4%
          Colorado Memory Systems, Inc.(1)             2.5%         12.7%             11.3%           21.3%           35.1%
          Hewlett Packard Company,
              various divisions (1)                   27.3%         24.6%             26.5%           22.0%           12.7%
          XEL Communications                           0.8%         10.3%              8.7%           16.5%            4.4%
          Exabyte                                     17.6%          0.1%              1.4%             --               --

ELECTRONIC FAB TECHNOLOGY CORP.

         (l)On October 22, 1993, Colorado Memory Systems, Inc. was acquired and became a wholly owned subsidiary of Hewlett Packard Company.

         The electronics manufacturing services industry has experienced component supply shortages in the past. Should future component supply shortages occur, the Company may experience reduced net sales and profitability.

(11)     EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT (UNAUDITED)

         The Company underwent a corporate restructuring in the third quarter of 1996 which included a workforce reduction, expenses related to the reorganization of the manufacturing floor and manufacturing processes, write down of inventory related to changes in the Company's customer mix, and write down of assets to be disposed of. Total restructuring charges amounted to $2,137,302.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders of
Current Electronics, Inc. and Current Electronics Washington, Inc.:

We have audited the accompanying combined balance sheets of Current Electronics, Inc. (an Oregon Corporation) and Current Electronics Washington, Inc. (a Washington S Corporation) as of September 30, 1996 and 1995, and the related combined statements of income and retained earnings and cash flows for the years then ended. These combined financial statements and the supplementary combining information referred to below are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements and supplementary combining information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Current Electronics, Inc. and Current Electronics Washington, Inc. as of September 30, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies. This information has been subjected to the auditing procedures applied in our audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.


                                       /s/ ARTHUR ANDERSEN LLP


Portland, Oregon,
     November 25, 1996

                        CURRENT ELECTRONICS, INC. AND

                     CURRENT ELECTRONICS WASHINGTON, INC.


             COMBINED BALANCE SHEETS--SEPTEMBER 30, 1996 AND 1995


                                                          ASSETS
                                                          ------

                                                                                      1996           1995
                                                                                      ----           ----

CURRENT ASSETS:
   Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . $   580,839   $   252,323
   Accounts receivable, net of allowance for doubtful accounts of $34,000 and
     $6,774   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,929,142     1,506,049
   Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,826,074     1,860,951
   Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     109,077        24,809
                                                                                  -----------   -----------
        Total current assets  . . . . . . . . . . . . . . . . . . . . . . . . . .   6,445,132     3,644,132
                                                                                  -----------   -----------

PROPERTY, PLANT AND EQUIPMENT, net  . . . . . . . . . . . . . . . . . . . . . . .   2,337,317     2,171,347
OTHER ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     140,201        73,197
                                                                                  -----------   -----------

        Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 8,922,650   $ 5,888,676
                                                                                  ===========   ===========

                            LIABILITIES AND SHAREHOLDERS' EQUITY
                            ------------------------------------

CURRENT LIABILITIES:
   Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $  1,386,274  $    636,264
   Accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      766,020       643,863
   Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       99,953       247,764
   Notes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      650,000        -
   Current portion of long-term debt  . . . . . . . . . . . . . . . . . . . . . .      599,019       500,948
                                                                                   -----------   -----------
        Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . .    3,501,266     2,028,839
                                                                                   -----------   -----------

DEFERRED INCOME TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      122,000       289,000
LONG-TERM DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      977,826       815,751
                                                                                   -----------   -----------

        Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,601,092     3,133,590
                                                                                   -----------   -----------
SHAREHOLDERS' EQUITY:
   Preferred stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       -             -
   Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33,000        33,000
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,288,558     2,722,086
                                                                                   -----------   -----------

        Total shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . .    4,321,558     2,755,086
                                                                                   -----------   -----------
        Total liabilities and shareholders' equity  . . . . . . . . . . . . . . . $  8,922,650  $  5,888,676
                                                                                  ============  ============


   The accompanying notes are an integral part of these combined balance sheets.

                         CURRENT ELECTRONICS, INC. AND

                      CURRENT ELECTRONICS WASHINGTON, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

       FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994 (UNAUDITED)

                                                                  1996            1995       1994 (Unaudited)
                                                                  ----            ----       --------------
NET SALES                                                     $32,520,438      $17,169,805      $11,066,863
COST OF SALES                                                  27,075,305       13,471,626        8,611,474
                                                              -----------      -----------      -----------
        Gross profit                                            5,445,133        3,698,179        2,455,389
                                                              -----------      -----------      -----------
SELLING, GENERAL ADMINISTRATIVE EXPENSES                        2,792,814        1,976,702        1,796,962
                                                              -----------      -----------        ---------
        Income from operations                                  2,652,319        1,721,477          658,427
OTHER INCOME (EXPENSE):
   Other income, net                                                9,345           34,603            9,218
   Interest expense, net                                         (101,192)        (129,315)         (63,121)
                                                              -----------      -----------      -----------
        Total other income (expense)                              (91,847)         (94,712)         (53,903)
                                                              -----------      -----------      -----------
        Income before income taxes                              2,560,472        1,626,765          604,524
                                                              -----------      -----------      -----------
PROVISION (BENEFIT) FOR INCOME TAXES:
   Current                                                        921,000          438,435          100,000
   Deferred                                                      (167,000)          42,000          104,000
                                                              -----------      -----------      -----------
                                                                  754,000          480,435          204,000
                                                              -----------      -----------      -----------

NET INCOME                                                      1,806,472        1,146,330          400,524
RETAINED EARNINGS, beginning of year                            2,722,086        1,650,756        1,250,232

DIVIDENDS                                                        (240,000)         (75,000)               -
                                                              -----------      -----------      -----------
RETAINED EARNINGS, end of year                                $ 4,288,558      $ 2,722,086      $ 1,650,756
                                                              ===========      ===========      ===========


   The accompanying notes are an integral part of these combined statements.

                         CURRENT ELECTRONICS, INC. AND

                      CURRENT ELECTRONICS WASHINGTON, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
       FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994 (UNAUDITED)

                                                                  1996            1995        1994 (Unaudited)
                                                                  ----            ----        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income . . . . . . . . . . . . . . . . . . . . . . .    $1,806,472       $1,146,330        $ 400,524
   Adjustments to reconcile net income to cash provided by
     operating activities-
        Depreciation and amortization . . . . . . . . . . .       576,378          475,944          350,874
        Loss on sale of property  . . . . . . . . . . . . .         2,491           -                 4,533
        Deferred income taxes . . . . . . . . . . . . . . .      (167,000)          42,000          104,569
        Changes in operating accounts:
          Accounts receivable   . . . . . . . . . . . . . .      (423,093)        (673,973)        (100,461)
          Inventories   . . . . . . . . . . . . . . . . . .    (1,717,929)        (902,338)         (38,628)
          Prepaid expenses  . . . . . . . . . . . . . . . .       (84,268)         (13,042)           2,117
          Accounts payable  . . . . . . . . . . . . . . . .       750,010          458,679           11,889
          Accrued liabilities   . . . . . . . . . . . . . .       122,157          295,885          (56,053)
          Income taxes payable  . . . . . . . . . . . . . .      (147,811)         264,339         (199,826)
                                                               ----------       ----------         --------
             Net cash provided by operating activities  . .       717,407        1,093,824          479,538
                                                               ----------       ----------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment  . . . . . . . . . .      (768,867)      (1,061,820)        (777,128)
   Proceeds from disposal of property and equipment . . . .        24,028               -                -
   Key Man Insurance  . . . . . . . . . . . . . . . . . . .       (67,004)         (24,269)         (48,928)
                                                               ----------       ----------         --------
               Net cash used in investing activities  . . .      (811,843)      (1,086,089)        (826,056)
                                                               ----------       ----------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under lines of credit  . . . . . . . . . .       650,000               -                -
  Proceeds from new long-term borrowings  . . . . . . . . .     1,285,344          551,539          691,496
  Repayments of long-term debt  . . . . . . . . . . . . . .    (1,272,392)        (389,811)        (409,334)
  Dividends paid  . . . . . . . . . . . . . . . . . . . . .      (240,000)         (75,000)              -
  Issuance of common stock  . . . . . . . . . . . . . . . .             -                -            3,000
                                                               ----------       ----------         --------

               Net cash provided by financing activities  .       422,952           86,658          285,162
                                                               ----------       ----------         --------
               Net increase (decrease) in cash and cash           328,516           94,393          (61,356)
               equivalents  . . . . . . . . . . . . . . . .

CASH AND CASH EQUIVALENTS, beginning of period  . . . . . .       252,323          157,930          219,286
                                                               ----------       ----------         --------
CASH AND CASH EQUIVALENTS, end of period  . . . . . . . . .    $  580,839       $  252,323        $ 157,930
                                                               ==========       ==========        =========


SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest  . . . . . . . . . . . . . . . . .    $  143,109       $  129,239        $  63,121
  Cash paid for taxes   . . . . . . . . . . . . . . . . . .     1,073,489          158,000          381,809
  Issuance of note in exchange for inventories
    (noncash operating activity)  . . . . . . . . . . . . .       247,194                -                -


   The accompanying notes are an integral part of these combined statements.

                         CURRENT ELECTRONICS, INC. AND

                      CURRENT ELECTRONICS WASHINGTON, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 SEPTEMBER 30, 1996, 1995 and 1994 (unaudited)


1.  DESCRIPTION OF BUSINESS:

Current Electronics, Inc. (CEI) was incorporated on December 29, 1983 in the State of Oregon. CEI's primary business is contract manufacturing of electronic circuit boards and other components for its customers, who are located primarily in the Portland metropolitan area.

Current Electronics Washington, Inc. (CEWI) was incorporated as an S Corporation in the State of Washington in 1994 and is also a contract manufacturer of electronic circuit boards. CEWI's primary customer is in Redmond, Washington.

CEI and CEWI (the Companies) provide contract manufacturing on both a consigned basis (customer retains title to the raw materials) and turnkey basis (the Companies own the raw materials).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1994 Financial Information

The financial statements and related footnote information as of and for the year ended September 30, 1994 has not been audited.

Principles of Combination

The financial statements combine the accounts of the Companies, after elimination of intercompany items and transactions. These companies are being combined as they are under common ownership and management. The accounting policies referred to below represent the policies of both companies, unless otherwise specified.

Cash Equivalents

Cash equivalents consists of short-term, highly liquid investments with maturities at the date of purchase of 90 days or less.

Inventories

Inventories are valued at standard cost which approximates lower of cost (first-in, first-out) or market, and include materials, labor and manufacturing overhead.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets: Machinery and production equipment--5 to 15 years and furniture, fixtures and computer equipment--5 to 7 years. Leasehold improvements are amortized over the estimated useful life of the asset.

Advertising

Advertising costs are expensed as incurred. For the fiscal years ended September 30, 1996, 1995 and 1994, advertising costs were $48,266, $24,642 and $33,357 (unaudited), respectively.

CURRENT ELECTRONICS, INC.
CURRENT ELECTRONICS WASHINGTON, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)



Revenue Recognition

Revenues are recognized when the product is shipped to the customer.

Concentrations of Credit Risk

The Companies' revenues are principally generated from a small number of electronics companies based in Oregon and Washington. During 1996, four of the Companies' customers accounted for 74% of combined net sales. For the year ended September 30, 1995, three customers accounted for 52% of combined net sales. For the year ended September 30, 1994, four customers accounted for 63% (unaudited) of combined net sales. Historically, the Companies have not incurred significant losses related to its accounts receivable. However, the loss of any one customer could have a significant impact on the future results of the Companies' operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates and such differences could be material to the financial statements.

Recent Pronouncement

In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires an assessment of impairment of long-lived assets under certain conditions and recognition of loss in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. In such instances a loss would be recorded based on the fair market value of the applicable asset. SFAS 121 is effective for the Companies' fiscal year ending September 30, 1997. Adoption of SFAS 121 is not expected to have a material impact on the Company's financial position or results of operations.

Reclassifications

Certain balances for prior periods have been reclassified to be consistent with the September 30, 1996 presentation.

3.  RELATED PARTY TRANSACTIONS:

CEI and CEWI lease office and factory space from Hewitson, Hewitson and Hewitson (HHH), a partnership which is comprised of the majority shareholders of CEI. Lease rates between the Companies and these shareholders are based on estimated fair market values. Rents paid to the partnership for the years ended September 30, 1996, 1995 and 1994 were $428,402, $259,720 and $182,520
(unaudited), respectively.

CEI provides selling, general and administrative services to CEWI. Services totaling $150,000, $60,000 and $0 (unaudited) were allocated to CEWI for the years ended September 30, 1996, 1995 and 1994, respectively.

CEI owes HHH a combined total of $59,066 under a note (see Note 9) as of September 30, 1996. CEI owed the partnership $113,055 under two notes at September 30, 1995. CEI owed HHH a total of $39,190 (unaudited) under a note as of September 30, 1994.

CURRENT ELECTRONICS, INC.
CURRENT ELECTRONICS WASHINGTON, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)



4.  OPERATING LEASES:

Total rental expense under operating leases was $472,212, $362,241 and $232,516 (unaudited) during fiscal 1996, 1995 and 1994, respectively. Future minimum lease payments under noncancelable operating leases as of September 30, 1996 are as follows:

                            Year Ended September 30,                CEI              CEWI
                            ------------------------                ---              ----
                                      1997                         $266,788        $  96,000
                                      1998                           73,408           16,000
                                      1999                            3,186               --
                                                                   --------         --------
                                                                   $343,372         $112,000
                                                                   ========         ========

The Companies' lease payments principally represent commitments under the related party facility lease agreement described in Note 3.

5.  INVENTORIES:

Inventories consisted of the following at September 30:

                                                                         1996             1995
                                                                         ----             ----
                Raw materials                                         $2,892,338       $1,163,165
                Work in process                                          827,437          484,555
                Finished goods                                           106,299          213,231
                                                                      ----------       ----------
                                                                      $3,826,074       $1,860,951
                                                                       =========        =========

6.  PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following at September 30:

                                                                          1996             1995
                                                                          ----             ----
                 Machinery and equipment                               $2,897,719     $  2,771,774
                 Leasehold improvements                                   705,557          575,149
                 Computer equipment                                       626,032          279,188
                 Furniture and fixtures                                   138,184          121,414
                                                                       ----------     ------------
                                                                        4,367,492        3,747,525
                 Less--Accumulated depreciation and amortization        2,030,175        1,576,178
                                                                       ----------     ------------
                                                                       $2,337,317     $  2,171,347
                                                                       ==========     ============

7.  OTHER ASSETS:

Other assets include the cash surrender value of key man life insurance policies where the Company is the beneficiary. At September 30, 1996, the face amounts of these policies total $5,019,005.

8.  NOTES PAYABLE:

CEI has a revolving line of credit arrangement with Wells Fargo Bank which allows for borrowings up to $900,000 with interest payable at 1.25% above the existing prime rate at the date of draw down. The line expired September 30, 1996. Upon expiration, this line of credit arrangement was converted to term debt bearing interest at 7.75%, payable in

CURRENT ELECTRONICS, INC.
CURRENT ELECTRONICS WASHINGTON, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)



monthly installments of $5,583 including interest through September 2001, secured by machinery and equipment and personally guaranteed by the shareholders of CEI.

CEI has an additional revolving line of credit arrangement with Wells Fargo Bank which allows for borrowings up to $1,200,000 with interest payable at 1.00% above the existing prime rate at the date of draw down. The line expires March 31, 1997. The line of credit is personally guaranteed by the shareholders of CEI. There was $650,000 outstanding at September 30, 1996 under the line of credit.

The loan agreements contain restrictive covenants for certain items, such as borrowings and dividends. As of September 30, 1996, CEI was in compliance with such covenants.

9.  LONG-TERM DEBT:

Long-term debt at September 30, 1996 and 1995 is comprised of the following:

                                                                                     1996             1995
                                                                                     ----             ----
Note payable to Wells Fargo Bank, converted upon expiration of line of
   credit at September 30, 1996 (see Note 8)                                   $   335,000 $           --
Note payable to Hewitson, Hewitson, Hewitson and Hewitson, a related party,
   payable on demand, with interest at 10% per annum                                59,066          106,171
Note payable to Wells Fargo Bank, maturing April 2001, payable in monthly installments of $2,157 including interest at 7.75% per annum; secured by
   machinery and equipment                                                          99,590             --
Note payable to Wells Fargo Bank, maturing June 2000, payable in monthly installments of $14,841 including interest at 8.75% per annum; secured by
   machinery and equipment                                                         567,597          675,451
Note payable to Wells Fargo Bank, maturing September 1999, payable in monthly installments of $7,430 including interest at 9.5% per annum;
   secured by machinery and equipment                                              231,960          290,680
Note payable to Wells Fargo Bank, maturing November 1997, payable in monthly installments of $2,289, including interest at 9.0% per annum; secured by
   machinery and equipment                                                          30,288           51,998
Note payable to Wells Fargo Bank, maturing November 1997, payable in monthly
   installments of $350 including interest at 7.0% per annum                         4,683            8,108
Unsecured noninterest-bearing note payable to customer, maturing May 1997,
   payable in monthly installments of $41,199                                      247,194             --
Note payable to Hewitson, Hewitson and Hewitson, repaid in 1996                       --              6,884
Note payable to Wells Fargo Bank, maturing October 1996, payable in monthly installments of $1,496 including interest at 7.75% per annum; secured by
   machinery and equipment                                                           1,467           17,210
Note payable to Wells Fargo Bank, repaid in 1996                                      --             57,718
Note payable to Wells Fargo Bank, repaid in 1996                                      --             72,588
Note payable to customer, repaid in 1996                                              --             21,523
Note payable to Wells Fargo Bank, repaid in 1996                                      --              8,368
                                                                               -----------      -----------
                                                                                 1,576,845        1,316,699
Less--Current portion                                                              599,019          500,948
                                                                               -----------      -----------

Long-term debt                                                                 $   977,826      $   815,751
                                                                               ===========      ===========

CURRENT ELECTRONICS, INC.
CURRENT ELECTRONICS WASHINGTON, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)



Future payments under long-term debt arrangements, by year, are as follows:

             Year Ended September 30,
             ------------------------
                       1997                      $   599,019
                       1998                          294,141
                       1999                          315,208
                       2000                          205,840
                       2001                           72,282
                    Thereafter                        90,355
                                                  ----------
                                                  $1,576,845
                                                  ==========

10. PROFIT SHARING PLAN:

The Companies maintain a contributory employees' profit sharing plan which covers all eligible employees of the Company. The plan provides for annual contributions in an amount to be determined by the Companies' Board of Directors at its discretion. CEI's contribution for the years ended September 30, 1996, 1995 and 1994 was approximately $285,000, $125,000 and $92,000
(unaudited), respectively.

11. INCOME TAXES:

CEI accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the liability method specified by SFAS 109, the deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates for the years in which the taxes are expected to be paid. At September 30, 1996 and 1995, total deferred tax liabilities were $122,000 and $289,000, respectively. In 1995, deferred tax liabilities primarily represent tax depreciation differences and utilization of cash method for tax purposes on consigned sales. In 1996, these deferred tax liabilities primarily represent book/tax depreciation differences. There were no significant deferred tax assets at September 30, 1996 and 1995.

CEWI has elected to be taxed as an S corporation. Earnings and losses for federal tax purposes will be included in the personal income tax returns of the shareholders. Accordingly, there is no provision for income taxes or deferred taxes reflected in the accompanying combined financial statements related to CEWI.

CEI's effective tax rate of 33%, 39% and 48% (unaudited) for fiscal 1996, 1995 and 1994, respectively, differs from the federal statutory rate primarily due to state taxes and nondeductible officer life insurance premiums. The 1996 effective rate is lower than the 1995 effective rate principally due to a one-time credit allowed by the State of Oregon and corrections of prior year estimates.

12. SHAREHOLDERS' EQUITY:

Both CEI and CEWI have 2,000,000 shares common stock authorized and 1,000,000 shares preferred stock authorized, with a par value of $.01 per share. At September 30, 1996 and 1995, 300 shares of common stock were issued and outstanding for both Companies. Subsequent to September 30, 1996, the Board of Directors approved a 100-for-one stock split for CEI (unaudited). CEWI paid $240,000, $75,000 and $0 (unaudited) of dividends for the years ended September 30, 1996, 1995 and 1994, respectively.

CURRENT ELECTRONICS, INC.
CURRENT ELECTRONICS WASHINGTON, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)



CEI and CEWI maintain shareholder agreements which restrict the nature in which shares can be disposed. In accordance with these agreements, the Company and/or its shareholders have right of first refusal as to the purchase of any shares being disposed. The purchase price of such shares is based on the estimated fair market due at date of disposition, as determined by the Companies' Board of Directors or independent appraiser.

                         CURRENT ELECTRONICS, INC. AND

                      CURRENT ELECTRONICS WASHINGTON, INC.

                            COMBINING BALANCE SHEET

                               SEPTEMBER 30, 1996

                                         ASSETS
                                        -------
                                          CEI             CEWI         Eliminations        Total
                                          ---             ----         ------------        -----
CURRENT ASSETS:

  Cash and cash equivalents          $   266,583       $  314,256      $    --          $   580,839

  Accounts receivable, net             1,749,001          180,141           --            1,929,142

  Notes receivable                          --             21,282        (21,282)              --

  Inventories                          3,435,066          391,008           --            3,826,074

  Prepaid expenses                       109,077             --             --              109,077
                                     -----------       ----------     ----------         ----------

   Total current assets                5,559,727          906,687        (21,282)         6,445,132
                                     -----------       ----------     ----------         ----------


PROPERTY, PLANT AND EQUIPMENT, net     2,222,808          114,509           --            2,337,317


OTHER ASSETS                             131,243            8,958           --              140,201
                                     -----------       ----------     ----------         ----------

   Total assets                      $ 7,913,778       $1,030,154      $ (21,282)       $ 8,922,650
                                     ===========       ==========      =========        ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
                          ------------------------------------
                                           CEI                  CEWI       Eliminations           Total
                                           ---                  ----       ------------           -----
 CURRENT LIABILITIES:
   Accounts payable                    $1,238,140              148,134           --             $1,386,274

   Accrued liabilities                    697,976               68,044           --                766,020

   Income taxes payable                    99,953                 --             --                 99,953
   Notes payable                          650,000                 --             --                650,000
   Current portion of long-term debt      373,107              247,194        (21,282)             599,019
                                       ----------           ----------        -------           ----------

    Total current liabilities           3,059,176              463,372        (21,282)           3,501,266
                                       ----------           ----------        -------           ----------


 DEFERRED INCOME TAXES                    122,000                 --             --                122,000


 LONG-TERM DEBT                           977,826                 --             --                977,826
                                       ----------           ----------        -------           ----------

    Total liabilities                   4,159,002              463,372        (21,282)           4,601,092
                                       ----------           ----------        -------           ----------

 SHAREHOLDERS' EQUITY:
   Preferred stock                           --                   --             --                   --
   Common stock                            30,000                3,000           --                 33,000
   Retained earnings                    3,724,776              563,782           --              4,288,558
                                       ----------           ----------        -------           ----------

    Total shareholders' equity          3,754,776              566,782           --              4,321,558
                                       ----------           ----------        -------           ----------

    Total liabilities and
      shareholders' equity             $7,913,778           $1,030,154      $ (21,282)          $8,922,650
                                       ==========           ==========      =========           ==========


  The accompanying notes are an integral part of this combining balance sheet.

                         CURRENT ELECTRONICS, INC. AND

                      CURRENT ELECTRONICS WASHINGTON, INC.


              COMBINING STATEMENT OF INCOME AND RETAINED EARNINGS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                                  CEI              CEWI         Eliminations         Total
                                              ------------     ------------     ------------      -----------
NET SALES                                     $ 30,856,941     $  1,692,130     $    (28,633)     $32,520,438

COST OF SALES                                   26,015,461        1,088,477          (28,633)      27,075,305
                                              ------------     ------------     ------------      -----------

          Gross profit                           4,841,480          603,653             --          5,445,133
                                              ------------     ------------     ------------      -----------

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                          2,607,239          335,575         (150,000)       2,792,814
                                              ------------     ------------     ------------      -----------

          Income from operations                 2,234,241          268,078          150,000        2,652,319

OTHER INCOME (expense):
   Other income (expense), net                     153,127            6,218         (150,000)           9,345
   Interest income (expense), net                 (120,183)          18,991             --           (101,192)
                                              ------------     ------------     ------------      -----------

          Total other income (expense)              32,944           25,209         (150,000)         (91,847)
                                              ------------     ------------     ------------      -----------

          Income before income taxes             2,267,185          293,287             --          2,560,472
                                              ------------     ------------     ------------      -----------

PROVISION (BENEFIT) FOR INCOME TAXES:
     Current                                       921,000             --               --            921,000
     Deferred                                     (167,000)            --               --           (167,000)
                                              ------------     ------------     ------------      -----------
                                                   754,000             --               --            754,000
                                              ------------     ------------     ------------      -----------

NET INCOME                                       1,513,185          293,287             --          1,806,472

RETAINED EARNINGS, beginning of year             2,211,591          510,495             --          2,722,086

DIVIDENDS                                             --           (240,000)            --           (240,000)
                                              ------------     ------------     ------------      -----------

RETAINED EARNINGS, end of year                $  3,724,776      $   563,782     $       --        $ 4,288,558
                                              ============     ============     ============      ===========


    The accompanying notes are an integral part of this combining schedule.

                                 APPENDIX A                       CONFORMED COPY

================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                     among

                        ELECTRONIC FAB TECHNOLOGY CORP.,

                              CURRENT MERGER CORP.

                                      and

                           CURRENT ELECTRONICS, INC.

                                January 15, 1997



================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I        MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.4     Certain Tax Positions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.5     Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II       SURVIVING CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.1     Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.3     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.4     Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III      EFFECT OF MERGER ON CAPITAL STOCK OF MERGER SUB AND TARGET . . . . . . . . . . . . . . . . . . . . .  2
         3.1     Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         3.2     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         3.3     No Further Ownership Rights in Target Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .  5
         3.4     Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         3.5     Stock Subject to Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF TARGET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4.2     Capitalization; Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.4     Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.6     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         4.7     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.9     Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.10    Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.11    Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.12    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.13    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.14    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.15    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.16    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.17    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.18    Interested Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.19    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.20    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.21    Major Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.22    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.23    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         4.24    Product Warranty and Product Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.25    Minutes Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.26    Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.27    Section 60.835 of OBCA Not Applicable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.28    Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.29    Regulation D Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.30    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB  . . . . . . . . . . . . . . . . . . . . . .  17
         5.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.3     Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.4     SEC Documents; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.5     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.6     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.7     Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.8     Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VI       CONDUCT PRIOR TO EFFECTIVE TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.1     Conduct of Business of Target  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2     No Solicitation; Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.3     Notice of Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VII      ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.1     Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.2     Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.3     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.4     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.5     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.6     Filings; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.7     Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.8     Director Nominees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.9     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.10    Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII     CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.1     Conditions to Obligations of Each Party to Effect the Merger . . . . . . . . . . . . . . . . . . . .  23
         8.2     Additional Conditions to Obligations of Target to Effect the Merger  . . . . . . . . . . . . . . . .  23
         8.3     Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger . . . . . . .  24

ARTICLE IX       RESTRICTIONS ON TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.1     Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.2     Notice of Proposed Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE X        TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.3    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.4    Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE XI       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.1    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         11.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.3    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.5    Entire Agreement; Nonassignability; Parties in Interest  . . . . . . . . . . . . . . . . . . . . . .  28
         11.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.7    Remedies Cumulative; No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.9    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.10   Expenses.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.11   Attorneys Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

EXHIBITS

Exhibit 7.7A              Consulting Agreement
Exhibit 7.7B              Employment Agreement
Exhibit 8.2(c)            Opinion of Counsel to Parent
Exhibit 8.2(e)            Registration Rights Agreement
Exhibit 8.3(c)            Opinion of Counsel to Target and Shareholders of CEWI
Exhibit 8.3(g)            Indemnification Agreement
Exhibit 8.3(h)            Tax Letter

SCHEDULES

Schedule 3.1(b)-1
Schedule 3.1(b)-2
Schedule 8.2(f)
Target Disclosure Schedule
Parent Disclosure Schedule

                             INDEX OF DEFINED TERMS

                                                                                                                     Page
                                                                                                                     ----
1994 Audit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
AA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Adjusted Debt Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
business combination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Cash Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
CEWI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Combined Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Designees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Hewitson Consulting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Indemnification Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Interim Target Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
include . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
includes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
including . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Materials of Environmental Concern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
multiemployer plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
made available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Merger Sub Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
no action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
OBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Parent Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Parent Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Parent Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Parent SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Parent Shareholders Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Parent Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Per Share Cash Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Proprietary Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
prohibited transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
reportable event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECURITIES ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Stock Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Stock Price Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Target  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Target Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Target Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Target Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Target Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Tax authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Team Bonuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Third Party Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 15, 1997, is among ELECTRONIC FAB TECHNOLOGY CORP., a Colorado corporation ("Parent"), CURRENT MERGER CORP., an Oregon corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CURRENT ELECTRONICS, INC., an Oregon corporation ("Target").


                                    RECITALS

         A. The Boards of Directors of Parent and Target have determined that a business combination between Parent and Target is in the best interests of their respective companies and shareholders, and accordingly have approved this Agreement and the merger provided for herein whereupon Target shall merge with and into Merger Sub upon the terms, and subject to the conditions, set forth herein. In addition, each shareholder of Target has approved this Agreement and the merger provided for herein.

         B. The merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Parent, Merger Sub and Target desire to make certain representations, warranties and agreements in connection with the merger.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                     MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Target shall be merged with and into Merger Sub in accordance herewith and the separate corporate existence of Target shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger and, therefore, is sometimes hereinafter referred to as "Surviving Corporation." The Merger shall have the effects specified in Section 60.497 of the Oregon Business Corporation Act (the "OBCA").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 a.m., local time, within three business days following the day on which the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and Target agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time. If all the conditions to the Merger set forth in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article X, the parties hereto shall cause Articles of Merger meeting the requirements of
Section 60.494 of the OBCA to be properly executed and duly filed in accordance with the OBCA on the Closing Date. The Merger shall become effective at the time when the Articles of Merger are so filed or at such later time that the parties hereto agree and is designated in such Articles of Merger (the "Effective Time").

         1.4 Certain Tax Positions. The parties hereto intend the Merger to qualify, and will take the position for tax purposes that the Merger qualifies, as a non-taxable reorganization under Sections 368(a)(1)(A) and
(a)(2)(D) of the Code. Neither party hereto nor any affiliate thereof will take any action that would cause the Merger not to qualify as a reorganization under those sections.

         1.5 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action consistent with this Agreement.


                                   ARTICLE II

                             SURVIVING CORPORATION

         2.1 Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Surviving Corporation until duly amended in accordance with applicable law, except that Article I of the Articles of Incorporation of Surviving Corporation shall be amended to read as follows:
"The name of the corporation is 'Current Electronics, Inc.'"

         2.2 Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of Surviving Corporation until duly amended in accordance with applicable law.

         2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         2.4 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of Surviving Corporation until their respective successors are duly elected or appointed and qualified.


                                  ARTICLE III

                       EFFECT OF MERGER ON CAPITAL STOCK
                            OF MERGER SUB AND TARGET

         3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities all of the following shall occur:

                 (a) Cancellation of Target Common Stock Owned by Parent or Target. All shares of Common Stock, $.01 par value, of Target ("Target Common Stock") that are owned by Target, and all shares of Target Common Stock owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time shall be canceled.

                 (b)      Conversion of Target Common Stock.

                          (i)     Each issued and outstanding share of Target
Common Stock (other than Dissenting Shares (as defined in Section 3.1(f)) shall be converted into the right to receive cash or cash and shares of Common Stock, $.01 par value, of Parent ("Parent Common Stock") in accordance with this
Section 3.1(b). The consideration to be received by the holders of Target Common Stock pursuant to the Merger is hereinafter referred to as the "Merger Consideration." The aggregate Merger Consideration to be received by all shares of Target Common Stock (assuming there are no Dissenting Shares) shall be equal to $3,370,000, adjusted as provided in

Section 3.1(c)(as so adjusted, the "Cash Amount"), and the Stock Amount (as defined in Section 3.1(b)(ii)). Subject to Section 3.1(c), (A) each shareholder of Target Common Stock listed on Schedule 3.1(b)-1 shall be entitled to receive with respect to the shares of Target Common Stock held by it an amount of cash equal to the Per Share Cash Amount (as defined in Section 3.1(b)(ii)) times the number of shares of Target Common Stock so held, and (B) each shareholder of Target Common Stock listed on Schedule 3.1(b)-2 shall be entitled to receive with respect to the shares of Target Common Stock held by the him the portion of the Cash Amount not to be received by the shareholders of Target Common Stock pursuant to clause (A) and the Stock Amount, such cash and shares of Parent Common Stock included in the Stock Amount to be allocated among such shareholders pro rata in accordance with the number of shares of Target Common Stock so held.

                          (ii)    The "Per Share Cash Amount" shall be equal to
the sum of the Cash Amount and the Stock Price Amount (as defined in this Section 3.1(b)(ii)) divided by 30,000 (adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into target Common Stock), subdivision, reclassification, combination, exchange, reorganization, recapitalization or other similar transaction with respect to Target Common Stock occurring after the date hereof and prior to the date of determination). The "Stock Price Amount" shall be equal to the last closing sale price of Parent Common Stock on the Nasdaq National Market on the trading day immediately preceding the Closing Date times the Stock Amount. The "Stock Amount" shall be 1,980,000 shares of Parent Common Stock (adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Target Common Stock), subdivision, reclassification, combination, exchange, reorganization, recapitalization or other similar transaction with respect to Parent Common Stock or Target Common Stock occurring after the date hereof and prior to date of determination).

                 (c)      Adjustments to Merger Consideration.

                          (i)     The Cash Amount will be $3,370,000 (A)
increased by the amount by which the interest bearing indebtedness for borrowed money of Target ("Debt") as of the Effective Time is less than the Adjusted Debt Amount (as defined in this Section 3.1(c)(i)), (B) reduced by the amount by which Debt as of the Effective Time exceeds the Adjusted Debt Amount and (C) if the total combined stockholders' equity of Target and Current Electronics (Washington), Inc., a Washington corporation ("CEWI"), as of the Effective Time ("Combined Equity") is less than $4.0 million, reduced or increased, as the case may be, by the amount by which the total shareholders' equity of Target as of the Effective Time ("Equity") is less or more than $3,715,000. For purposes of the foregoing calculation, (x) "Adjusted Debt Amount" shall be $2.0 million, increased by the amount of any bonuses (not to exceed $180,000) paid to Target's leadership team pursuant to Section 6.1(b)(vi) hereof (the "Team Bonuses") and by the amount of any additional Debt outstanding as of the Effective Time that has been authorized by Parent under Section 3(c)(ii), (y) Equity and Combined Equity shall be determined without deduction for (i) the amount of any Team Bonuses, (ii) the fees and expenses of the accountants of conducting the audit of the 1994 fiscal year of Target and CEWI requested by Parent (the "1994 Audit Fees"), (iii) any writedown or writeoff of leasehold improvements of Target's Newberg, Oregon facility or any reserves relating to any move from such facility of Target's operations that is contemplated by Parent, or (iv) such other reserves, writedowns or adjustments as may be approved in writing by Parent, and (z) Equity and Combined Equity shall be reduced (regardless of when paid or accrued) by (i) the amount of any legal and accounting fees and expenses incurred by CEWI or Target, as the case may be, with their present counsel and accountants that relate to the transactions contemplated by this Agreement and the Purchase Agreement (as defined in Section 8.1(d)) and any other similar expenses that relate to the representation of the interests of the present shareholders of CEWI or Target with respect to such transactions (other than the 1994 Audit Fees), and (ii) the amount of any fees and expenses incurred to Pacific Crest Securities, Inc. as contemplated by the letter agreement identified in Section 4.26 of this Agreement. Any Debt owed by CEWI to Target, and any Debt owed by Target to CEWI, shall be ignored in determining the Adjusted Debt Amount and the amount of Debt outstanding. For the avoidance of doubt, the term Debt shall not include the then outstanding balances of two accounts payable owed by CEWI to Allied Signal in the approximate amounts of $676,000 and $180,000 as of December 31, 1996. The amount of Debt outstanding, the Adjusted Debt Amount and the amount of Equity as of the Effective Time shall be determined as provided in Section 3(c)(iv).

                          (ii)    Target may request that Parent consent to an
increase in the Adjusted Debt Amount to permit borrowings by Target to fund actual or expected increased sales volumes and related working capital and capital equipment requirements. Such request may be made by giving written notice to Parent, accompanied by appropriate information supporting such request. Parent shall respond to any such request promptly, and shall not unreasonably withhold its consent where such borrowings would be necessary to fund working capital and capital equipment requirements prudently required in connection with increases in product sales by Target.

                          (iii)   Target shall prepare and submit to Parent,
not later than five days prior to the Closing Date, a written estimate of the Cash Amount as of the Closing Date. The estimate shall be based upon the books and records of Target and shall be accompanied by (A) a statement setting forth in reasonable detail the calculation of the estimate and (B) a certificate signed by Target confirming that the estimate was calculated in accordance with this Article I. Target shall also deliver to Parent such other information as may be reasonably requested by Parent to verify the estimate of the Cash Amount provided. The amount paid at the Closing based upon the Cash Amount under
Section 3.1(b) shall be equal to the estimate provided by Target, absent reasonable objection by Parent, in which event the amount paid at the Closing shall be equal to such reasonable amount as may be specified by Parent. Within 30 days after the Closing Date, Parent shall deliver to the Representative (as defined in the Indemnification Agreement to be delivered pursuant to Section 8.3(g)) a statement calculating the Cash Amount as of the Closing Date in accordance with this Section 3.1. Such calculation shall be made in accordance with generally accepted accounting principles consistently applied, except as otherwise specified herein. Parent's statement and report shall be final and binding on the parties unless the Representative delivers a notice to Parent disputing any matter including in such statement and stating the Representative's position with respect to the disputed matter. If the Representative delivers such notice and the parties are unable to resolve all disputed matters within 30 additional days, Parent or the Representative may elect to submit the disputed matter to Arthur Andersen & Co., independent certified public accountants ("AA"), for determination. The determination of all disputed matters pursuant to the preceding sentence shall be final and binding on the parties and the fees and expenses of AA shall be borne by Parent and the shareholders of Target receiving shares of Parent Common Stock in the Merger (the "Shareholders") in proportion to the amount by which the determination of all matters varies from the positions of Parent and the Shareholders on all matters. Promptly following the determination of matters by AA, Parent shall pay to the Shareholders or the Shareholders shall pay to Parent, as appropriate, the amount, if any, determined to have been overpaid or underpaid at the Closing.

                 (d) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an additional share of Parent Common Stock.

                 (e) Capital Stock of Merger Sub. Each issued and outstanding share of Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock") shall be unaffected by the Merger and shall remain issued and outstanding.

                 (f) Dissenting Shares. All issued and outstanding shares of Target Common Stock of any holder who has properly exercised his dissenters' rights with respect thereto in accordance with Sections 60.551 et sec. of the OBCA and who, as of the Effective Time, has not effectively withdrawn or lost such rights (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration pursuant to Section 3.1(b) or any other amount otherwise payable to such holder hereunder, and the holder thereof will have such rights as are granted by the OBCA only. If, after the Effective Time, any such holder effectively withdraws or loses such rights, the holder's Dissenting Shares thereupon will be treated as if they had been converted, at the Effective Time, into the right to receive the Merger Consideration and any other amount otherwise payable to such holder hereunder, without interest thereon. Target will give Parent prompt notice of any payment demand received by Target for any shares of Target Common Stock, any withdrawal of such demands and any other document or instrument received by Target in connection therewith. Parent will have the right to participate in all negotiations and proceedings with respect to any such demand and Target will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demand.

         3.2     Exchange of Certificates.

                 (a) Exchange; Payment. At the Closing and against surrender to Parent by any holder of record of a certificate or certificates that prior to the Effective Time represented shares of Target Common Stock (the "Certificates"), Parent shall cause to be paid or delivered to the holder of record of such Certificates, without interest thereon, the Merger Consideration to be received by such holder as specified in Section 3.1. Notwithstanding anything in the foregoing to the contrary, Certificates may be surrendered after the Closing, but until so surrendered, Parent shall not cause to be paid or delivered to the holder of record of such Certificates the shares or cash amounts referred to in the previous sentence and each outstanding Certificate that prior to the Effective Time represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Merger Consideration, the right to receive an additional share of Parent Common Stock in lieu of the issuance of any fractional shares in accordance with Section 3.1(d) and the right to receive unpaid dividends and distributions, if any, that such holder has the right to receive in respect of such Parent Common Stock, after giving effect to any required withholding tax, in each case without interest thereon. The shares represented by the Certificates surrendered to Parent shall forthwith be canceled. The risk of loss and title to the Certificates shall pass only upon receipt by Parent of the Certificates.

                 (b) Distributions with respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Certificate until such Certificate is surrendered for exchange as provided herein. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.2(b)) with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon.

                 (c) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of Target of the shares of Target Common Stock that were outstanding immediately prior to the Effective Time. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates of shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article III. Certificates surrendered for exchange by any person shall not be exchanged until Parent has received confirmation of the continued accuracy of the Investor Questionnaire and the Investor Letter, Indemnification Agreement and Registration Rights Agreement (each as defined in Section 8.3) from such person.

                 (d) No Liability. Notwithstanding anything to the contrary in this Section 3.2, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.3 No Further Ownership Rights in Target Common Stock. All shares of Parent Common Stock issued upon surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any additional share of Parent Common Stock issued in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

         3.4 Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.1, except that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         3.5 Stock Subject to Conditions. All shares of Parent Common Stock that are received in the Merger in exchange for shares of Target Common Stock, which, under agreements with Target, are unvested and which, by their terms, do not terminate due to the Merger will also be unvested, and the certificates evidencing such shares will be marked with appropriate legends.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Except as disclosed in a document of even date herewith and delivered by Target to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Parent and Merger Sub as follows:

         4.1 Organization, Standing and Power. Target is a corporation duly organized and validly existing under the laws of the State of Oregon, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 11.3) on Target. Target has delivered to Parent a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

         4.2     Capitalization; Shareholders.

                 (a) The authorized capital stock of Target consists of 2,000,000 shares of Target Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value, of which there are issued and outstanding 30,000 shares of Target Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or other securities of Target and no outstanding subscriptions, options, warrants, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Target, or otherwise obligating Target to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any mortgage, pledge, lien, encumbrance, charge or other security interest (a "Lien"), except Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders and (ii) to the Target's knowledge, between or among any of Target's shareholders, except for the shareholders named in Schedule 4.2 of the Target Disclosure Schedule.

                 (b) Schedule 4.2 of the Target Disclosure Schedule sets forth a true and complete list of the names of all the record holders of Target Common Stock, together with the number of shares of Target Common Stock held by each such holder. Except as set forth in Schedule 4.2 of the Target Disclosure Schedule, each holder so listed that is an individual is a competent adult or nonprofit corporation and is the record and the beneficial owner of all shares or other equity securities so listed in his or her name, with the sole right to vote, dispose of, and receive





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dividends or distributions with respect to such shares.  Except as set forth in
Schedule 4.2 of the Target Disclosure Schedule, each holder so listed that is an entity is the record and the beneficial owner of all shares or other equity securities so listed in its name, has the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares, has the full power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be consummated by such holder herein.

         4.3 Subsidiaries. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.4     Due Authorization.

                 (a) Target has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 7.2. This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms. The execution and delivery of this Agreement by Target do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Target, (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Target or the properties or assets of Target, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Target pursuant to or require the consent or approval of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Target or any of its properties or assets, except, in the case of this clause (iii) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Target or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Articles of Merger as provided in Section 1.3 and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target or prevent the consummation of transactions contemplated hereby.

                 (b) All holders of Target Common Stock have approved, by written consent or otherwise, this Agreement and the Merger in accordance with applicable law, and no other consent or approval of any holder of Target Common Stock or other equity securities of Target is required for Target to execute and deliver this Agreement and consummate the transaction contemplated hereby. By virtue of such approval, no holder of Target Common Stock or other equity securities of Target has any right to dissent and obtain payment for such holder's shares under applicable law.

         4.5 Financial Statements. Target has heretofore delivered to Parent true and complete copies of audited balance sheet, and the related statements of operations and stockholders' equity and of cash flows at September 30, 1996 on a combined basis with CEWI, with separate disclosure of the balance sheet and income and retained earnings of Target (the "Annual Financial Statements"), with an opinion of Target's independent public accountants. Target also has heretofore delivered to Parent true copies of the unaudited balance sheet of Target at November 30, 1996 and the related unaudited statements of income for the two months then ended (the "Interim Target Financial Statements"). The Annual Financial Statements and the Interim Target Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto and, in the case of the





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
Interim Target Financial Statements, that no notes are included) and fairly present the consolidated financial condition and operating results of Target (combined with CEWI to the extent applicable) at the dates and during the periods indicated therein, subject, in the case of the Interim Target Financial Statements, to normal, recurring year-end audit adjustments.

         4.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in Schedule 4.6 of the Target Disclosure Schedule, since September 30, 1996, Target has conducted its business in the ordinary course consistent with past practice and there has not occurred:

                 (a) any change, event or condition (whether covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target;

                 (b) any sale, lease or other transfer or disposition of any property or asset of Target, except for the sale of inventory in the ordinary course of business;

                 (c) any change in accounting methods, practices or policies (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets, except as described in the notes to the Annual Financial Statements;

                 (d) any declaration, setting aside, or payment of any dividend or other distribution to Target's shareholders, or any direct or indirect redemption, retirement, purchase or other acquisition by Target of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock;

                 (e) any entering into, amendment or termination of, or default under, by Target of any contract to which Target is a party or by which it is bound other than in the ordinary course of business and as provided to Parent;

                 (f) any damage, destruction or loss (whether or not covered by insurance) to the properties and assets of Target;

                 (g) any commitment or transaction (including any capital expenditure, capital financing or sale of assets) by Target for any amount that requires or could require payments in excess of $50,000 with respect to any individual contract or a series of related contracts;

                 (h)      any Lien on any asset allowed to exist by Target;

                 (i) any cancellation of any debt or waiver or release of any right or claim by Target;

                 (j) any payment, discharge or satisfaction of any claim, liability or obligation by Target, other than as reflected or reserved against in the Annual Financial Statements or the Interim Target Financial Statements or in the ordinary course of business consistent with past practice;

                 (k) to Target's knowledge, any labor dispute, litigation or governmental investigation affecting the business or financial condition of Target;

                 (l) any issuance or sale of capital stock or other securities, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities of Target;

                 (m) any indebtedness for borrowed money incurred, assumed or guaranteed by Target;

                 (n) any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;





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                 (o)      any increase in any salary, wage, benefit or other
remuneration payable or to become payable to any current or former officer, director, employee or agent of Target or any bonus or severance payment or arrangement made to, for or with any officer, director, employee or agent of Target or any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of Target, except for
(i) the Team Bonuses and (ii) normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practice of Target where such increases or bonuses are not given to Target's shareholders or their relations or members of the leadership team of Target or CEWI;

                 (p) any grant of credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended or any other change in the policies or practices of Target with respect to the granting of credit;

                 (q) any delay in the payment of any trade or other payables other than in the ordinary course of business consistent with past practice; or

                 (r) any agreement, whether in writing or otherwise, by Target to do any of the foregoing.

         4.7 Liabilities. Except as set forth in the Annual Financial Statements, the Interim Target Financial Statements, Schedule 4.7 of the Target Disclosure Schedule or any other Schedule of the Target Disclosure Schedule and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, Target does not have any liability or obligation of any nature, whether due or to become due, fixed or contingent.

         4.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its assets and properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target.

         4.9 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Target which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

         4.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that are necessary for Target to own or lease, operate and use its respective assets and properties and to carry on business as currently conducted or as proposed to be conducted (collectively "Target Authorizations"), Target has performed and fulfilled its obligations under the Target Authorizations, and all the Target Authorizations are in full force and effect, except where the failure to obtain or have any of such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

         4.11    Contracts and Commitments.  Except as set forth in Schedule
4.11 of the Target Disclosure Schedule, Target is not a party to any oral or written (a)(i) obligation for borrowed money, (ii) obligation evidenced by bonds, debentures, notes or other similar instruments, (iii) obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) obligation under capital leases, (v) debt of others secured by a Lien on its property, (vi) guaranty of liabilities or obligations of others, (vii) agreement under which Target is obligated to make or expects to receive payments in excess of $50,000 or (viii) agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the ordinary course of business consistent with past practice); (b)(i) employment agreement or





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
collective bargaining agreement or (ii) agreements that limits the right of Target, or any of its employees to compete in any line of business; or (c) agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries, other than Surviving Corporation, in any respect. True and complete copies of all agreements described in Schedule 4.11 of the Target Disclosure Schedule or any other section thereto have been delivered to Parent. Target has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, Target has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

         4.12 Title to Property. Except as set forth in Schedule 4.12 of the Target Disclosure Schedule, Target has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment have been well maintained and conform (to Target's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others. There is no pending or, to Target's knowledge, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to Target's knowledge, threatened condemnation of any such building, machinery or equipment. The properties and assets of Target include all rights, properties, interests in properties and assets necessary to permit Surviving Corporation to conduct its business as currently conducted or as proposed to be conducted. Schedule 4.12 of the Target Disclosure Schedule identifies each parcel of real property owned or leased by Target.

         4.13    Intellectual Property.

                 (a) Target owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Target as currently conducted or as proposed to be conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on Target.

                 (b)      Schedule 4.13 of the Target Disclosure Schedule lists
(i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Target considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed,
(ii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Target.

                 (c) To the knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.





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
                 (d) Target is not, and will not be as a result of the execution and delivery of this Agreement or the performance of Target's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Target.

                 (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of the products and services of Target does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                 (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                 (g) Target has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

         4.14    Environmental Matters.

                 (a) Target has complied with, and is in compliance with, all Environmental Laws (as defined in this Section 4.14(a)) applicable to its business, properties and assets. Target has, and Target has provided to Parent true and complete copies of, all permits, approvals, registrations, licenses and other authorizations required by any Governmental Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on Target. There is no pending or, to Target's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law to which Target is a party or, to Target's knowledge, threatened to be made a party. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and solid contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used herein, the terms "release" and "environment" have the meanings set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                 (b) There have been no releases of any Materials of Environmental Concern (as defined in this Section 4.14(b)) into the environment at any parcel of real property or any facility presently or formerly owned by Target or by Target at any parcel of real property or any facility presently or formerly leased, operated or





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controlled by Target.  With respect to any such releases of Materials of
Environmental Concern, Target has given all required notices to government authorities, copies of which have been provided to Parent. Target is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those presently or formerly owned, leased, operated or controlled by Target that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Target. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Federal Resources Conservation and Recovery
Act), toxic materials, oil or petroleum and petroleum products.

                 (c)      Set forth in Schedule 4.14 of the Target Disclosure
Schedule is a list of all environmental reports, investigations and audits in the possession of Target with respect to the operations of, or real property leased by Target (whether conducted by or on behalf of Target or a third party and whether done at the initiative of Target or directed by a Governmental Entity or other third party). True and complete copies of each such report, or the results of each such investigation or audit, have been provided to Parent.

                 (d) Target is not aware of any material environmental liability arising out of the utilization by Target of any solid and hazardous waste transporter or treatment, storage and disposal facility.

         4.15 Taxes. Target, and any consolidated, combined, unitary or aggregate group for Tax (as defined in this Section 4.15) purposes of which Target is or has been a member have timely filed all Tax Returns (as defined in this Section 4.15) required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether shown as being due on any Tax returns. Target has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Target does not have any liability under Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Target does not have any liability under Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Except as disclosed in Schedule 4.15 of the Target Disclosure Schedule, (a) no material claim for Taxes has become a Lien against the property of Target or is being asserted against Target other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Target is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of Target, threatening to assert against Target any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of Target, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by Target and is currently in effect, (e) Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Sections 162(m) or 280G of the Code, (f) no action has been taken that would have the effect of deferring any liability for Taxes for Target from any period prior to the Effective Date to any period after the Effective Date, (g) Target has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code, (h) Target is not (nor has it ever been) a party to any Tax sharing agreement, (i) no consent under Section 341(f) of the Code has been filed with respect to Target, (j) Target has not disposed of any property that has been accounted for under the installment method, (k) Target is not a party to any interest rate swap, currency swap or similar transaction, (l) Target is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (m) Target is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes, (n) Target has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions, and (o) the transactions contemplated herein are not subject to the tax withholding provisions of
Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law. Target will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after





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the Effective Time attributable to adjustments made prior to the Merger pursuant to Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. Schedule 4.15 of the Target Disclosure Schedule contains accurate and complete information with respect to: (w) all material tax elections in effect with respect to Target, (x) the current tax basis of the assets of Target, (y) the current and accumulated earnings and profits of Target, and (z) the tax credit carry overs of Target. As used herein, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Target is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of such Tax exemptions or other Tax-sharing agreement or order.

         4.16    Employee Benefit Plans.

                 (a) Schedule 4.16 of the Target Disclosure Schedule lists, with respect to Target, and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director (collectively, the "Target Employee Plans").

                 (b) Target has furnished to Parent a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years. Any Target Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan (and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a)), and all prohibited transaction exemptions (or requests for such exemptions), private letter rulings, opinions,





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information letters or compliance statements issued with respect to any plan described in Section 4.16(a) by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

                 (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have a Material Adverse Effect on Target, and Target and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Target Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Target; (iv) neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans which have a Material Adverse Effect on any such parties; (v) all material contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been made on or before its due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan except where the failure to timely file, distribute or post such documents would not, in the aggregate, have a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target, is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
Section 3(37) of ERISA.

                 (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target.

                 (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) entitle any current or former employee or other service provider or any director of Target, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise), (ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or director.

                 (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, or any ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

         4.17 Employee Matters. Schedule 4.17 of the Target Disclosure Schedule lists all employees of Target and the remuneration and benefits to which such employees are entitled. Schedule 4.17 also lists all employment





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contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements providing for employee remuneration or benefits to which Target is a party or by which it is bound; all of these contracts and arrangements are in full force and effect, and neither Target nor any other party is in default under them. There have been no claims of defaults and, to Target's knowledge there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Target's knowledge, threatened labor dispute, strike, or work stoppage that would have a Material Adverse Effect on Target. Target is in compliance in all respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder.

         4.18    Interested Party Transactions.  Except as disclosed in
Schedule 4.18 of the Target Disclosure Schedule, Target is not indebted to any shareholder, director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         4.19 Insurance. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. Schedule 4.19 of the Target Disclosure Schedule sets forth a true and complete listing of all such policies, including in each case applicable coverage limits, deductibles and policy expiration dates. There is no material claim pending under any of such policies or bond as to which Target has received a denial, or, to Target's knowledge, which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Each policy or bond is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

         4.20 Compliance With Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

         4.21 Major Customers. Schedule 4.21 of the Target Disclosure Schedule contains a list of the customers of Target for each of the two most recent fiscal years, which individually accounted for more than five percent of the total dollar amount of net sales, showing the total dollar amount of net sales to each such customer during each such year. Target has no knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed in such Schedule 4.21 will not continue to be customers of Target after the Closing at substantially the same level of purchases.

         4.22 Suppliers. As of the date hereof, no supplier of Target has indicated to Target that it will stop, or decrease the rate of, supplying materials, products or service to Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

         4.23 Inventory. All inventories of raw materials, work-in process and finished goods (including all such in transit) of Target, together with related packaging materials (collectively, "Inventory"), reflected in the Interim Target Financial Statements consist of a quality and quantity usable and saleable in the ordinary course of





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
business, have commercial values at least equal to the value shown on such balance sheet or are subject to purchase obligations by customers or suppliers at such value and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first in first out basis) or market. All Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in Schedule 4.23 of the Target Disclosure Schedule, all Inventory is located on premises owned or leased by Target. All work-in process contained in Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of Target with no recent history of credit problems with respect to Target; neither Target nor any such customer is in material breach of the terms of any obligation to the other, and, based on Target's knowledge or what Target reasonably should know, valid grounds exist for any counterclaim or set-off of amounts billable to such customers upon the completion of orders to which work-in-process relates. All work-in process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to work performed prior to Closing.

         4.24 Product Warranty and Product Liability. Schedule 4.24 of the Target Disclosure Schedule contains a true and complete copy of Target's standard warranty or warranties for its manufacturing services. There has been no variation from such warranties, except as set forth in Schedule 4.24 of the Target Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to Target's performance of services.
Schedule 4.24 of the Target Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or, to Target's knowledge, threatened, or which have been asserted or commenced against Target within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in Target's manufacturing services that would adversely affect performance of products Target manufactures or create an unusual risk of injury to persons or property. Target's manufacturing services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow its performance.

         4.25 Minutes Books. The minute books of Target made available to Parent contain true and complete summaries of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target, and reflect all transactions referred to in such minutes accurately in all material respects.

         4.26 Brokers' and Finders' Fees. Except for the letter agreement, dated August 23, 1996 between Target and Pacific Crest Securities, Inc., Target has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.27 Section 60.835 of OBCA Not Applicable. The Board of Directors of Target has taken all actions, including the approval of the Merger, so that the restrictions contained in Section 60.835 of the OBCA applicable to a "business combination" (as defined in Section 60.825 of the OBCA) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

         4.28 Proxy Statement. The information supplied by Target for inclusion in the proxy statement to be sent to the shareholders of Parent in connection with the meeting of Parent's shareholders (the "Parent Shareholders Meeting") to consider the Merger (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed, at the time of the Parent Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders Meeting which has become false or misleading.





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
         4.29 Regulation D Offering. To Target's knowledge, the information provided to Parent by the holders of shares of Target Common Stock, which information is set forth in each such holder's Voting Agreement (as defined in Section 8.3(g)) delivered to Parent, is true and correct in all material respects.

         4.30 Disclosure. None of the representations or warranties made by Target herein or in the Target Disclosure Schedule, or in any certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Target has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Target.


                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as disclosed in a document of even date herewith and delivered by Parent to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub represent and warrant to Target as follows:

         5.1 Organization, Standing and Power. Each of Parent and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Merger Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation.

         5.2 Capitalization. As of September 30, 1996, the authorized capital stock of Parent consisted of 45,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding 3,942,660 shares of Parent Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or other securities of Parent other than shares of Parent Common Stock issued after September 30, 1996 upon the exercise of options issued under Parent's 1993 Incentive Stock Option Plan and its Stock Option Plan for Non-Employee Directors (collectively, the "Parent Stock Option Plans") and other outstanding stock options granted by Parent to its employees. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and free and clear of any Lien, except Liens created by or imposed upon the holders thereof. As of September 30, 1996, Parent has reserved (a) 405,000 shares of Parent Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Option Plans, (b) 267,800 shares of Parent Common Stock for issuance pursuant to other outstanding stock options granted to its employees. Other than this Agreement, as disclosed in the immediately preceding sentence or as to additional shares to be authorized under employee benefit plans of Parent, there are no other options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, or repurchased, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued, be duly authorized, validly issued, fully paid, and non-assessable.

         5.3 Due Authorization. Parent and Merger Sub have the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this





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Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the Merger by Parent's shareholders as contemplated by Section 7.2. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Parent, as amended, or equivalent charter documents of any of its subsidiaries, as amended, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or the properties or assets of Parent or any of its subsidiaries, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Parent or any of its subsidiaries or their properties or assets, except, in the case of this clause (c) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.3, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") of the Proxy Statement relating to the Parent Shareholders Meeting, (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         5.4 SEC Documents; Financial Statements. Parent has furnished Target with true and complete copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC, (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, as filed with the SEC, (c) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1994, and (d) all other reports and registration statements filed by Parent with the SEC since December 31, 1994, except registration statements on Form S-8 relating to employee benefit plans (collectively, the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents prepared in all material respects in accordance with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. As of their respective filing dates, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document.
The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates thereof and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

         5.5 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since September 30, 1996 (the "Parent Balance Sheet Date"), each of Parent and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not





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occurred:  (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Parent or (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, retirement, purchase or other acquisition by Parent of any of its capital stock. Except as disclosed in such Parent SEC Documents, Parent is not aware of any facts which are reasonably likely to have a Material Adverse Effect on Parent.

         5.6 Compliance with Laws. Each of Parent and its subsidiaries has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.7 Board Approval. The Boards of Directors of Parent and Merger Sub have (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (c) recommended that the shareholders of Parent and Merger Sub approve this Agreement and the Merger.

         5.8 Brokers' and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE VI

                        CONDUCT PRIOR TO EFFECTIVE TIME

         6.1 Conduct of Business of Target. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by
Parent:

                 (a)      Affirmative Covenants.  Target will:

                          (i)     carry on its business in the usual, regular
and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                          (ii)     maintain insurance coverages and its books,
accounts and records in the usual manner consistent with past practice;

                          (iii)   comply in all material respects with all laws
and regulations of any Governmental Entity applicable to it;

                          (iv)    maintain and keep its plants, property and
equipment in good repair, working order and condition, ordinary wear and tear excepted;

                          (v)     perform in all material respects its
obligations under all contracts and commitments to which it is a party or by which it is bound;

                          (vi)    notify Parent of any event or occurrence not
in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Target; or





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                          (vii)   pay, consistent with past practice, all
accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by Target and such contest does not have a Material Adverse Effect on Target and adequate reserves therefor are reflected on the Annual Financial Statements or the Interim Target Financial Statements.

                 (b) Negative Covenants. Target will not do any of the things enumerated in Section 4.6. In addition, but without limiting the generality of the foregoing, Target will not:

                          (i)     cause or permit any amendments to its
Articles of Incorporation or Bylaws or equivalent charter documents;

                          (ii)    accelerate, amend or change the period of
exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                          (iii)   transfer to any person or entity any rights
to its Intellectual Property;

                          (iv)    enter into or amend any agreements pursuant
to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                          (v)     enter into any operating lease providing for
payments in excess of an aggregate of $50,000;

                          (vi)    adopt or amend any employee benefit or stock
purchase or option plan, or hire any new director level or officer level employee (other than in the ordinary course of business), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except for (A) the Team Bonuses and (B) normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practices of Target where such increases or bonuses are not given to Target's shareholders or their relations or members of the leadership team of Target or CEWI;

                          (vii)   commence a lawsuit other than (A) for the
routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (C) for a breach of this Agreement;

                          (viii)  acquire or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice;

                          (ix)    other than in the ordinary course of
business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                          (x)     revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                          (xi)    take, or agree in writing or otherwise to
take, any other action that would make any of its representations or warranties contained in this Agreement untrue; or





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                          (xii)   agree, whether in writing or otherwise, to do
any of the foregoing.

         6.2 No Solicitation; Acquisition Proposals. Subject to the fiduciary duties of Target's Board of Directors under applicable law, as advised by counsel, Target shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, Target or any business combination with Target whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing, and Target will notify Parent immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with Target, in each case in connection with any of the foregoing. Target shall use its best efforts to cause all confidential materials previously furnished to any third parties in connection with any of the foregoing to be promptly returned to Target and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties.

         6.3 Notice of Breach. Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that could cause or constitute a breach of any of its representations, warranties or covenants hereunder.


                                  ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of Parent.

         7.2     Meetings of Shareholders.

                 (a) Parent Shareholders Meeting. As promptly as practicable after the date hereof, Parent shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene the Parent Shareholders Meeting. Subject to Section 7.1, Parent shall use its reasonable efforts to solicit from shareholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger. The Board of Directors of Parent shall recommend a vote in favor of the Merger.

                 (b) Target Shareholders Meeting. Target shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws within 30 days after the date hereof either (i) to obtain the written consent of the shareholders of Target to this Agreement and the transactions contemplated hereby or (ii) to convene a special meeting of its shareholders and solicit from shareholders proxies in favor of the Merger. In any event, Target shall take all action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger, and subject to the fiduciary duties of Target's Board of Directors under applicable law, as advised by counsel, the Board of Directors of Target shall recommend a consent or vote in favor of the Merger.

         7.3 Access to Information. Target shall afford Parent and its accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties hereto agree) during the period prior to the Effective Time to (a) all of Target's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of Target as Parent may reasonably request. Target agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall cooperate with Target with its due diligence review of Parent to the extent necessary to confirm the accuracy of Parent's and Merger Sub's representations and warranties. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant to this
Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

         7.4 Confidentiality. The parties hereto will treat as confidential and hold in confidence all information concerning the businesses and affairs of Target and the business and affairs of Parent and Merger Sub that is not already generally available to the public and is not otherwise known to the party to whom it was disclosed on a non- confidential basis ("Proprietary Information") and refrain from using any Proprietary Information except in furtherance of this Agreement or as required by law. For avoidance of doubt, the letter agreement between Parent and Pacific Crest Securities Inc., dated October 2, 1996, relating to the disclosure of Target's confidential information and Section 11 of letter agreement, dated December 18, 1996, among Target, CEWI and Parent shall cease to have any further force or effect.

         7.5 Publicity. Target shall not, and shall use its reasonable efforts to cause its shareholders not to, issue, or cause or permit to be issued, any press release or otherwise make any public statement regarding the terms of this Agreement or the transactions contemplated hereby without Parent's prior written consent. Parent and Merger Sub shall consult with Target before issuing any press release or otherwise making any public statement regarding the terms of this Agreement or the transactions contemplated hereby, except as required by law or its other legal obligations.

         7.6 Filings; Cooperation. Parent and Target shall make, and cause their affiliates to make, all necessary filings with respect to the Merger and the other transactions contemplated hereby including those required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto to (a) comply as promptly as practicable with all governmental requirements applicable to the transaction and (b) obtain promptly all necessary permits, orders and other consents of Governmental Entities and consents of third parties necessary for the consummation of the Merger.

         7.7 Employment Matters. At the Effective Time, Parent will enter into consulting agreements with each of Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson (the "Hewitson Consulting Agreements"), which Hewitson Consulting Agreements shall be substantially in the form attached hereto as Exhibit 7.7A, and Parent will offer to enter into an employment agreement with each member of the Target leadership team identified and at the same salary level as currently compensated as disclosed to Parent, which employment agreement shall be substantially in the form attached hereto as
Exhibit 7.7B. Target shall cause the employment arrangements of each person that is related to a Target shareholder to be terminated (other than the employment of Chris Hewitson, which is to continue), such terminations to be effective at the Effective Time and without liability to Target in any respect.

         7.8 Director Nominees. At the Effective Time, Parent shall take such action as is necessary in order to enable three individuals designated by Target to be elected to Parent's Board of Directors (the "Designees"). Target has selected as the Designees Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson.

         7.9     Further Assurances.

                 (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

                 (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take all such necessary action.

                 (c) Target and its shareholders shall confirm and represent to Parent, by signed certificates, such factual matters as Parent may reasonably request in order for Parent to confirm that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         7.10 Certain Tax Matters. Parent shall continue at least one significant historical business line of Target, or shall use at least a significant portion of Target's historical business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

                 (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Parent Common Stock and by the requisite vote of the holders of Target Common Stock.

                 (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                 (c) Parent, Target and Merger Sub and their respective subsidiaries, if any, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the federal securities and state Blue Sky laws.

                 (d) Simultaneous with the occurrence of the Closing hereunder, the Closing shall have occurred under the Share Purchase Agreement, dated as of January 15, 1997, among Parent and the shareholders of CEWI (the "Purchase Agreement").

         8.2 Additional Conditions to Obligations of Target to Effect the Merger. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                 (a) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them on or prior to the Effective Time and the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such date.

                 (b) Target shall have received a certificate executed on behalf of Parent by its Chief Financial Officer certifying that the conditions specified in Section 8.2(a) have been fulfilled.

                 (c) Target shall have received a legal opinion of Holme Roberts & Owen LLP, counsel to Parent, substantially in the form attached hereto as Exhibit 8.2(c).

                 (d) The guaranties given by Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson as contemplated by that certain Loan Agreement between First Interstate Bank of Oregon, N.A. and Target, dated May 30, 1996 shall have been terminated or Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson shall have been released from all liability thereunder as a result of repayment of the related credit facilities or otherwise.

                 (e) Parent shall have executed and delivered to the holders of Target Common Stock an agreement with respect to demand and piggyback registration rights of such holders (the "Registration Rights Agreement"), which Registration Rights Agreement shall be substantially in the form of Exhibit 8.2(e) attached hereto.

                 (f) Parent shall have granted to the members of Target's management identified on Schedule 8.2(f) the employee stock options specified in such schedule.

         8.3 Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                 (a) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it on or prior to the Effective Time and the representations and warranties of Target in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise by the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time.

                 (b) Parent shall have received a certificate, dated as of the Effective Time, executed on behalf of Target by its President and its Chief Financial Officer certifying that the conditions specified in Section 8.3(a) have been fulfilled.

                 (c) Parent shall have received a legal opinion from Hershner, Hunter, Andrews, Neill & Smith, LLP, legal counsel to Target, substantially in form attached hereto as Exhibit 8.3(c).

                 (d) Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Target otherwise.

                 (e) There shall not have occurred any Material Adverse Effect on Target.

                 (f) Parent shall have received letters of resignation, effective as of the Effective Time, executed and tendered by each of the then incumbent directors of Target.

                 (g) The Voting Agreement, dated the date hereof (the "Voting Agreement"), among Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson and Target shall be in full force and effect as of the Effective Time and Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson shall have performed and complied in all material respects with all covenants, obligations and conditions of the Voting Agreement required to be performed or complied with by them. Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson shall have executed and delivered to Parent (i) a certificate confirming the continued accuracy of the representations and warranties given by them under the Voting Agreement; (ii) an agreement with respect to indemnification of Parent and Merger Sub with respect to breaches of terms and conditions of this Agreement (the "Indemnification Agreement"), which Indemnification Agreement shall be substantially in the form of Exhibit 8.3(g) attached hereto; (iii) the Registration Rights Agreement; and (iv) the Hewitson Consulting Agreements.

                 (h) Parent shall have received from each of the holders of Target Common Stock who are receiving Parent Common Stock in the Merger a letter substantially in the form of Exhibit 8.3(h) attached hereto, and Parent shall have confirmed, to its reasonable satisfaction, that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                 (i) All shareholders of Target expressly shall have consented to the specific arrangement specified in Section 3.1(b) for the conversion of their shares of Target Common Stock into Merger Consideration.


                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

         9.1 Legends. Each certificate representing shares of Parent Common Stock issued in connection with the Merger (the "Restricted Securities") shall bear a legend to the following effect:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RESTRICTIONS ON THE TRANSFERABILITY CONTAINED IN AN AGREEMENT RELATING TO THE SECURITIES AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND NO TRANSFER WILL BE RECOGNIZED UNLESS MADE IN COMPLIANCE WITH SUCH LAWS."

Any holder of Restricted Securities (a "Holder") who disposes of Restricted Securities in accordance with Section 9.2 shall be entitled to have Parent cause new unlegended certificates to be issued promptly to the Holder in exchange for outstanding legended certificates representing the disposed shares if (a) the opinion to counsel referred to in Section 9.2 is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act; (b) the transfer is in connection with a transaction intended to comply with Rule 144 and Rule 145 as promulgated by the SEC under the Securities Act. as such Rules may be amended from time to time, or any similar successor rule that may be promulgated by the SEC, or (c) an appropriate registration statement with respect to such Restricted Securities has been filed by Parent with the SEC and has been declared effective by the SEC.

         9.2 Notice of Proposed Dispositions. Each Holder of Restricted Securities by acceptance thereof shall agree to comply in all respects with the provisions of this Section 9.2. Prior to any proposed disposition of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement) the holder thereof shall give written notice to Parent of such Holder's intention to effect such disposition. Each such notice shall describe the manner and circumstances of the proposed disposition and shall be accompanied by either (a) a written opinion of legal counsel addressed to Parent and reasonably satisfactory in form and substance to Parent, to the effect that the proposed disposition of Restricted Securities may be effected without registration of such Restricted Securities or (b) a "no action" letter from the SEC to the effect that such disposition without registration of such Restricted Securities will not result in recommendation by the staff of the SEC that enforcement action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to Parent. The provisions of this Section 9.2 shall not apply to Restricted Securities that are then freely tradeable pursuant to Rule 144(k) under the Securities Act, as amended from time to time, or any similar successor rule that may be promulgated by the SEC.


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target and Parent, this Agreement may be terminated:

                 (a)      by mutual consent of Parent and Target;

                 (b) by either Parent or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before April 30, 1997, or such later date as may be agreed upon in writing by the parties hereto;

                 (c)      by Parent, if any of the conditions specified in
Section 8.3 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

                 (d)      by Target, if any of the conditions specified in
Section 8.2 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

                 (e) by either Parent or Target if the other shall have breached its respective representations, warranties or other obligations under Articles IV through VII in any material respect and such breach continues for a period of 10 days after receipt of notice of the breach from the non-breaching party hereto.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of this Section 10.2 and
Section 7.4 (Confidentiality) and Article XI (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

         10.3 Amendment. The respective Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target or Merger Sub shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (b) alter or change any term of the Articles of Incorporation of Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Target Common Stock or Parent.





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
         10.4 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Survival of Representations and Warranties. The representations and warranties of Target in Sections 4.1 - 4.14 and 4.16 - 4.30 shall survive the Merger and continue in full force and effect for one year after the Effective Time. All the other representations and warranties of Target, including those in Section 4.15, shall survive the Merger and continue in full force and effect forever after the Effective Time (subject to any applicable statute of limitations). The representations and warranties of Parent and Merger Sub shall not survive the Merger.

         11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                 (a)      if to Parent or Merger Sub, to:

                          Electronic Fab Technology Corp.
                          7241 West 4th Street
                          Greeley, Colorado 80634
                          Attention:  Stuart W. Fuhlendorf
                          Facsimile No.:  (303) 892-4306

                          with a copy to:

                          Holme Roberts & Owen LLP
                          1700 Lincoln, Suite 4100
                          Denver, Colorado 80203
                          Attention:  Francis R. Wheeler
                          Facsimile No.:  (303) 866-0200

                 (b)      if to Target, to:

                          Current Electronics, Inc.
                          125 Elliott Road
                          Newberg, Oregon 97132
                          Attention: Charles E. Hewitson
                          Facsimile No.:  (503) 537-9926

                          with a copy to:

                          Hershner, Hunter, Andrews, Neill & Smith LLP
                          180 East 11th Avenue
                          Eugene, Oregon  97440
                          Attention: Robert Stout, Esq.
                          Facsimile No.:  (541) 344-2025

         11.3 Interpretation. When a reference is made in this Agreement to Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.


         11.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

         11.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Target Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         11.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.7 Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (without regard to the principles of conflicts of law thereof).

         11.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.10 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

         11.11 Attorneys Fees. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

         IN WITNESS WHEREOF, Target, Parent and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                               ELECTRONIC FAB TECHNOLOGY CORP.



                               By: /s/ Stuart Fuhlendorf
                                  -------------------------------


                               CURRENT MERGER CORP.



                               By: /s/ Stuart Fuhlendorf
                                  -------------------------------



                               CURRENT ELECTRONICS, INC.



                               By: /s/ Charles E. Hewitson   VP
                                  -------------------------------

--------------------------------------------------------------------------------

                        ELECTRONIC FAB TECHNOLOGY CORP.
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 24, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jack Calderon and Stuart W. Fuhlendorf, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the "Special Meeting") of Shareholders of ELECTRONIC FAB TECHNOLOGY CORP. (the "Company") to be held on February 24, 1997, and at any adjournments or postponements thereof, and to vote thereat all the shares of Common Stock of the Company held of record by the undersigned at the close of business on February 10, 1997, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSALS 1, 2 AND
3. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

1. ISSUANCE OF COMMON STOCK: To approve the issuance of 1,980,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in connection with (a) the merger of Current Electronics, Inc., an Oregon corporation ("CEI"), with and into Current Merger Corp., an Oregon corporation and a wholly-owned subsidiary of the Company, in exchange for such Common Stock and a cash payment of $3,370,000, subject to adjustment, and (b) the payment of $1,530,000, subject to adjustment, to the existing shareholders of Current Electronics (Washington), Inc., a Washington corporation and an affiliate of CEI ("CEWI"), in exchange for all of the outstanding capital stock of CEWI.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

2. AMENDMENT TO EQUITY INCENTIVE PLAN: Approval of an amendment to the Company's Equity Incentive Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 325,000 to 995,000 and to make certain other changes.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

3. AMENDMENT TO STOCK OPTION PLAN: Approval of an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 80,000 to 160,000, to provide that options may be granted thereunder to non-employee directors as determined by the Board of Directors of the Company and to make certain other changes.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN
  (CONTINUED ON REVERSE SIDE. PLEASE SIGN AND MAIL IN THE ENCLOSED ENVELOPE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    This proxy revokes all prior proxies of the undersigned with respect to the Special Meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement relating to the Special Meeting is hereby acknowledged.

                                            TO VOTE IN ACCORDANCE WITH THE
                                            RECOMMENDATION OF THE BOARD OF
                                            DIRECTORS, MERELY SIGN BELOW; NO
                                            BOXES NEED TO BE CHECKED.

                                            I PLAN TO ATTEND THE SPECIAL
                                            MEETING  [ ]

                                            Signature(s)
                                            ------------------------------------

                                            ------------------------------------

                                            Date
                                            ------------------------------------

                                            NOTE: Please sign as name appears
                                                  hereon. Joint owners should
                                                  each sign. When signing as
                                                  attorney, trustee or guardian,
                                                  please give full title as
                                                  such.

--------------------------------------------------------------------------------

                                              This Appendix is filed pursuant
                                              to Instruction 3 of Item 10(b)(2)
                                              of Schedule 14A. It is not a part
                                              of the Proxy Statement.




================================================================================




                        ELECTRONIC FAB TECHNOLOGY CORP.
                             EQUITY INCENTIVE PLAN


                    as amended and restated January 20, 1997





================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I - INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1     Establishment  . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     Purposes . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         2.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  1
         2.2     Gender and Number  . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE III - PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE IV - STOCK SUBJECT TO THE PLAN  . . . . . . . . . . . . . . . . . . .  4
         4.1     Number of Shares . . . . . . . . . . . . . . . . . . . . . .  4
         4.2     Other Shares of Stock  . . . . . . . . . . . . . . . . . . .  4
         4.3     Adjustments for Stock Split, Stock Dividend,  Etc. . . . . .  4
         4.4     Other Distributions and Changes in the Stock . . . . . . . .  5
         4.5     General Adjustment Rules . . . . . . . . . . . . . . . . . .  5
         4.6     Determination by the Committee, Etc. . . . . . . . . . . . .  5

ARTICLE V - CORPORATE REORGANIZATION  . . . . . . . . . . . . . . . . . . . .  6
         5.1     Reorganization . . . . . . . . . . . . . . . . . . . . . . .  6
         5.2     Required Notice  . . . . . . . . . . . . . . . . . . . . . .  6
         5.3     Acceleration of Exercisability . . . . . . . . . . . . . . .  6
         5.4     Limitation on Payments . . . . . . . . . . . . . . . . . . .  7

ARTICLE VI - PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE VII - OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         7.1     Grant of Options . . . . . . . . . . . . . . . . . . . . . .  8
         7.2     Stock Option Certificates  . . . . . . . . . . . . . . . . .  8
         7.3     Restrictions on Incentive Options  . . . . . . . . . . . . . 11
         7.4     Shareholder Privileges . . . . . . . . . . . . . . . . . . . 12

ARTICLE VIII - RESTRICTED STOCK AWARDS  . . . . . . . . . . . . . . . . . . . 12
         8.1     Grant of Restricted Stock Awards . . . . . . . . . . . . . . 12
         8.2     Restrictions . . . . . . . . . . . . . . . . . . . . . . . . 12
         8.3     Privileges of a Shareholder, Transferability . . . . . . . . 12
         8.4     Enforcement of Restrictions  . . . . . . . . . . . . . . . . 13

ARTICLE IX - STOCK UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . 13


ARTICLE X - STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . 13
         10.1    Persons Eligible . . . . . . . . . . . . . . . . . . . . . . 13
         10.2    Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         10.3    Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         10.4    Number of Shares or Amount of Cash . . . . . . . . . . . . . 14
         10.5    Effect of Exercise . . . . . . . . . . . . . . . . . . . . . 14
         10.6    Termination of Employment  . . . . . . . . . . . . . . . . . 14

ARTICLE XI - OTHER COMMON STOCK GRANTS  . . . . . . . . . . . . . . . . . . . 14

ARTICLE XII - CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . . . . . 15
         12.1    In General . . . . . . . . . . . . . . . . . . . . . . . . . 15
         12.2    Definition . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE XIII - RIGHTS OF EMPLOYEES; PARTICIPANTS  . . . . . . . . . . . . . . 15
         13.1    Employment . . . . . . . . . . . . . . . . . . . . . . . . . 15
         13.2    Nontransferability . . . . . . . . . . . . . . . . . . . . . 15
         13.3    No Plan Funding  . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE XIV - GENERAL RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . 16
         14.1    Investment Representations . . . . . . . . . . . . . . . . . 16
         14.2    Compliance with Securities Laws  . . . . . . . . . . . . . . 16
         14.3    Changes in Accounting Rules  . . . . . . . . . . . . . . . . 16

ARTICLE XV - OTHER EMPLOYEE BENEFITS  . . . . . . . . . . . . . . . . . . . . 17

ARTICLE XVI - PLAN AMENDMENT, MODIFICATION AND TERMINATION  . . . . . . . . . 17

ARTICLE XVII - WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . . . . 17
         17.1    Withholding Requirement  . . . . . . . . . . . . . . . . . . 17
         17.2    Withholding With Stock . . . . . . . . . . . . . . . . . . . 18

ARTICLE XVIII - REQUIREMENTS OF LAW . . . . . . . . . . . . . . . . . . . . . 18
         18.1    Requirements of Law  . . . . . . . . . . . . . . . . . . . . 18
         18.2    Federal Securities Law Requirements  . . . . . . . . . . . . 18
         18.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XIX - DURATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . 18

                        ELECTRONIC FAB TECHNOLOGY CORP.
                             EQUITY INCENTIVE PLAN

                                   ARTICLE I

                                  INTRODUCTION

         1.1 Establishment. Effective December 22, 1993, Electronic Fab Technology Corp., a Colorado corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), established the Electronic Fab Technology Corp. Equity Incentive Plan (the "Plan") for certain key employees of the Company. Article XVI of the Plan provides that the Board may amend the Plan from time to time. The Plan is hereby amended and restated, effective January 20, 1997, subject to shareholder approval (the "Effective Date"). The Plan permits the grant of stock options, restricted stock awards, stock appreciation rights, stock units and other stock grants to certain key employees of the Company.

         1.2 Purposes. The purposes of the Plan are to provide the key employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the key employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.


                                   ARTICLE II

                                  DEFINITIONS

         2.1 Definitions. The following terms shall have the meanings set forth below:

                 (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) that is affiliated with Electronic Fab Technology Corp. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code, together with any parent or subsidiary of the Company as defined in Section 424 of the Code.

                 (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

                 (c)      "Board" means the Board of Directors of the Company.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Section 162(m) of the Code and Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

                 (f) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

                 (g) "Eligible Employees" means those key employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

                 (h) "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on the Nasdaq National Market on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the Nasdaq National Market on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by Nasdaq. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on NASDAQ or on any national securities exchange, the Fair Market Value for purposes of the grant of Options under the Plan shall be determined by the Committee in good faith in its sole discretion.

                 (i) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

                 (j) "Non-Qualified Option" means any Option other than an Incentive Option.

                 (k) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

                 (l) "Option Certificate" shall have the meaning given to such term in Section 7.2 hereof.

                 (m) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

                 (n) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

                 (o) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

                 (p) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

                 (q)      "Share" means a share of Stock.

                 (r)      "Stock" means the common stock of the Company.

                 (s) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

                 (t) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                                  ARTICLE III

                              PLAN ADMINISTRATION

         The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                   ARTICLE IV

                           STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. The number of shares of Stock that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 1,000,000. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, or Stock Appreciation Rights, that are issued as Restricted Stock Awards, that are issued with respect to Stock Units, and that are issued as incentive compensation or other stock grants under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires, or that is forfeited or for any reason is terminated unexercised, and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan.

         4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

           4.4     Other Distributions and Changes in the Stock.  If

                 (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3), or

                 (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

                 (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this
Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

         4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

         4.6     Determination by the Committee, Etc.  Adjustments under this
Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   ARTICLE V

                            CORPORATE REORGANIZATION

         5.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or the
Company: (a) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or business formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

         5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by the Company to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or (b) of Section 5.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

         5.3 Acceleration of Exercisability. Participants notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with
Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or (b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

         5.4 Limitation on Payments. If the provisions of this Article V would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.


                                   ARTICLE VI

                                 PARTICIPATION

         Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                  ARTICLE VII

                                    OPTIONS

         7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate (an "Option Certificate"). An Option Certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

                 (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee. Notwithstanding any other provision of this Plan, the maximum number of shares of Stock to be granted subject to Options to any one Participant during the term of this Plan shall be 300,000 shares of Stock.

                 (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option (both Incentive and Non-Qualified) is granted.

                 (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee; however, no Option may be exercised for at least six months after the date of grant. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

                 (d) Termination of Employment, Death, Disability, Etc. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's employment. If the Committee does not otherwise specify, the following shall apply:

                          (i) If the employment of the Option Holder terminates for any reason other than death or Disability within six months after the date the Option is granted or if the employment of the Option Holder is terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

                          (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), within one year following his or her Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment because of Disability.

                          (iii) If the Option Holder dies during the Option Period while still employed or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                          (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, Disability or the Option Holder's death, and such termination occurs more than six months after the Option is granted, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

                 (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

                 (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee.

                 (g)      Exercise, Payments, Etc.

                          (i)     Manner of Exercise.  The method for
         exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

                          (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

                                  (A)      in cash;

                                  (B)      by certified, cashier's check or
         other check acceptable to the Company, payable to the order of the Company;

                                  (C)      by delivery to the Company of
         certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                                        (D)     by delivery to the Company of a
                 properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

                 (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

                 (i)      Withholding.

                          (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XV.

                          (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at its principal office in Greeley, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

                 (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of an Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of an Option with Stock that has been held by the Option Holder for more than a period, not shorter than six months, to be determined by the Committee, the Committee may, in its sole discretion, grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the Option and shall have the same terms and provisions as the exercised Option, except as otherwise determined by the Committee in its sole discretion.

         7.3     Restrictions on Incentive Options.

                 (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

                          (b)     Ten Percent Shareholders.   Incentive Options
granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.


                                  ARTICLE VIII

                            RESTRICTED STOCK AWARDS

         8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

         8.3 Privileges of a Shareholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

         8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

                 (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

                 (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


                                   ARTICLE IX

                                  STOCK UNITS

         A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.


                                   ARTICLE X

                           STOCK APPRECIATION RIGHTS

         10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees.

         10.2 Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised, which period may not commence until six months after the date of grant.

         10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to the Company, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of the Company within 30 days following delivery of such notice.

         10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the amount of Stock which may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of the Stock on the exercise date exceeds the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of the Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

         10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights which were granted in tandem with such Stock Appreciation Rights and Options.

         10.6 Termination of Employment. Upon the termination of employment of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of employment, as are specified in
Section 7.2(d) with respect to Options.


                                   ARTICLE XI

                           OTHER COMMON STOCK GRANTS

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                  ARTICLE XII

                               CHANGE IN CONTROL

         12.1    In General.   Upon a change of control in the Company as
defined in Section 12.2, then (a) all options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse;
(c) all Stock Units shall become immediately payable; and (d) all other Awards shall immediately become exercisable or shall vest, as the case may be, without any further action or passage of time.

         12.2    Definition.   For purposes of this Plan, a "change in control"
shall be deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the 1934 Act) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of shares of the Company or the Company's successor having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Company's Board of Directors unaffiliated with such person (unless such person beneficially owns shares with at least 15% of such votes on the Effective Date), or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Company's Board of Directors in office immediately prior to such period and of the new and replacement directors so approved.


                                  ARTICLE XIII

                       RIGHTS OF EMPLOYEES; PARTICIPANTS

         13.1 Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

         13.2 Nontransferability. No right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

         13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliated Corporation, and shall be only general creditors of the Company.


                                  ARTICLE XIV

                              GENERAL RESTRICTIONS

         14.1 Investment Representations. The Company may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

         14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         14.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable employment or other restrictions have not been satisfied.


                                   ARTICLE XV

                            OTHER EMPLOYEE BENEFITS

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


                                  ARTICLE XVI

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock or other Awards.


                                  ARTICLE XVII

                                  WITHHOLDING

         17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

                 (a)      All elections must be made prior to the Tax Date.

                 (b)      All elections shall be irrevocable.

                 (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                 ARTICLE XVIII

                              REQUIREMENTS OF LAW

         18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         18.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

         18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.


                                  ARTICLE XIX

                              DURATION OF THE PLAN

         Unless sooner terminated by the Board of Directors, the Plan shall terminate on December 21, 2003 and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:   January 20, 1997

                                    ELECTRONIC FAB TECHNOLOGY CORP.

ATTEST:


By:                                 By:
    ----------------------------       --------------------------------------

       Assistant Secretary             President and Chief Executive Officer

                                             This Appendix is filed pursuant
                                             to Instruction 3 of Item 10(b)(2)
                                             of Schedule 14A. It is not a part
                                             of the Proxy Statement.


================================================================================

                        ELECTRONIC FAB TECHNOLOGY CORP.
                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                    AS AMENDED AND RESTATED JANUARY 20, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                                                                      Page
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
ARTICLE I - GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Nature of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II - OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2     Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.3     Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III - AUTHORIZED STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         3.1     The Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2     Adjustments for Stock Split, Stock Dividend, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.3     Adjustments for Certain Distributions of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.4     Distributions of Capital Stock and Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.5     No Rights as Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.6     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV - CORPORATE REORGANIZATION; CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1     Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Required Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.3     Acceleration of Exercisability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.4     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE V - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.1     Expiration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.2     Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.3     Treatment of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.4     Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.5     Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.6     Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.7     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.8     Rule 16b-3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                        ELECTRONIC FAB TECHNOLOGY CORP.
                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         The Board of Directors (the "Board") of Electronic Fab Technology Corp., a Colorado Corporation (the "Company"), established the Electronic Fab Technology Corp. Stock Option Plan for Non-Employee Directors (the "Plan"), effective December 22, 1993. Section 5.2 of the Plan provides that the Board may amend the Plan from time to time. The Plan is hereby amended and restated, effective January 20, 1997, subject to shareholder approval (the "Effective Date").


                                    PURPOSES

         The purposes of the Plan are to provide to certain directors of the Company who are not also employees of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options ("Options") to purchase shares of the common stock (the "Stock") of the Company upon the terms and conditions described below.


                                   ARTICLE I

                                    GENERAL

         1.1 Definition. For purposes of the Plan and as used herein, a "non-employee director" is an individual who (a) is a member of the Board and
(b) is not an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). A non-employee director to whom an Option is granted is referred to herein as a "Holder."

         1.2 Nature of Options. The Options granted hereunder shall be options that do not satisfy the requirements of section 422 of the Code.


                                   ARTICLE II

                                    OPTIONS

         2.1 Participation. Each non-employee director on the Effective Date and each non-employee director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 2.2 on the terms and conditions herein described.

         2.2     Grant.

                 (a) Grant. The Board, in its sole discretion, may grant Options to individual non-employee directors. The Board shall have full discretion as to the number and date of the grant of Options and may grant Options covering different numbers of shares of Stock to different directors.

                 (b) Date of Grant. The date on which a non-employee director receives an Option hereunder is referred to as the date of grant of such Option.

                 (c) Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate (an "Option Certificate") issued in the name of the non-employee director to whom the Option is granted. The Option Certificate shall incorporate and conform to the terms and conditions set forth herein.

         2.3 Terms. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

                 (a) Number. Each non-employee director shall receive under the Plan Options to purchase the number of shares of Stock determined by the Board, subject to adjustment as provided in Article III. Such grants shall be effective at the times specified in Section 2.2.

                 (b) Price. The price at which each share of Stock covered by the Option may be purchased by each non-employee director shall be the Fair Market Value (as defined in Section 5.5) of the Stock on the date of grant, subject to adjustment as provided in Article III.

                 (c) Duration of Options. The period within which each Option may be exercised shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection
(d) below or fully exercised prior to the end of such period.

                 (d) Termination of Service, Death, Etc. The Option shall terminate in the following circumstances if the Holder ceases to be a director of the Company:

                          (i) If the Holder is removed as a director of the Company during the Option Period for cause, the Option shall be void thereafter for all purposes.

                          (ii) If the Holder ceases to be a director of the Company on account of disability within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Holder (or, in case of death thereafter, by the persons specified in Section 2.3(d)(iii)) within one year following the date on which the Holder ceased to be a director (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised as to all shares of Stock specified therein, notwithstanding Section 2.3(g).

                          (iii) If the Holder dies during the Option Period while still serving as a director or within the three-month period referred to in Section 2.3(d)(iv) below, the Option may be exercised by those entitled to do so under the Holder's will or by the laws of descent and distribution within one year following the Holder's death (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised as to all shares of Stock specified therein, notwithstanding Section 2.3(g).

                          (iv) If the Holder ceases to be a director within the Option Period for any reason other than removal for cause, disability or death, the Option may be exercised by the Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date the Holder ceased to be a director.

                 (e) Transferability, Exercisability. Each Option granted under the Plan shall not be transferable by a Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative. Notwithstanding any other provision of the Plan, no Option may be exercised unless and until the Plan is approved by the shareholders of the Company in accordance with Section 5.4.

                 (f)      Exercise, Payments, Etc.

                          (i) The method for exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 2.3(f)(ii) or a combination thereof. If the purchase price is paid by means of a broker's loan transaction as described in clause (C) of Section 2.3(f)(ii), in whole or in part, the closing of the purchase of the Stock under the Option shall take place on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the purchase price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

                          (ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash; (B) certified, cashier's or other check acceptable to the Company, payable to the order of the Company;

         or (C) delivery to the Company of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price of the Stock; or (D) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Option Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

                 (g) Service Required for Exercise. Except as set forth in Sections 2.3(d), 4.3, 4.4 and 5.4, each Option shall become exercisable in increments after each month of continuous service by the Holder as a non-employee director of the Company commencing with the twelfth month of continuous service from the date of grant. The number of shares as to all or part of which the Option may be exercised after twelve months of continuous service as a non-employee director after the date of grant shall be 1/4 (12/48) of the total number of shares covered by the Option, with an additional 1/48 being exercisable after each additional month of continuous service as a non-employee director through the 48th month of continuous service. Except as set forth in Sections 2.3(d), 4.3 and 4.4, the Option shall not be exercisable as to any shares as to which the continuous service requirement has not been satisfied, regardless of the circumstances under which the Holder ceased to be a director. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option becomes exercisable as to any shares it shall continue to be exercisable as to those shares until expiration or termination of the Option as provided in the Plan.


                                  ARTICLE III

                                AUTHORIZED STOCK

         3.1 The Stock. The total number of shares of Stock as to which Options may be granted pursuant to the Plan shall be 160,000 in the aggregate. The number of shares of Stock authorized for grant hereunder shall be adjusted in accordance with the provisions of Section 3.2. Shares of Stock underlying expired or cancelled and unexercised Options shall again be available for grant under the Plan. The Company shall at all times reserve a sufficient number of shares of Stock, or otherwise assure itself of its ability to perform its obligations hereunder.

         3.2 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares by means of payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, or change in any way the rights and privileges of such Shares, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if the corresponding Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (a) the Shares as to which Options may be granted under the Plan; and (b) the Shares then subject to each outstanding Option. Upon any occurrence described in this Section 3.2, the total Option Price under each then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number of Shares subject to the Option.

         3.3 Adjustments for Certain Distributions of Property. If the Company shall at any time distribute with respect to its Stock assets or securities of other persons (excluding cash dividends or distributions payable out of capital surplus and dividends or other distributions referred to in Sections 3.2 or 3.4), then the Option Price of outstanding Options shall be adjusted to reflect the fair market value of the assets or securities distributed, the Company shall provide for the delivery upon exercise of such Options of cash in an amount equal to the fair market value of the assets or securities distributed or a combination of such actions shall be taken, all as determined by the Committee in its discretion. Fair market value of the assets or securities distributed for this purpose shall be as determined by the Committee.

         3.4 Distributions of Capital Stock and Indebtedness. If the Company shall at any time distribute with respect to its Stock shares of its capital stock (other than Stock) or evidences of indebtedness, then a proportionate part of such capital stock and evidences of indebtedness shall be set aside for each outstanding Option and, upon the exercise of such Option, delivered to the Option Holder.

         3.5 No Rights as Shareholder. An Option Holder shall have none of the rights of a shareholder with respect to the Shares subject to an Option until such Shares are transferred to the Option Holder upon the exercise of such Option. Except as provided in this Article III, no adjustment shall be made for dividends, rights or other property distributed to shareholders (whether ordinary or extraordinary) for which the record date is prior to the date such Shares are so transferred.

         3.6 Fractional Shares. No adjustment or substitution provided for in this Article III shall require the Company to issue a fractional share. The total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share.


                                   ARTICLE IV

                  CORPORATE REORGANIZATION; CHANGE OF CONTROL

         4.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 4.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or the Company: (a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

         4.2 Required Notice. At least 30 days' prior written notice of any event described in Section 4.1 shall be given by the Company to each Holder, unless in the case of the events described in clauses (a) or (b) of
Section 4.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Holder of each Option then outstanding shall have the right thereafter to purchase the kind and amount of shares of stock or other securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of shares of Stock that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article IV shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Holder or when mailed to a Holder by registered or certified mail, postage prepaid, at such Holder's address last known to the Company.

         4.3 Acceleration of Exercisability. Subject to Section 5.4, Holders notified in accordance with Section 4.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service as a director have been satisfied.

         4.4 Change of Control. If a Change in Control (as defined below) occurs, all Options shall become exercisable in full, regardless of whether all conditions of exercise relating to continuous service have been satisfied. A "Change in Control" is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company or the Company's successor having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Board unaffiliated with such person (unless such person beneficially owns shares with at least 15% of such votes on the Effective
Date), or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new
and replacement directors so approved.   Notwithstanding anything to the
contrary in this Section 4.4, no Option will become exercisable by virtue of the occurrence of a Change in Control if the Holder of that Option or any group of which that Holder is a member is the person whose acquisition constituted the Change in Control.

                                   ARTICLE V

                               GENERAL PROVISIONS

         5.1 Expiration. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

         5.2 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of shareholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act ("Rule 16b-3") (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities are quoted or listed for trading.

         5.3 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         5.4 Effectiveness. This Plan shall be effective on the Effective Date, subject to approval by the shareholders of the Company in accordance with applicable law within 12 months before or after the Effective Date. If the shareholders of the Company do not approve the Plan as specified above, the Plan as in effect prior to this amendment and restatement shall remain in effect.

         5.5 Fair Market Value. The "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on the NASDAQ National Market System on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the NASDAQ National Market System on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by NASDAQ. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on NASDAQ or on any national securities exchange, the Fair Market Value for purposes of the grant of Options under the Plan shall be determined by the Committee in good faith in its sole discretion.

         5.6 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

         5.7 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

         5.8 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 and any successor applicable rule so that grants under the Plan will not affect the status of non-employee directors as disinterested persons for purposes of Rule 16b-3 and that such grants will otherwise satisfy the requirements of Rule 16b-3. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or shareholders.

         Amended and restated as of January 20, 1997.

                                   ELECTRONIC FAB TECHNOLOGY CORP.



                                   By:
                                       --------------------------------------
                                       President and Chief Executive Officer